                                                  Filed Pursuant to Rule 424(b)5
                                                Registration File No: 333-121605

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 19, 2005)

                           $312,780,100 (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST

                    MORTGAGE LOAN ASSET--BACKED CERTIFICATES,
                                 SERIES 2005-A3

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

--------------------------------------------------------------------------------
INVESTING IN THESE CERTIFICATES INVOLVES RISKS. YOU SHOULD NOT PURCHASE THESE
CERTIFICATES UNLESS YOU FULLY UNDERSTAND THEIR RISKS AND STRUCTURE. SEE "RISK
FACTORS" BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 1 OF THE
ATTACHED PROSPECTUS.

These certificates will be beneficial interests in a trust fund, and will be backed only by the assets of the trust fund. Neither these certificates nor the assets of the trust fund will be obligations of the originator, the seller or the depositor or any of their respective affiliates. These certificates will not be insured or guaranteed by any governmental agency or any other entity.
--------------------------------------------------------------------------------

         Merrill Lynch Mortgage Investors Trust, Series 2005-A3 will issue ten classes of certificates, seven of which are offered by this prospectus supplement and the attached prospectus. The table on page S-11 identifies the various classes of offered certificates and specifies certain characteristics of each such class, including the class's initial certificate principal balance, interest rate and rating.

         The trust fund will consist primarily of a pool of conventional, adjustable rate, fully amortizing mortgage loans secured by first liens on one-to four-family residential properties that were acquired by Merrill Lynch
Mortgage Lending, Inc. from GreenPoint Mortgage Funding, Inc.

         The certificates offered by this prospectus supplement will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, from Merrill Lynch Mortgage Investors, Inc., as depositor, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Merrill
Lynch Mortgage Investors, Inc. from the sale of these certificates will be approximately 99.76% of their initial principal balance before deducting expenses.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                               MERRILL LYNCH & CO.

                                   ----------

             The date of this prospectus supplement is May 24, 2005.

             WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                           AND THE ATTACHED PROSPECTUS

         Information about the offered certificates is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the certificates; and (b) this prospectus supplement, which describes the specific terms of the certificates.

         This prospectus supplement and the attached prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.

         After the initial distribution of the certificates offered by this prospectus supplement, the prospectus and this prospectus supplement may be used by Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the seller, the depositor and the servicer, in connection with market making transactions in those certificates. Merrill Lynch, Pierce, Fenner & Smith
Incorporated may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

         In this prospectus supplement, the terms "Depositor," "we," "us" and
"our" refer to Merrill Lynch Mortgage Investors, Inc.

--------------------------------------------------------------------------------
TO UNDERSTAND THE STRUCTURE OF THESE CERTIFICATES, YOU MUST READ CAREFULLY BOTH
THE ATTACHED PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.
--------------------------------------------------------------------------------

                                      S-2

                                TABLE OF CONTENTS





                                      S-3

                         THE SERIES 2005-A3 CERTIFICATES



                                               CLASS A-1      CLASS A-2       CLASS M-1      CLASS M-2       CLASS B-1

Initial Certificate Principal Balance (1):   $259,508,000    $28,834,000     $10,156,000     $7,458,000     $5,237,000
Pass-Through Rate:                            LIBOR plus      LIBOR plus      LIBOR plus     LIBOR plus      LIBOR plus
                                             0.27% (2)(3)    0.33% (2)(3)    0.44% (2)(4)   0.65% (2)(4)    1.30% (2)(4)

ERISA Eligible:                                   Yes            Yes             Yes            Yes             Yes
First Principal Payment Date (5):               6/2005          6/2005         8/2008          7/2008         6/2008
Weighted Avg. Life At Issuance:
    to call (yrs.) (5):                           2.37           2.37           4.48            4.44           4.42
    to maturity (yrs.) (5):                       2.59           2.59           4.88            4.75           4.56
Expected Maturity (to call) (5):                11/2011         11/2011        11/2011        11/2011         11/2011
Expected Maturity (to maturity) (5):             5/2020         5/2020         1/2016         11/2014         6/2013
Last Scheduled Distribution Date (6):            4/2035         4/2035         4/2035          4/2035         4/2035
Interest Accrual Method (7):                     30/360         30/360         30/360          30/360         30/360
Payment Delay:                                   0 days         0 days         0 days          0 days          0 day
Anticipated Ratings (8):
(Fitch/Moody's/S&P):                          AAA/Aaa/AAA   AAA/Aaa/AAA       AA/Aa2/AA        A/A2/A       BBB/Baa2/BBB

                                               CLASS B-2     CLASS B-3(9)      CLASS R

Initial Certificate Principal Balance (1):    $1,587,000     $3,333,000         $100
Pass-Through Rate:                            LIBOR plus      LIBOR plus      LIBOR plus
                                             1.70% (2)(4)    2.00% (2)(4)    0.27% (2)(3)

ERISA Eligible:                                   Yes             No             No
First Principal Payment Date (5):               6/2008         6/2008           N/A
Weighted Avg. Life At Issuance:
    to call (yrs.) (5):                          4.30            3.67            N/A
    to maturity (yrs.) (5):                      4.30            3.67            N/A
Expected Maturity (to call) (5):                10/2011        12/2010           N/A
Expected Maturity (to maturity) (5):            10/2011        12/2010           N/A
Last Scheduled Distribution Date (6):           4/2035         4/2035            N/A
Interest Accrual Method (7):                    30/360         30/360          30/360
Payment Delay:                                  0 days         0 days          0 days
Anticipated Ratings (8):
(Fitch/Moody's/S&P):                         BBB-/Baa3/BBB-    BB/NR/BB       AAA/NR/AAA


OTHER INFORMATION:

(1) The initial certificate principal balances shown above are subject to a permitted variance of plus or minus 10%.

(2) Subject to the least of the (i) available funds cap, (ii) maximum rate cap and (iii) hard cap. The pass-through rates for the offered certificates are one-month LIBOR plus the applicable pass-through margin. These pass-through rates are subject to adjustment and your pass-through rate may be lower. See
"Description of the Certificates--Distributions--Distributions of Interest."

(3) If the 10% optional termination does not occur by the first distribution date on which it may occur, the margin on each of the class A-1, class A-2 and class R certificates will increase to 2 times its respective margin shown above.

(4) If the 10% optional termination does not occur by the first distribution date on which it may occur, the margin on each of the class M-1, class M-2, class B-1, class B-2 and class B-3 certificates will increase to 1.5 times its respective margin shown above.

(5) The information set forth above regarding first principal payment date, weighted average life at issuance and expected maturity is based on the modeling assumptions defined beginning on page S-82 and 30% CPR.

(6) Latest maturity date for any mortgage loan plus one month.

(7) The interest rate index reset date for the offered certificates is two business days prior to the start of each interest accrual period.

(8) The designation "NR" means that the applicable rating agency will not rate the certificates of that class.

(9) The class B-3 certificates will be privately placed and will not be offered pursuant to this prospectus supplement. The information presented on the class
B-3 certificates is provided solely to assist your understanding of the offered certificates.

CREDIT ENHANCEMENT:
 Excess Interest
 Overcollateralization
 Subordination

OVERCOLLATERALIZATION REQUIREMENTS:
 Initial Overcollateralization Amount: approximately 0.40% of original mortgage loan balance
 Targeted Overcollateralization Amount: 0.40% of original mortgage loan balance
 Minimum Required Overcollateralization Amount: 0.40% of original mortgage loan balance
 Earliest Possible Stepdown Date: June 2008

                                      S-4

                               SUMMARY INFORMATION

This section briefly summarizes major characteristics of the certificates and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of the certificates, you should read both this prospectus supplement and the attached prospectus in their entirety.

PRINCIPAL PARTIES

  Issuer: Merrill Lynch Mortgage Investors Trust, Series 2005-A3.

  Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New
  York, New York 10080 and whose telephone number is (212) 449-0357. See "The
  Depositor" in the prospectus.

  Seller: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York,
  New York 10080.

  Master Servicer: Wells Fargo Bank, N.A., a national banking association, with a master servicing office located at 9062 Old Annapolis Road, Columbia,
  Maryland 21045-1951. See "Servicing of the Mortgage Loans".

  Servicer and Originator: GreenPoint Mortgage Funding Inc., a New York
  corporation whose address is 100 Wood Hollow Drive, Novato, California 94945.
  See "The Servicer" and "Underwriting Guidelines."

  Trustee: Wachovia Bank, National Association, a national banking association whose address is 401 South Tryon Street, 12th Floor, Charlotte, NC 28288. See
  "The Trustee."

  Securities Administrator: Wells Fargo Bank, N.A., a national banking association, with an office located at 9062 Old Annapolis Road, Columbia,
  Maryland 21045-1951. See "The Pooling and Servicing Agreement -Securities
  Administrator".

CUT-OFF DATE

  The cut-off date will be May 1, 2005.

CLOSING DATE

  The closing date will be on or about May 26, 2005.

DISTRIBUTION DATE

  The 25th day of each month, beginning in June 2005. If the 25th day is not a business day, then the distribution date will be the next business day.

THE TRUST FUND

  The name of the trust fund is Merrill Lynch Mortgage Investors Trust, Series
  2005-A3. We are forming the trust fund to own a pool of mortgage loans secured by first liens on one- to four-family residential properties. The trust fund will contain adjustable rate mortgage loans. Each class of certificates represents an interest in the trust fund.

THE SERIES 2005-A3 CERTIFICATES

  The certificates represent beneficial ownership interests in the underlying trust fund assets. The offered certificates will have the original certificate principal balance, pass-through rate and other features set forth in the table on page S-4. The trust fund will issue the certificates under a pooling and servicing agreement dated as of May 1, 2005, among Merrill Lynch Mortgage
  Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and Wachovia Bank, National Association, as trustee.
  Any collections on the mortgage loans will be used to pay fees to the servicer and to make interest or principal payments on the certificates. All principal collections will be paid to one or more classes of the certificates offered through this prospectus supplement or to other classes of certificates
  (including the class B-3 certificates) that we are not offering by this prospectus supplement, based on the outstanding certificate principal balances and the remaining principal amount of the mortgage loans. Any interest collections in excess of the amount paid to

                                      S-5

  holders of the offered certificates (either as interest or principal) and the servicer will be paid to the owners of the other classes of certificates
  (including the class B-3 certificates) that we are not offering by this prospectus supplement, which are entitled to receive those excess amounts. See
  "Description of the Certificates--Distributions."

INTEREST DISTRIBUTIONS

  Interest will accrue on each class of certificates at the pass-through rate for that class. Interest will accrue on each class of certificates from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date.

  The pass-through rates on the offered certificates and the class B-3 certificates will be subject to one of three caps, as described in more detail herein. These caps limit the pass-through rates on the offered certificates and the class B-3 certificates.

  The pass-through rates on the class A-1, class A-2, class M-1, class M-2, class B-1, class B-2, class B-3 and class R certificates will be limited by reference to a rate equal to the least of (1) the product of (a) 12 and (b) an amount obtained by dividing the amount of interest due on the mortgage loans, less certain amounts, by the aggregate certificate principal balance of the offered certificates and class B-3 certificates as of the first day of the applicable accrual period, (2) the product of (a) 12 and (b) an amount obtained by dividing the amount of interest due on the mortgage loans based on the net maximum lifetime mortgage rates of the mortgage loans, less certain amounts, by the aggregate certificate principal balance of the offered certificates and class B-3 certificates as of the first day of the applicable accrual period and (3) 11.50% per annum.

  Shortfalls arising from the application of a cap, subject to certain limitations based upon one-month LIBOR and the ceiling rate on the cap contract, will be carried over on a subordinated basis with accrued interest at the then applicable pass-through rate and paid from excess cash flow in a later distribution, if available.

  As described below, the trust fund will own a one-month LIBOR cap contract.
  Amounts received on the cap contract will only be available to make payments on the class A-1, class A-2, class M-1, class M-2, class B-1, class B-2 and class R certificates to the extent of the interest shortfall on such certificates attributable to the cap subject to certain limitations based upon one-month LIBOR and the ceiling rate on the cap contract (other than any such shortfalls attributable to the fact that losses are not allocated to the class
  A certificates after the class M and class B certificates have been written down to zero).

  See "Description of the Certificates--Distributions--Distributions of
  Interest."

PRINCIPAL DISTRIBUTIONS

  Principal payments to the certificates will generally reflect principal collections on the mortgage loans in the trust fund. The class A-1, class A-2, class M-1, class M-2, class B-1, class B-2, class B-3 and class R certificates will generally receive principal collected on the mortgage loans. Principal payments will also include a portion of interest collections to the extent necessary to restore overcollateralization to the required level, as described below. See "Description of the Certificates-- Distributions --Distributions of
  Principal."

CAP CONTRACT

  To the extent set forth in this prospectus supplement, the offered certificates will have the benefit of a cap contract. The cap contract is intended to partially mitigate basis risk shortfalls as described in this prospectus supplement. Payments on the cap contract, if any, will be available for payment on the offered certificates in respect of any basis risk shortfalls resulting from the application of the related rate cap, to the limited extent described in this prospectus supplement. See "Description of the Certificates--Cap Contract" in this prospectus supplement.

DENOMINATIONS

  The trust fund will issue the offered certificates (other than the class R certificate) and class B-3 certificates in minimum denominations of $50,000 in original principal amount and integral multiples of $1 in excess of $50,000. A single class R certificate will be issued in definitive form in a $100 denomination.

                                      S-6

BOOK-ENTRY REGISTRATION

  The trust fund will initially issue the offered certificates (other than the class R certificate) and class B-3 certificates in book-entry form. You may elect to hold your interest in the certificates through The Depository Trust
  Company in the United States, or Clearstream Banking, societe anonyme or the
  Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems.

  You will not be entitled to receive a definitive certificate representing your interest except under limited circumstances. See "Description of the
  Certificates--Book-Entry Certificates" in this prospectus supplement and
  "Description of the Securities" in the prospectus.

CREDIT ENHANCEMENT

  Credit enhancement is intended to reduce the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the certificates will consist of excess interest, overcollateralization and subordination features described in this prospectus supplement.

  Excess Interest and Overcollateralization. The overcollateralization amount is the excess of the aggregate outstanding principal balance of the mortgage loans over the aggregate principal balance of the certificates. On the closing date, the overcollateralization amount will equal approximately 0.40% of the aggregate outstanding principal balance of the mortgage loans. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the certificates and the expenses of the trust fund, there is expected to be excess interest each month. If the overcollateralization amount is reduced below the overcollateralization target amount as a result of losses on the mortgage loans, the trust fund will apply some or all of this excess interest as principal payments on the classes of certificates then entitled to principal until the overcollateralization target is restored, resulting in a limited acceleration of amortization of the certificates relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will again cease, unless it becomes necessary again to maintain the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the certificates. See "Description of the
  Certificates--Overcollateralization Provisions."

  Subordination. The rights of the holders of the more junior classes of certificates to receive distributions will be subordinated to the rights of the holders of the more senior classes of certificates to receive distributions. See "Description of the Certificates-- Distributions."

  Priority of Distributions and Allocation of Losses. In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

by the preferential right of the holders of the more senior classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal due on the more senior classes of certificates and, if necessary, by the right of the more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

by the allocation to the more junior classes of certificates (in inverse order of seniority) of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of these losses to the more senior classes of certificates, until their respective certificate principal balances have been reduced to zero.

  The chart below summarizes the relative seniority of the various classes of certificates and indicates the approximate initial level of credit support provided to the various classes of certificates. The initial level of credit support includes the initial overcollateralization level of approximately
  0.40%.

                                      S-7



                                             INITIAL
                          CREDIT             CREDIT
CLASS(ES)                SUPPORT             SUPPORT
---------                -------             -------

A and R            Class M-1,                 9.15%
                   Class M-2,
                   Class B-1,
                   Class B-2,
                   Class B-3
M-1                Class M-2,                 5.95%
                   Class B-1,
                   Class B-2,
                   Class B-3
M-2                Class B-1,                 3.60%
                   Class B-2,
                   Class B-3
B-1                Class B-2,                 1.95%
                   Class B-3
B-2                Class B-3                  1.45%
B-3                Over-collateralization     0.40%


OPTIONAL TERMINATION

  Subject to restrictions described in this prospectus supplement, before the first distribution date after the distribution date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the securities administrator will be directed, pursuant to the pooling and servicing agreement, to attempt to terminate the trust fund through a one-time auction process mutually acceptable to the securities administrator and the depositor.

  If the trust fund is not terminated because a sufficient bid price at least equal to the sum of (i) the aggregate outstanding principal balance of the mortgage loans (or if such mortgage loan is an REO property, the fair market value of such REO property), plus accrued interest thereon through the due date preceding distribution of the proceeds, (ii) any unreimbursed amounts owed to the trustee, the master servicer, the securities administrator or the servicer, whether incurred or otherwise, and all unreimbursed advances and servicing advances, (iii) any unreimbursed costs, penalties and/or damages incurred by the trust fund in connection with any violation relating to any of the mortgage loans of any predatory or abusive lending law and (iv) all reasonable fees and expenses incurred by the securities administrator in connection with such auction is not received at such auction, the NIMS
  Insurer, if any, may purchase all of the mortgage loans, which would result in the termination of the trust fund. If the auction fails to achieve the sufficient purchase price and the NIMS Insurer, if any, fails to exercise its option to purchase all of the mortgage loans, under certain circumstances the master servicer may purchase all of the mortgage loans, which similarly would result in the termination of the trust fund. See "The Pooling and Servicing
  Agreement--Optional Termination."

THE MORTGAGE LOANS

  Statistical Information. The statistical information on the mortgage loans presented in this prospectus supplement is based on the principal balance of such mortgage loans as of the cut-off date. Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics in the final mortgage pool as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will be within a range of plus or minus 10%.

  General. On the cut-off date, the assets of the trust fund consisted of 1,141 mortgage loans with a total principal balance of approximately $317,382,345.
  The mortgage loans consist of adjustable rate, conventional, fully amortizing, first lien residential mortgage loans, all of which have an original term to stated maturity of 30 years. The mortgage interest rates of the mortgage loans adjust based on the six-month LIBOR index.

  For additional information on the mortgage loans, see "The Mortgage
  Pool--Mortgage Loans."

  The following table summarizes the characteristics of the mortgage loans as of the cut-off date.

                                      S-8

  Outstanding Principal Balance:.....    $317,382,345

  Number of Mortgage Loans:..........           1,141

  Average Current Balance:...........    $    278,162

  Weighted Average Mortgage Interest
  Rate:..............................          5.852%

  Weighted Average Gross Margin:.....          2.524%

  Weighted  Average  Original Term to
  Maturity:..........................      360 months

  Weighted Average  Remaining Term to
  Maturity:..........................      356 months

SERVICING OF THE MORTGAGE LOANS

  The servicer is generally obligated to make monthly advances of cash to the master servicer (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the mortgage loans on the immediately preceding determination date. The servicer will be entitled to reimburse itself for any such advances from future payments and collections
  (including insurance or liquidation proceeds) with respect to the mortgage loans. However, if the servicer makes advances which are nonrecoverable from future payments and collections on the related mortgage loan, the servicer will be entitled to reimbursement for such advances prior to any distributions to certificateholders. In the event that the servicer fails to remit any required advance in the amount of time specified by the servicing agreement, the master servicer is obligated to advance such amounts to the extent provided in the agreement.

  The servicer will also make interest payments to the master servicer to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a mortgage loan in full. However, the amount of such payments will generally not exceed the servicing fees payable to the servicer for the related due period. The master servicer solely in its capacity as successor servicer will be obligated to make such interest payments in the event that the servicer is required to and fails to do so.

  We refer you to "Servicing of the Mortgage Loans" in this prospectus supplement for more information.

LEGAL INVESTMENT

  The certificates will not constitute "mortgage related securities" under the
  Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no representation as to the appropriate characterization of the certificates under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in these securities. See "Risk Factors--The certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell" and "Legal Investment"
  in this prospectus supplement and the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

  For federal income tax purposes, the trust fund, other than the cap contract account, rights to receive payments on the cap contract and rights to receive prepayment charges, will elect to be treated as multiple real estate mortgage investment conduits ("REMICs"). For federal income tax purposes, the offered certificates (other than the class R certificate) will represent ownership of regular interests in a REMIC and the right to receive payments under certain non-REMIC contracts. To the extent that the offered certificates represent regular interests in a REMIC, they will generally be treated as debt instruments for federal income tax purposes. Holders of offered certificates will be required to include in income all interest and original issue discount on the portion of their offered certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See
  "Federal Income Tax Consequences" in this prospectus supplement and "Material
  Federal Income Tax Consequences" in the prospectus for a discussion of the federal income tax treatment of a holder of a regular interest in a REMIC and for a discussion of the federal income tax consequences associated with the deemed rights to receive payments under the non-REMIC contracts. See "Federal
  Income Tax Consequences" in this prospectus supplement and "Material Federal
  Income Tax Consequences" in the prospectus.

  For federal income tax purposes, the class R certificate will represent the residual interest in each of the REMICs included in the trust fund and the right to receive payments under certain non-REMIC contracts. The class R certificate will not be treated as a debt instrument for federal income tax purposes. The

                                      S-9

  beneficial owner of the class R certificate will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the class R certificate will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the class R certificate may be significantly lower than would be the case if the class R certificate were taxed as a debt instrument, or may be negative. See "Federal Income Tax
  Consequences--Class R Certificate" in this prospectus supplement.

  Additionally, the class R certificate will be treated as a "noneconomic residual interest" for tax purposes and, as a result, certain transfers of the class R certificate may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See "Description of the Certificates--Restrictions on Transfer
  of the Class R Certificate" and "Federal Income Tax Consequences--Class R
  Certificate" in this prospectus supplement and "Material Federal Income Tax
  Consequences--Tax-Related Restrictions on Transfers of REMIC Residual
  Certificates" in the prospectus.

ERISA CONSIDERATIONS

  Under current law, in general, the offered certificates (other than the Class
  R Certificates) will be eligible for acquisition by retirement or other employee benefit plans subject to Title I of the Employee Retirement Income
  Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Prospective investors should consult with legal counsel regarding the consequences of the acquisition and holding of the offered certificates by such a retirement or other employee benefit plan. See "ERISA
  Considerations" in this prospectus supplement and in the prospectus.

RATINGS

  The offered certificates are required to receive the ratings indicated under the heading "Anticipated Ratings" in the chart shown on page S-70 of this prospectus supplement.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the certificates address the likelihood of the receipt by holders of the certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any interest carry forward amount will be paid. See "Ratings."

                                      S-10

                                  RISK FACTORS

THE OVERCOLLATERALIZATION PROVISIONS OF YOUR CERTIFICATES WILL AFFECT THE YIELD
TO MATURITY OF THE CERTIFICATES

         The overcollateralization provisions of the trust fund will affect the weighted average life of the certificates and consequently the yield to maturity of these certificates. To the extent necessary to maintain the required amount of overcollateralization, net excess cashflow will be applied as distributions of principal to the classes of certificates then entitled to principal, thereby reducing the weighted average lives of the certificates. The amount of overcollateralization may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply net excess cashflow as distributions of principal in order to maintain the required amount of overcollateralization.

         Net excess cashflow generally is the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the offered certificates and the class B-3 certificates and the trust fund expenses.
Mortgage loans with higher interest rates will contribute more interest to the net excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of net excess cashflow.

         As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the offered certificates may vary significantly over time. See "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement and "Yield Considerations
-- Prepayments -- Maturity and Weighted Average Life" in the prospectus.

PREPAYMENTS ON THE MORTGAGE LOANS WILL AFFECT THE YIELD TO MATURITY OF THE
CERTIFICATES

         The yield to maturity and weighted average life of the certificates will be affected primarily by the rate and timing of principal payments
(including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans.

         To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See
"Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Legal Aspects of the Mortgage Loans--Enforceability of Due-on-Sale
Clauses" in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

         The securities administrator will be directed in the pooling and servicing agreement to conduct a one-time auction of the assets remaining in the trust fund in an attempt to terminate the trust fund after the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10%
of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the auction fails to realize a sufficient purchase price, the
NIMS Insurer, if any, may purchase all of the mortgage loans. If the auction fails to realize a sufficient purchase price and the NIMS Insurer fails to exercise its purchase option, under certain circumstances the master servicer may purchase all of the mortgage loans.

         The yield on the certificates will also be sensitive to the level of one-month LIBOR and the level of the mortgage index. In addition, the yield to maturity of any offered certificates that you purchase at a

                                      S-11

discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.
Because approximately 27.35% of the mortgage loans contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans which do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the offered certificateholders as described in this prospectus supplement. See "Yield, Prepayment and Maturity
Considerations" in this prospectus supplement and "Yield
Considerations--Prepayments--Maturity and Weighted Average Life" in the
prospectus.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

         The mortgage loans were either originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the mortgage loans.

THE INTEREST RATE ON THE CERTIFICATES MAY BE CAPPED DEPENDING ON FLUCTUATIONS IN
SIX-MONTH LIBOR

         The pass-through rates on the offered certificates and the class B-3 certificates are calculated based upon the value of an index (one-month LIBOR)
that is different from the value of the index applicable to substantially all of the adjustable rate mortgage loans (six-month LIBOR) in the mortgage pool as described under "The Mortgage Pool--General" and are subject to a cap. In addition, the fixed rate mortgage loans have mortgage rates that remain constant and are not dependent on any index.

         The cap effectively limits the amount of interest accrued on the class
A-1, class A-2, class M-1, class M-2, class B-1, class B-2, class B-3 and class
R certificates to a per annum rate equal to the least of (1) the product of (a)
12 and (b) an amount obtained by dividing the amount of interest due on the mortgage loans, less certain amounts, by the aggregate certificate principal balance of the offered certificates and class B-3 certificates as of the first day of the applicable accrual period, (2) the product of (a) 12 and (b) an amount obtained by dividing the amount of interest due on the mortgage loans based on the net maximum lifetime mortgage rates of the loans, less certain amounts, by the aggregate certificate principal balance of the offered certificates and class B-3 certificates as of the first day of the applicable accrual period and (3) 11.50% per annum.

         Various factors may cause a cap described above to limit the interest rate on the offered certificates and the class B-3 certificates. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR. In addition, the pass-through rates on the offered certificates and the class B-3 certificates adjust monthly, while the interest rates on the adjustable rate mortgage loans adjust less frequently and the interest rates on the fixed rate mortgage loans remain constant, with the result that the operation of a cap described above may limit increases in the pass-through rates for extended periods in a rising interest rate environment. The adjustable rate mortgage loans are also subject to periodic (i.e., semi-annual or annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in a cap described above limiting increases in the pass-through rates for the offered certificates and the class B-3 certificates. Consequently, the interest that

                                      S-12

becomes due on the adjustable rate mortgage loans (net of the servicing fee rate) with respect to any distribution date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the offered certificates and the class B-3 certificates during the related period.
Furthermore, if a cap described above determines the pass-through rates for a class of offered certificates and the class B-3 certificates for a distribution date, the market value of those certificates may be temporarily or permanently reduced.

THE PROTECTION AFFORDED TO YOUR CERTIFICATES BY SUBORDINATION IS LIMITED

         The rights of the class M-1 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates to receive those distributions; the rights of the class M-2 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A and the class M-1 certificates to receive those distributions; the rights of the class B-1 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A and class M certificates to receive those distributions; the rights of the class B-2 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A, class M and class B-1 certificates to those distributions; and the rights of the class B-3 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A, class M, class B-1 and class B-2 certificates to those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

ALLOCATION OF LOSSES TO THE CLASS M AND CLASS B CERTIFICATES MAKES THE YIELD TO
MATURITY ON THOSE CLASSES OF CERTIFICATES SENSITIVE TO DEFAULTS ON THE MORTGAGE
LOANS

         If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal balance of the offered certificates and the class B-3 and certificates exceeds the stated principal balances of the mortgage loans, the principal balance of the class M and class B certificates will be reduced in reverse order of seniority (first to the class B-3 certificates, second to the class B-2 certificates, third to the class B-1 certificates, fourth to the class M-2 certificates and fifth to the class M-1 certificates) by the amount of the excess. Consequently, the yields to maturity on the class M and class B certificates will be sensitive, in varying degrees, to defaults on the mortgage loans and the timing of these defaults. Investors should fully consider the risks associated with an investment in the class M and class B certificates, including the possibility that investors may not fully recover their initial investments as a result of realized losses.

SEQUENTIAL RIGHT TO RECEIVE PRINCIPAL PAYMENTS MAY INCREASE RISK OF LOSS TO
CLASS A-2 CERTIFICATES

         If you purchase the class A-2 certificates, you should consider that in the event that the principal balance of each class of the class M and class B certificates has been reduced to zero holders of the class A-2 certificates will not receive any payments of principal until the principal balance of the class
A-1 certificates has been reduced to zero. See "Description of the Certificates
--Distributions-- Distributions of Principal."

DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY
RESULT IN LOSSES TO YOU

         Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate

                                      S-13

security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD
CONSIDER WHEN PURCHASING CERTIFICATES

         The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any floating rate certificate carryover amounts will be paid. See "Ratings" in this prospectus supplement.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SELLER OR THE
SERVICER BECOMES INSOLVENT

         The sale of the mortgage loans from Merrill Lynch Mortgage Lending,
Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage
Lending, Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

         In the event of a bankruptcy or insolvency of GreenPoint Mortgage
Funding, Inc., as servicer, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer, Wachovia Bank,
National Association, as trustee, or the certificateholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of GreenPoint Mortgage Funding, Inc., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

         The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

         o   The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

         o   The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of
             certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

         o   You may not be able to reinvest amounts distributed in respect of principal on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

                                      S-14

         o   It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

         You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement, and in the prospectus under the heading "Risk Factors."

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE
ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

         As of the cut-off date, approximately 48.01% and 5.24% of the mortgaged properties were located in California and Washington, respectively. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially.
Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.
Properties in these states, particularly California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS MAY EXPERIENCE HIGHER DEFAULT RATES

         Approximately 97.69% of the aggregate principal balance of the mortgage loans as of the cut-off date provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of three to ten years following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage rate.

         The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered certificates than would have been the case had these mortgage loans not been included in the trust fund.
If you purchase a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first three to ten years of the term of a mortgage loan as a disincentive to prepayment.

         If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

THE CLASS M-2, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES LACK SMMEA
ELIGIBILITY AND MAY LACK LIQUIDITY, WHICH MAY LIMIT YOUR ABILITY TO SELL

         The underwriter intends to make a secondary market in the offered certificates, but will have no obligation to do so. We cannot assure you that a secondary market for any class of offered certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it

                                      S-15

will remain for the term of the related class of offered certificates. The class
M-2, class B-1, class B-2 and class B-3 certificates will not constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the offered certificates, thereby limiting the market for the offered certificates.
In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

PAYMENTS DUE UNDER THE TERMS OF THE CAP CONTRACT MAY BE DELAYED, REDUCED OR
ELIMINATED IF THE CAP CONTRACT COUNTERPARTY, CREDIT SUISSE FIRST BOSTON
INTERNATIONAL, BECOMES INSOLVENT

         The trust fund will include a one-month LIBOR cap contract for the benefit of the offered certificates under which the cap contract counterparty,
Credit Suisse First Boston International, is obligated on any distribution date to make certain payments to the trust fund in the event that one-month LIBOR exceeds the rate for such payment date as set forth in the cap contract, up to a maximum rate as set forth in the cap contract with respect to that distribution date. The cap contract will terminate following the last listed distribution date shown in the table beginning on page S-43. However, in the event of the insolvency or bankruptcy of the cap contract counterparty, payments due under the cap contract may be delayed, reduced or eliminated. Moreover, the cap contract may be subject to early termination if either party thereto fails to perform or the cap contract becomes illegal or subject to certain kinds of taxation. In the event of early termination, there will not be a replacement cap contract.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

         Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators. Actual or alleged violations of these federal, state and local laws may, among other things:

         o   limit the ability of the servicer to collect principal or interest on the mortgage loans,

         o   provide the borrowers with a right to rescind the mortgage loans,

         o   entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

         o   result in a litigation proceeding (including class action
             litigation) being brought against the trust fund, and

         o   subject the trust fund to liability for expenses, penalties and damages resulting from the violations.

         As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Certain Legal
Aspects of Mortgage Loans" in the prospectus.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

         The Servicemembers Civil Relief Act, or Relief Act, and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The

                                      S-16

response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Relief Act provides generally that a mortgagor who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the
Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

         The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

         We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or any similar state legislation. See "Certain
Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the
prospectus.

HIGH COST LOANS

         None of the mortgage loans are covered by the Home Ownership and Equity
Protection Act of 1994. In addition to the Home Ownership and Equity Protection
Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the trust fund, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust fund or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. None of the mortgage loans are "high cost loans" under any state or local laws.

RIGHTS OF THE NIMS INSURER, IF ANY, MAY NEGATIVELY IMPACT THE OFFERED
CERTIFICATES

         Net interest margin securities may be issued by a separate trust and secured by all or a portion of the class C and class P certificates issued by the trust fund on the closing date. The NIMS Insurer, if any, of such net interest margin securities will be a third party beneficiary of the pooling and servicing agreement.

         Pursuant to the terms of the pooling and servicing agreement, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities (such event, a "NIMS Insurer Default"), the NIMS Insurer will be entitled to exercise extensive rights under the pooling and servicing agreement. Unless there exists a NIMS Insurer Default, wherever in the pooling and servicing agreement there shall be a requirement that any person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of

                                      S-17

any other person (whether as a condition to the eligibility of such person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such person or matter be approved in writing by the NIMS
Insurer. For example, unless a NIMS Insurer Default exists, the NIMS Insurer's consent will be required prior to any amendment to the pooling and servicing agreement. Without limiting the foregoing, the NIMS Insurer also has the right to provide notices of a servicer default, the right to direct the trustee to terminate the rights and obligations of the servicer in the event of a default by the servicer, the right to remove the trustee or any co-trustee and the right to consent to the removal or replacement of the servicer or the trustee.

         Investors in the offered certificates and the class B-3 certificates should note that:

         o   the insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates and the class B-3 certificates;

         o   the rights granted to the NIMS Insurer, if any, are extensive;

         o   the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to, the interests of the holders of the offered certificates and the class B-3 certificates, and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the offered certificates and the class B-3 certificates in connection with the exercise or non-exercise of such NIMS Insurer's rights;
             and

         o   such NIMS Insurer's exercise of the rights and consents set forth above may negatively affect the offered certificates and the class
             B-3 certificates, and the existence of such NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates and the class B-3 certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

         Limit on Liquidity of Securities. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only through The Depository Trust
Company, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in The Depository Trust Company system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

         Delays in Payments. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the
Trustee to The Depository Trust Company for The Depository Trust Company to
credit the accounts of its participants, which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

                           FORWARD LOOKING STATEMENTS

         In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and
"Yield, Prepayment and Maturity Considerations." Forward-looking statements are also

                                      S-18

found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

         o   economic conditions and industry competition;

         o   political, social and economic conditions;

         o   the law and government regulatory initiatives; and

         o   interest rate fluctuations.

         We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                    GLOSSARY

         A glossary of defined terms used in this prospectus supplement begins on page S-71.

                                THE MORTGAGE POOL

GENERAL

         The mortgage pool with respect to the certificates consisted as of the
Cut-off Date of approximately 1,141 conventional Mortgage Loans evidenced by promissory notes having an aggregate principal balance of approximately
$317,382,345. The mortgage pool consists of adjustable rate Mortgage Loans secured by first liens on one- to four-family residential properties.

         References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of all of the Mortgage
Loans in the mortgage pool as of the Cut-off Date, based on the outstanding principal balances of such Mortgage Loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate principal balances of the related Mortgage Loans
(determined as described in the preceding sentence).

         The Certificates will generally represent interests in the Mortgage
Loans. On each Distribution Date, principal and interest received with respect to the Mortgage Loans generally will be applied to pay principal and interest with respect to each of the Certificates.

         The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on real properties including single-family residences, two- to four-family dwelling units, condominiums and planned unit developments. The Trust Fund includes, in addition to the mortgage pool, the following:

         o   certain amounts held from time to time in Accounts maintained in the name of the Trustee under the Pooling and Servicing Agreement;

                                      S-19

         o   any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure; and

         o   rights to require repurchase of the Mortgage Loans by the
             Originator for breach of representation or warranty.

         The Mortgage Loans to be included in the Trust Fund have been purchased by the Seller and have been originated substantially in accordance with the various underwriting criteria described herein under "Underwriting Guidelines."

         All of the Mortgage Loans were originated or acquired by GreenPoint and subsequently purchased by the Seller. All of the Mortgage Loans were underwritten in accordance with the underwriting guidelines of GreenPoint.
Substantially all of the Mortgage Loans were originated since May 1, 2004.

         As of the Cut-off Date, none of the Mortgage Loans was 30 or more days delinquent.

         Scheduled Payments either earlier or later than the scheduled Due Dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 27.35% of the
Mortgage Loans provided at origination for the payment by the borrower of a prepayment charge in limited circumstances on full or partial prepayments made during the prepayment charge term. The weighted average prepayment charge term at origination is approximately 36 months with respect to the Mortgage Loans which have prepayment charges. In general, the related mortgage note will provide that a prepayment charge will apply if, during the prepayment charge term, the borrower prepays the Mortgage Loan in full or in part. The enforceability of prepayment charges is unclear under the laws of many states.
Prepayment charges will not be available for distribution to holders of the offered certificates. See "Certain Legal Aspects of Mortgage Loans" in the
prospectus.

         Approximately 78.77% of the Mortgage Loans as of the Cut-off Date are
3/27 LIBOR Loans. The 3/27 LIBOR Loans are subject to a weighted average
Periodic Rate Cap of approximately 5.000% with respect to the first Adjustment
Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 3/27 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.000%. Approximately 11.55% and 86.68% of the 3/27 LIBOR Loans
have an initial interest only period of three and ten years, respectively.

         Approximately 18.89% of the Mortgage Loans as of the Cut-off Date are
5/25 LIBOR Loans. The 5/25 LIBOR Loans are subject to a weighted average
Periodic Rate Cap of approximately 5.000% with respect to the first Adjustment
Date and a weighted average Periodic Rate Cap of approximately 1.006% with respect to each Adjustment Date thereafter. The 5/25 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 5.000%. Approximately 11.49% and 84.35% of the 5/25 LIBOR Loans
have an initial interest only period of five and ten years, respectively.

         Approximately 0.79% of the Mortgage Loans as of the Cut-off Date are
7/23 LIBOR Loans. The 7/23 LIBOR Loans are subject to a weighted average
Periodic Rate Cap of approximately 5.000% with respect to the first Adjustment
Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 7/23 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 5.000%. Approximately 29.13% and 67.37% of the 7/23 LIBOR Loans
have an initial interest only period of seven and ten years, respectively.

                                      S-20

         Approximately 1.55% of the Mortgage Loans as of the Cut-off Date are
10/20 LIBOR Loans. The 10/20 LIBOR Loans are subject to a weighted average
Periodic Rate Cap of approximately 5.000% with respect to the first Adjustment
Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 10/20 LIBOR Loans have a weighted average Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 5.000%. Approximately 93.39% of the 10/20 LIBOR Loans have an initial interest only period of ten years.

         As of the Cut-off Date, the aggregate original principal balance of the
Mortgage Loans was approximately $317,497,646. As of the Cut-off Date, the aggregate outstanding principal balance of the Mortgage Loans was approximately
$317,382,345, the minimum outstanding principal balance was approximately
$28,498, the maximum outstanding principal balance was approximately $1,500,000, the lowest current Mortgage Rate and the highest current Mortgage Rate were
4.375% and 8.625% per annum, respectively, and the weighted average Mortgage
Rate was approximately 5.852% per annum.

         Approximately 97.69% of the Mortgage Loans as of the Cut-off Date are
Interest-Only Mortgage Loans.

         The weighted average Original Loan-to-Value Ratio as of the Cut-off
Date was approximately 79.06%.

         The weighted average Credit Score as of the Cut-off Date of the
Mortgage Loans was approximately 707. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that
Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan.
Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit
Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the
Depositor, the Seller or the Servicer makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

         As used herein, the Credit Score of a Mortgage Loan is generally equal to the lower of two credit scores or the middle of three scores for two-file and three-file credit reports, respectively.

MORTGAGE LOANS

         The following tables describe the Mortgage Loans and the related mortgaged properties as of the close of business on the Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

                                      S-21

                                 MORTGAGE RATES



                                                        AGGREGATE       PERCENT OF AGGREGATE
                                       NUMBER OF        PRINCIPAL        PRINCIPAL BALANCE
                                        MORTGAGE         BALANCE        OUTSTANDING AS OF THE
RANGE OF MORTGAGE RATES                  LOANS         OUTSTANDING          CUT-OFF DATE
-----------------------------------  ------------   -----------------   ---------------------

4.251% to 4.500%...................         1       $      316,797.32            0.10%
4.501% to 4.750%...................         7            2,898,971.39            0.91
4.751% to 5.000%...................        41           13,097,164.25            4.13
5.001% to 5.250%...................        89           29,855,604.29            9.41
5.251% to 5.500%...................       184           58,219,624.80           18.34
5.501% to 5.750%...................       195           54,848,307.95           17.28
5.751% to 6.000%...................       212           57,636,913.95           18.16
6.000% to 6.250%...................       148           40,739,329.58           12.84
6.251% to 6.500%...................       120           29,701,051.62            9.36
6.501% to 6.750%...................        71           14,300,843.51            4.51
6.751% to 7.000%...................        42            9,512,481.25            3.00
7.001% to 7.250%...................        13            2,556,046.71            0.81
7.251% to 7.500%...................         8            2,195,283.19            0.69
7.501% to 7.750%...................         7              938,609.27            0.30
8.001% to 8.250%...................         1              234,500.00            0.07
8.251% to 8.500%...................         1              193,395.18            0.06
8.501% to 8.750%...................         1              137,421.14            0.04
                                       ------       -----------------      ----------
   Total:..........................     1,141       $  317,382,345.40          100.00%
                                       ======       =================      ==========


         As of the Cut-off Date, the weighted average Mortgage Rate of the
Mortgage Loans was approximately 5.852% per annum.

                       REMAINING MONTHS TO STATED MATURITY



                                                        AGGREGATE        PERCENT OF AGGREGATE
                                       NUMBER OF        PRINCIPAL         PRINCIPAL BALANCE
                                        MORTGAGE         BALANCE         OUTSTANDING AS OF THE
RANGE OF REMAINING TERMS (MONTHS)        LOANS         OUTSTANDING           CUT-OFF DATE
-----------------------------------  ------------   -----------------    ---------------------

340................................          1      $      165,944.88               0.05%
349................................          1             428,000.00               0.13
350................................          3             662,084.10               0.21
351................................          4             727,999.96               0.23
352................................         13           5,262,783.63               1.66
353................................         11           3,032,913.94               0.96
354................................        169          54,399,026.80              17.14
355................................         60          15,668,577.33               4.94
356................................        604         146,338,326.70              46.11
357................................        247          81,498,589.59              25.68
358................................         28           9,198,098.47               2.90
                                        ------      -----------------         ----------
   Total:..........................      1,141      $  317,382,345.40             100.00%
                                        ======      =================         ==========


         As of the Cut-off Date, the weighted average "Remaining Term" of the
Mortgage Loans was approximately 356 months.

                                      S-22

                    ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES



                                                        AGGREGATE       PERCENT OF AGGREGATE
                                       NUMBER OF        PRINCIPAL        PRINCIPAL BALANCE
RANGE OF ORIGINAL MORTGAGE              MORTGAGE         BALANCE        OUTSTANDING AS OF THE
LOAN PRINCIPAL BALANCES                  LOANS         OUTSTANDING          CUT-OFF DATE
-----------------------------------  ------------   -----------------   ---------------------

$100,000 or less...................         94      $    7,159,926.06              2.26%
$100,001 to $200,000...............        368          54,375,803.44             17.13
$200,001 to $300,000...............        250          61,444,022.57             19.36
$300,001 to $400,000...............        182          63,583,350.52             20.03
$400,001 to $500,000...............        130          58,134,871.26             18.32
$500,001 to $600,000...............         68          37,201,498.68             11.72
$600,001 to $700,000...............         33          21,062,699.25              6.64
$700,001 to $800,000...............          9           6,689,723.64              2.11
$800,001 to $900,000...............          2           1,706,200.00              0.54
$900,001 to $1,100,000.............          2           1,944,999.99              0.61
$1,100,001 to $1,400,000...........          1           1,125,000.00              0.35
$1,400,001 to $1,500,000...........          2           2,954,249.99              0.93
                                        ------      -----------------        ----------
   Total:..........................      1,141      $  317,382,345.40            100.00%
                                        ======      =================        ==========


         As of the Cut-off Date, the average Stated Principal Balance of the
Mortgage Loans was approximately $278,162.

                                      S-23

                   STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES



                                                        AGGREGATE       PERCENT OF AGGREGATE
                                       NUMBER OF        PRINCIPAL        PRINCIPAL BALANCE
                                        MORTGAGE         BALANCE        OUTSTANDING AS OF THE
STATE                                    LOANS         OUTSTANDING          CUT-OFF DATE
-----------------------------------  ------------   -----------------   ---------------------

Arizona............................         71      $   15,529,319.15             4.89%
California.........................        385         152,370,089.53            48.01
Colorado...........................         50          10,225,924.32             3.22
Connecticut........................          5             777,840.60             0.25
Delaware...........................          1             422,800.00             0.13
District of Columbia...............          6           2,159,986.57             0.68
Florida............................         55          10,851,810.56             3.42
Georgia............................         42           7,316,501.51             2.31
Idaho..............................          6           1,004,099.95             0.32
Illinois...........................         37           8,798,742.13             2.77
Indiana............................          2             247,102.66             0.08
Kansas.............................          5             360,398.19             0.11
Kentucky...........................          1             274,320.49             0.09
Maryland...........................         36          10,355,542.88             3.26
Massachusetts......................         19           5,031,450.24             1.59
Michigan...........................         14           2,520,194.69             0.79
Minnesota..........................         18           4,768,802.51             1.50
Missouri...........................          6             637,099.97             0.20
Montana............................          6           1,189,332.64             0.37
Nevada.............................         54          13,102,272.00             4.13
New Hampshire......................          2             320,350.00             0.10
New Jersey.........................         11           3,643,361.45             1.15
New Mexico.........................          7             830,535.30             0.26
New York...........................         22           7,416,675.27             2.34
North Carolina.....................         17           3,250,389.92             1.02
Ohio...............................         22           2,872,604.18             0.91
Oklahoma...........................          7             851,100.00             0.27
Oregon.............................         35           7,543,852.96             2.38
Pennsylvania.......................          9           1,777,651.34             0.56
Rhode Island.......................          5           1,320,897.17             0.42
South Carolina.....................          8           1,235,284.54             0.39
South Dakota.......................          1              80,155.24             0.03
Tennessee..........................          3             696,699.98             0.22
Texas..............................         34           4,886,676.13             1.54
Utah...............................         21           3,483,502.83             1.10
Virginia...........................         40          11,875,705.11             3.74
Washington.........................         76          16,645,986.85             5.24
Wyoming............................          2             707,286.54             0.22
                                        ------      -----------------       ----------
   Total:..........................      1,141      $  317,382,345.40           100.00%
                                        ======      =================       ==========


         No more than approximately 1.24% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

                          ORIGINAL LOAN-TO-VALUE RATIOS



                                                            AGGREGATE       PERCENT OF AGGREGATE
                                           NUMBER OF        PRINCIPAL        PRINCIPAL BALANCE
                                            MORTGAGE         BALANCE        OUTSTANDING AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS       LOANS         OUTSTANDING          CUT-OFF DATE
--------------------------------------   ------------   -----------------   ---------------------

30.01% to 40.00%......................            5      $    1,560,350.05             0.49%
40.01% to 50.00%......................            1              60,000.00             0.02
50.01% to 60.00%......................            7           1,314,516.64             0.41
60.01% to 70.00%......................           42          12,287,225.18             3.87
70.01% to 75.00%......................           61          16,364,118.87             5.16
75.01% to 80.00%......................          980         275,331,633.68            86.75
80.01% to 85.00%......................            3           1,038,898.15             0.33
85.01% to 90.00%......................           31           7,280,564.96             2.29
90.01% to 95.00%......................           11           2,145,037.87             0.68
                                              -----      -----------------        ---------
Total:................................        1,141      $  317,382,345.40           100.00%
                                              =====      =================        =========


                                      S-24

         As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 79.06%. No Mortgage Loan had a Loan-to-Value Ratio at origination greater than 95.00% or less than 34.19%.

                                  LOAN PURPOSE



                                                       AGGREGATE       PERCENT OF AGGREGATE
                                      NUMBER OF        PRINCIPAL        PRINCIPAL BALANCE
                                       MORTGAGE         BALANCE        OUTSTANDING AS OF THE
LOAN PURPOSE                            LOANS         OUTSTANDING          CUT-OFF DATE
---------------------------------   ------------   -----------------   ---------------------

Purchase.........................          754     $  210,035,356.94             66.18%
Refinance - Rate Term............          203         53,846,472.97             16.97
Refinance - Cashout..............          184         53,500,515.49             16.86
                                        ------     -----------------        ----------
Total............................        1,141     $  317,382,345.40            100.00%
                                        ======     =================        ==========


                          TYPES OF MORTGAGED PROPERTIES



                                                       AGGREGATE       PERCENT OF AGGREGATE
                                      NUMBER OF        PRINCIPAL        PRINCIPAL BALANCE
                                       MORTGAGE         BALANCE        OUTSTANDING AS OF THE
PROPERTY TYPE                           LOANS         OUTSTANDING          CUT-OFF DATE
---------------------------------   ------------   -----------------   ---------------------

Single Family....................          593     $  169,953,989.87            53.55%
Planned Unit Development.........          277         72,633,248.42            22.89
Two- to Four-Family..............          130         38,594,261.09            12.16
Condominium......................          141         36,200,846.02            11.41
                                        ------     -----------------         --------
   Total.........................        1,141     $  317,382,345.40           100.00%
                                        ======     =================         ========


                              DOCUMENTATION SUMMARY



                                                         AGGREGATE       PERCENT OF AGGREGATE
                                        NUMBER OF        PRINCIPAL        PRINCIPAL BALANCE
                                         MORTGAGE         BALANCE        OUTSTANDING AS OF THE
DOCUMENTATION                             LOANS         OUTSTANDING          CUT-OFF DATE
-----------------------------------   ------------   -----------------   ---------------------

Stated Income......................          862     $  260,715,866.12            82.15%
Full Documentation.................          221         43,033,789.39            13.56
No income, asset or employment
verification.......................           30          6,057,834.02             1.91
Stated Income/Stated Asset.........           15          4,297,189.97             1.35
No Income Disclosure...............            7          1,816,204.49             0.57
No income or employment disclosure.            4          1,009,495.98             0.32
No income or asset disclosure......            2            451,965.43             0.14
                                          ------     -----------------        ---------
Total:.............................        1,141     $  317,382,345.40           100.00%
                                          ======     =================        =========


                                      S-25

                                 OCCUPANCY TYPES



                                            AGGREGATE       PERCENT OF AGGREGATE
                           NUMBER OF        PRINCIPAL        PRINCIPAL BALANCE
                            MORTGAGE         BALANCE        OUTSTANDING AS OF THE
OCCUPANCY                    LOANS         OUTSTANDING          CUT-OFF DATE
----------------------   ------------   -----------------   ---------------------

Primary...............          737     $  235,986,989.38            74.35%
Investment............          385         77,373,695.65            24.38
Second Home...........           19          4,021,660.37             1.27
                             ------     -----------------        ---------
Total.................        1,141     $  317,382,345.40           100.00%
                             ======     =================        =========


         The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                                  CREDIT SCORES



                                             AGGREGATE       PERCENT OF AGGREGATE
                            NUMBER OF        PRINCIPAL        PRINCIPAL BALANCE
                             MORTGAGE         BALANCE        OUTSTANDING AS OF THE
RANGE OF  CREDIT SCORES       LOANS         OUTSTANDING          CUT-OFF DATE
-----------------------   ------------   -----------------   ---------------------

601 to 625.............            1     $      283,999.99            0.09%
626 to 650.............           63         18,804,461.46            5.92
651 to 675.............          160         46,534,142.03           14.66
676 to 700.............          292         82,957,976.91           26.14
701 to 725.............          275         76,585,996.12           24.13
726 to 750.............          164         44,825,108.09           14.12
751 to 775.............          105         28,185,475.31            8.88
776 to 800.............           66         16,739,796.44            5.27
801 to 825.............           15          2,465,389.05            0.78
                              ------     -----------------        --------
Total:.................        1,141     $  317,382,345.40          100.00%
                              ======     =================        ========


         As of the Cut-off Date, the weighted average "Credit Score" of the
Mortgage Loans as of the Cut-off Date was approximately 707.

                                  GROSS MARGINS



                                             AGGREGATE       PERCENT OF AGGREGATE
                            NUMBER OF        PRINCIPAL        PRINCIPAL BALANCE
                             MORTGAGE         BALANCE        OUTSTANDING AS OF THE
RANGE OF GROSS MARGINS        LOANS         OUTSTANDING          CUT-OFF DATE
-----------------------   ------------   -----------------   ---------------------

2.250% to 4.000%.......          441     $  143,056,762.21           45.07%
2.632% to 4.500%.......            1            412,000.00            0.13
2.750% to 5.000%.......          699        173,913,583.19           54.80
                              ------     -----------------         -------
   Total:..............        1,141     $  317,382,345.40          100.00%
                              ======     =================         =======


                                      S-26

                             MAXIMUM MORTGAGE RATES



                                                        AGGREGATE       PERCENT OF AGGREGATE
                                       NUMBER OF        PRINCIPAL        PRINCIPAL BALANCE
                                        MORTGAGE         BALANCE        OUTSTANDING AS OF THE
RANGE OF MAXIMUM MORTGAGE RATES           LOANS         OUTSTANDING          CUT-OFF DATE
-------------------------------      ------------   -----------------   ---------------------

9.751 to 10.000................              1      $      264,000.00             0.08%
10.001 to 10.250...............              5           1,476,685.54             0.47
10.251 to 10.500...............             25           7,716,033.48             2.43
10.501 to 10.750...............             37          11,285,243.08             3.56
10.751 to 11.000...............             89          25,645,556.92             8.08
11.001 to 11.250...............            124          40,023,759.95            12.61
11.251 to 11.500...............            203          60,464,568.49            19.05
11.501 to 11.750...............            196          51,836,085.23            16.33
11.751 to 12.000...............            195          51,221,552.47            16.14
12.001 to 12.250...............            120          30,942,535.09             9.75
12.251 to 12.500...............             78          20,657,671.77             6.51
12.501 to 12.750...............             45           9,650,503.82             3.04
12.751 to 13.000...............             10           3,115,450.06             0.98
13.001 to 13.250...............              1             708,000.00             0.22
13.251 to 13.500...............              7           1,484,678.37             0.47
13.501 to 13.750...............              2             214,899.99             0.07
14.001 to 14.250...............              1             234,500.00             0.07
14.501 to 14.750...............              1             137,421.14             0.04
17.001 to 17.250...............              1             303,200.00             0.10
                                        ------      -----------------         --------
Total:.........................          1,141      $  317,382,345.40           100.00%
                                        ======      =================         ========


         As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.645% per annum and ranged from 9.875%
per annum to 17.250% per annum.

                                      S-27

                            NEXT RATE ADJUSTMENT DATE



                                                    AGGREGATE       PERCENT OF AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL BALANCE
                                    MORTGAGE         BALANCE        OUTSTANDING AS OF THE
NEXT RATE ADJUSTMENT DATE            LOANS         OUTSTANDING          CUT-OFF DATE
------------------------------   ------------   -----------------   ---------------------

June 2007.....................           1      $      428,000.00            0.13%
July 2007.....................           3             662,084.10            0.21
August 2007...................           3             671,999.98            0.21
September 2007................          10           4,233,586.60            1.33
October 2007..................           5           1,475,443.76            0.46
November 2007.................         116          38,504,748.30           12.13
December 2007.................          31           9,430,949.72            2.97
January 2008..................         473         119,400,929.68           37.62
February 2008.................         202          67,639,316.32           21.31
March 2008....................          21           7,564,248.50            2.38
September 2008................           1             165,944.88            0.05
August 2009...................           1              55,999.98            0.02
September 2009................           3           1,029,197.03            0.32
October 2009..................           4           1,195,665.36            0.38
November 2009.................          52          15,526,283.91            4.89
December 2009.................          23           4,665,924.58            1.47
January 2010..................         109          23,025,765.95            7.25
February 2010.................          43          12,652,173.27            3.99
March 2010....................           7           1,633,849.97            0.51
October 2011..................           2             361,804.82            0.11
November 2011.................           1             367,994.59            0.12
January 2012..................           6           1,410,365.74            0.44
February 2012.................           1             364,900.00            0.11
December 2014.................           6           1,571,703.03            0.50
January 2015..................          16           2,501,265.33            0.79
February 2015.................           1             842,200.00            0.27
                                    ------      -----------------       ---------
Total:........................       1,141      $  317,382,345.40          100.00%
                                    ======      =================       =========


THE ORIGINATOR

         GreenPoint, a wholly-owned subsidiary of North Fork Bancorporation,
Inc., is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one-to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint's wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint and through its retail lending division and correspondent lending division.

         GreenPoint's executive offices are located at 100 Wood Hollow Drive,
Novato, California, 94945.

UNDERWRITING GUIDELINES

         All of the Mortgage Loans were originated generally in accordance with the underwriting guidelines established and maintained by GreenPoint.

         The information set forth below has been provided by GreenPoint and none of the Depositor, the underwriter, the Master Servicer, the Servicer, the
Trustee, or any other person makes any representation as to the accuracy or completeness of such information.

                                      S-28

         The GreenPoint Underwriting Guidelines are generally not as strict as
Fannie Mae or Freddie Mac guidelines. Generally, the GreenPoint Underwriting
Guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Based on these and other factors, GreenPoint will determine the level of documentation to be provided by the prospective borrower. Exceptions to the GreenPoint Underwriting Guidelines are permitted where compensating factors are present.

         In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations,
GreenPoint generally considers, when required by the applicable documentation program, the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios and are determined on a loan-by-loan basis.

         GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under the limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation or alternative documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower.
Documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The Mortgage Loans will be serviced in accordance with the Servicing
Agreement. The Servicing Agreement will be assigned to the Depositor pursuant to an assignment, assumption and recognition agreement to be executed on the
Closing Date. The Depositor will assign its interest in the Servicing Agreement to the Trust Fund pursuant to the Pooling and Servicing Agreement.

THE MASTER SERVICER

         Wells Fargo will act as the Master Servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the Registration Statement. Wells Fargo is a national banking association, with a master servicing office located at 9062 Old Annapolis Road,
Columbia,

                                      S-29

Maryland 21045-1951, Attn: Corporate Trust Services - MLMI 2005-A3. Among other things, Wells Fargo is in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

THE SERVICER

         GreenPoint is referred to in this prospectus supplement as the
Servicer.

The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by GreenPoint. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

                        GREENPOINT MORTGAGE FUNDING, INC.
        OVERALL MORTGAGE PORTFOLIO DELINQUENCY AND FORECLOSURE EXPERIENCE



                                                           AT DECEMBER 31,                                   MARCH 31,
                                   -----------------------------------------------------------------   ----------------------
                                         2002                   2003                   2004                    2005
                                   --------------------  --------------------  ---------------------   ----------------------
                                             PERCENT OF            PERCENT OF             PERCENT OF               PERCENT OF
                                    NUMBER   SERVICING    NUMBER   SERVICING    NUMBER    SERVICING     NUMBER      SERVICING
                                   OF LOANS  PORTFOLIO   OF LOANS  PORTFOLIO   OF LOANS   PORTFOLIO    OF LOANS     PORTFOLIO
                                   --------  ----------  --------  ----------  --------   ----------   --------    ----------

Total Portfolio*.............      198,483     6.73%      212,711    6.20%     286,698        3.41%    303,097       3.08%

Period of Delinquency
  30-59 days.................        7,026     3.54%       6,381     3.00%       4,931        1.72%      5,123       1.69%
  60-89 days.................        2,101     1.06%       2,056     0.97%       1,333        0.46%      1,137       0.38%
  90 days or more............        1,910     0.96%       1,922     0.90%       1,799        0.63%      1,692       0.56%

Total Delinquencies
  (excluding Foreclosures)**.       11,037     5.56%      10,359     4.87%       8,063        2.81%      7,952       2.62%

Foreclosures Pending.........        2,319     1.17%       2,831     1.33%       1,709        0.60%      1,393       0.46%


*   The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.

**  Percentages may not total properly due to rounding.

SERVICING AND COLLECTION PROCEDURES

         The Servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the Mortgage Loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Servicing Agreement.
Consistent with the foregoing, the Servicer may in its discretion waive, modify or vary or permit to be waived, modified or varied, any term of any Mortgage
Loan including, in certain instances, changing the mortgage interest rate or extending the final maturity.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the Servicer has knowledge thereof, the Servicer will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the Servicer in some cases with the prior consent of the Trustee
(not to be unreasonably withheld) may enter into an assumption agreement with the person to whom

                                      S-30

such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The Servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the Servicer may be unable to enforce due-on-sale clauses, we refer you to "Certain Legal Aspects of
Mortgage Loans -- Due-on-Sale Clauses" in the Prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The Servicer will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts. Each servicing account and the investment of deposits therein shall comply with the requirements of the Servicing Agreement and shall meet the requirements of the rating agencies. The Servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Servicing Agreement. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer or Master Servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the Master Servicer or the
Servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Servicing Agreement.

         The Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the Servicing
Agreement.

HAZARD INSURANCE

         The Servicer will maintain and keep, or cause to be maintained and kept, with respect to each Mortgage Loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the Servicing Agreement, or in general equal to at least the lesser of the outstanding principal balance of the Mortgage Loan or the maximum insurable value of the improvements securing such Mortgage Loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the Servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the
Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the Servicer to reimbursement for such costs incurred will be prior to the right of the Master Servicer to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals,

                                      S-31

theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the Servicer will cause with respect to such Mortgage Loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The Servicer, on behalf of the Trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a protected account. The Servicer is required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Servicer will take such action either as it deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the Servicer with respect to defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted
Mortgage Loans as to which no satisfactory collection arrangements can be made.
To the extent set forth in the Servicing Agreement, the Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions. The Servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

                                      S-32

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Servicer will be entitled to receive a fee as compensation for its activities under the Servicing Agreement. The Servicer will be entitled to a
Servicing Fee equal to the product of the Servicing Fee Rate multiplied by the
Stated Principal Balance of each Mortgage Loan serviced by such entity as of the
Due Date in the month preceding the month in which such Distribution Date occurs. As additional servicing compensation, the Servicer is entitled to retain all assumption fees, late payment charges and other fees and charges to the extent collected from mortgagors, together with any interest or other income earned on funds held in the protected account and any servicing accounts. The
Servicer will be obligated to make Compensating Interest payments to the extent of the Servicing Fee for such Distribution Date. The Master Servicer, solely in its capacity as successor servicer, will be obligated to make such Compensating
Interest payments in the event that the Servicer is required to and fails to do
so. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans serviced by such entity and incurred by the Servicer in connection with its responsibilities with respect to the related Mortgage Loans and is entitled to reimbursement therefor as provided in the Servicing Agreement.

         The Master Servicer will be entitled to retain certain investment earnings on amounts on deposit in the Master Servicer Collection Account.

PROTECTED ACCOUNTS

         The Servicer will establish and maintain one or more custodial accounts
(referred to herein as protected accounts) into which it will deposit daily or at such other time specified in the Servicing Agreement all collections of principal and interest on any Mortgage Loans, including principal prepayments, insurance proceeds, liquidation proceeds, the repurchase price for any Mortgage
Loans repurchased, and advances made from the Servicer's own funds, less the applicable Servicing Fee. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the Servicing Agreement and shall meet the requirements of the rating agencies.

         On the date specified in the Servicing Agreement, the Servicer will withdraw from its protected account amounts on deposit therein and will remit them to the Master Servicer for deposit in the Master Servicer Collection
Account.

THE MASTER SERVICER COLLECTION ACCOUNT

         The Master Servicer shall establish and maintain in the name of the
Trustee, for the benefit of the certificateholders, the Master Servicer
Collection Account, into which it will deposit amounts received from the
Servicer and advances (to the extent required to make advances) made from the
Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Pooling and Servicing Agreement). The Master Servicer Collection Account and
amounts at any time credited thereto shall comply with the requirements of the
Pooling and Servicing Agreement and shall meet the requirements of the rating agencies. The amount at any time credited to the Master Servicer Collection
Account may be invested in the name of the Trustee in such permitted investments selected by the Master Servicer as set forth in the Pooling and Servicing
Agreement. The Master Servicer shall be entitled to any amounts earned and will be liable for any losses in permitted investments in the Master Servicer
Collection Account. The Master Servicer will deposit in the Master Servicer
Collection Account, as received, the following amounts:

                  (i) Any amounts withdrawn from a protected account or other permitted account;

                  (ii) Any advance and Compensating Interest payments;

                                      S-33

                  (iii) Any insurance proceeds or liquidation proceeds received by the Master Servicer which were not deposited in a protected account or other permitted account;

                  (iv) The repurchase price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the trust;

                  (v) Any amounts required to be deposited with respect to
         losses on permitted investments; and

                  (vi) Any other amounts received by or on behalf of the Master
         Servicer or the Trustee and required to be deposited in the Master
         Servicer Collection Account pursuant to the Pooling and Servicing
         Agreement.

DISTRIBUTION ACCOUNT

         The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, the Distribution Account, into which on the day prior to each Distribution Date it will deposit all amounts transferred to it by the Master Servicer from the Master Servicer Collection
Account. All amounts deposited to the Distribution Account shall be held in the name of the Trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement.
The amount at any time credited to the Distribution Account may be invested in the name of the Trustee, in such permitted investments selected by the Master
Servicer as set forth in the Pooling and Servicing Agreement. The Master
Servicer will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

         On each Distribution Date, the Trustee will withdraw available funds from the Distribution Account and make payments to the certificateholders in accordance with the provisions set forth under "Description of the
Certificates-- Distributions on the Certificates" in this prospectus supplement.
The Trustee and the Securities Administrator will be entitled to compensation for their services under the Pooling and Servicing Agreement which shall be paid by the Master Servicer. The Trustee, the Securities Administrator and the Master
Servicer will also be entitled to be reimbursed for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Pooling and
Servicing Agreement prior to the distribution of the available funds.

MONTHLY ADVANCES

         If the scheduled payment on a Mortgage Loan which was due on a related
Due Date is delinquent other than for certain reasons as set forth in the
Servicing Agreement as a result of application of the Relief Act, the Servicer will remit to the Master Servicer for deposit in the Master Servicer Collection
Account within the number of days prior to the related Distribution Date set forth in the Servicing Agreement an amount equal to such delinquency, net of the related Servicing Fee Rate except to the extent the Servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the Mortgage Loan for which such advance was made.
Subject to the foregoing and if specified in the Servicing Agreement, advances will be made by the Servicer until the liquidation of the related mortgaged property. Failure by the Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Servicing Agreement would constitute an event of default under such agreement. Such event of default by the Servicer shall then obligate the Master Servicer to advance such amounts to the Distribution Account to the extent provided in the Pooling and Servicing
Agreement. Any failure of the Master Servicer to make such advances would constitute an event of default

                                      S-34

under the Pooling and Servicing Agreement, in which case the Trustee would be required to make the advance.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will represent the entire beneficial ownership interest in the Trust Fund to be created under the Pooling and Servicing
Agreement. A copy of the Pooling and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with, the
Securities and Exchange Commission within 15 days of the initial delivery of the certificates. Reference is made to the attached prospectus for additional information regarding the terms and conditions of the Pooling and Servicing
Agreement.

         The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the
Pooling and Servicing Agreement. When particular provisions or terms used in the
Pooling and Servicing Agreement are referred to, the actual provisions
(including definitions of terms) are incorporated by reference.

         The certificates will consist of:

         1.       the Class A-1, Class A-2, Class R, Class M-1, Class M-2, Class
                  B-1 and Class B-2 Certificates (all of which are being offered hereby); and

         2.       the Class B-3, Class C and Class P Certificates (which are not being offered hereby).

         On each Distribution Date, principal and interest received with respect to the Mortgage Loans generally will be applied to pay principal and interest with respect to the Class A, Class M, Class B and Class R Certificates.

         The Offered Certificates (other than the Class R Certificate) and the
Class B-3 Certificates will be issued in book-entry form as described below. The
Definitive Certificates will be transferable and exchangeable through the
Trustee. The Offered Certificates (other than the Class R Certificate) and the
Class 3 Certificates will be issued in minimum dollar denominations of $50,000 and integral multiples of $1 in excess thereof. A single Class R Certificate will be issued in definitive form in a $100 denomination.

BOOK-ENTRY CERTIFICATES

         The Offered Certificates (other than the Class R Certificate) and the
Class B-3 Certificates will be Book-Entry Certificates. Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or
Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates (other than the Class R Certificate) and the Class B-3 Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream
Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for
Euroclear. Investors may hold such beneficial interests in the Book-Entry
Certificates in minimum

                                      S-35

Certificate Principal Balances of $50,000 and integral multiples of $1 in excess of $50,000. Except as described below, no person acquiring a Book-Entry
Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on
the records of Clearstream Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC
Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.
Indirect Participants, with whom Certificate Owners have accounts with respect to Book-Entry Certificates, are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective
Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry
Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not
Participants may transfer ownership of Book-Entry Certificates only through
Participants and Indirect Participants by instructing such Participants and
Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry
Certificates, which account is maintained with their respective Participants.
Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.
Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in
Clearstream Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such
Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or
Euroclear Participant to a DTC Participant, will be received with value on the
DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in
DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Material Federal Income Tax
Consequences--Grantor Trust Funds--Non-U.S. Persons," "Material Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Non-U.S. Persons" and "Material Federal Income Tax
Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign
Investors" in the prospectus and "Global Clearance,

                                      S-36

Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax
Documentation Requirements" in Annex 1 hereto.

         Transfers between Participants will occur in accordance with the Rules.
Transfers between Clearstream Luxembourg Participants and Euroclear Participants
will occur in accordance with their respective rules and operating procedures.

         Crosmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such crosmarket transactions will require delivery of instructions to the relevant
European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to
DTC. Clearstream Luxembourg Participants and Euroclear Participants may not
deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry
Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC
Participants as in effect from time to time.

         Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for
Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg
Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg
Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

         The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries

                                      S-37

through electronic book-entry changes in accounts of such Participants or other securities intermediaries. The Euroclear Operator provides Euroclear
Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

         Non-Participants of Euroclear may hold and transfer book-entry interests in the Certificates through accounts with a direct Participant of
Euroclear or any other securities intermediary that holds a book-entry interest in the Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

         The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

         Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions. The Terms and Conditions
govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the
Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry
Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or
Euroclear will be credited to the cash accounts of Clearstream Luxembourg
Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations.
See "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S.
Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners
of REMIC Regular Certificates--Non-U.S. Persons" and "Material Federal Income
Tax Consequences--Tax Treatment of Certificates as Debt for Tax
Purposes--Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge
Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry
Certificates, may be limited due to the lack of physical certificates for such
Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those Offered Certificates in the secondary market since some potential investors may be unwilling to purchase
Offered Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust Fund provided by the Trustee to
Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to
whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

                                      S-38

         DTC has advised the Depositor and the Trustee that, unless and until
Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and
Servicing Agreement only at the direction of one or more Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and
Servicing Agreement on behalf of a Clearstream Luxembourg Participant or
Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the
Book-Entry Certificates, or their nominees, rather than to DTC, only if:

         (1)      DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor;

         (2)      the Depositor notifies the Trustee and DTC of its intent to terminate the book entry system through DTC and, upon receipt of notice of such intent from DTC, the beneficial owners of the Book-Entry Certificates agree to initiate such
                  termination; or

         (3)      after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting
                  rights evidenced by any class of Book-Entry Certificates
                  advise the Trustee and DTC through the Financial
                  Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a
                  successor to DTC) is no longer in the best interests of
                  beneficial owners of such class.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the Offered Certificates and the Class B-3 Certificates under the
Pooling and Servicing Agreement.

         Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

CAP CONTRACT ACCOUNT

         The Trustee will be obligated to establish the Cap Contract Account, into which the Trustee shall promptly deposit upon receipt any amounts paid pursuant to the Cap Contract. The funds in the Cap Contract Account shall not be invested.

                                      S-39

DISTRIBUTIONS

         General. Distributions on the certificates will be made by the Trustee, on each Distribution Date, commencing in June 2005, to the persons in whose names the certificates are registered at the close of business on the Record
Date.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to distributions as it appears on the certificate register or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Pooling and Servicing
Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution
Date, a holder of a certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable class of certificates.

         Distributions of Interest. On each Distribution Date, the interest distributable with respect to the Offered Certificates and Class B-3
Certificates is the interest which has accrued thereon at the then applicable related Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date less Prepayment
Interest Shortfalls, if any.

         All calculations of interest on the Offered Certificates and the Class
B-3 Certificates will be made on the basis of a 360-day year comprised of 12
30-day months.

         On each Distribution Date, the Interest Funds for such Distribution
Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

         1.  to the Class P Certificates, an amount equal to any prepayment charges received with respect to the Mortgage Loans or paid by the
             Servicer or the Seller in respect of prepayment charges pursuant to the Pooling and Servicing Agreement during the related Prepayment
             Period;

         2.  to each class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such class;
             provided, however, that if Interest Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A
             Certificates, Interest Funds will be distributed pro rata among each class of the Class A Certificates based upon the ratio of (x)
             the Current Interest and Interest Carry Forward Amount for each class of the Class A Certificates to (y) the total amount of
             Current Interest and any Interest Carry Forward Amount for the
             Class A Certificates in the aggregate;

         3.  to the Class M-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

         4.  to the Class M-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

         5.  to the Class B-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

                                      S-40

         6.  to the Class B-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

         7.  to the Class B-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;
             and

         8.  any remainder to be distributed as described under
             "--Overcollateralization Provisions" below.

         Any payments received under the terms of the Cap Contract will be available to pay the holders of the related classes of the Offered Certificates amounts in respect of any Floating Rate Certificate Carryover, except Floating
Rate Certificate Carryover resulting from the fact that the Pooling and
Servicing Agreement does not provide for the reduction of the Certificate
Principal Balance of the Class A Certificates as a result of Realized Losses.
Any amounts received under the terms of the Cap Contract on a Distribution Date that are not used to pay such Floating Rate Certificate Carryover will be distributed to the holder of the Class C Certificates. Payments in respect of such Floating Rate Certificate Carryover shall be paid to the Offered
Certificates pro rata based upon such Floating Rate Certificate Carryover for each class of Offered Certificates.

         Distributions of Principal. On each Distribution Date, the Principal
Distribution Amount for such Distribution Date is required to be distributed in the following order of priority until the Principal Distribution Amount has been fully distributed:

         (1) to the Class A Certificates, the Class A Principal Distribution
             Amount will be distributed as follows: first, to the Class R
             Certificate until its Certificate Principal Balance has been reduced to zero, and second, pro rata to the Class A-1 Certificates and Class A-2 Certificates, based on their relative Certificate
             Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate
             Principal Balance of the Class M Certificates and Class B
             Certificates has been reduced to zero, any principal distributions allocated to the Class A-1 Certificates and Class A-2 Certificates
             are required to be allocated sequentially to the Class A-1
             Certificates and Class A-2 Certificates, in that order, until the
             Certificate Principal Balance of each such class has been reduced to zero;

         (2) to the Class M-1 Certificates, the Class M-1 Principal Distribution
             Amount;

         (3) to the Class M-2 Certificates, the Class M-2 Principal Distribution
             Amount;

         (4) to the Class B-1 Certificates, the Class B-1 Principal Distribution
             Amount;

         (5) to the Class B-2 Certificates, the Class B-2 Principal Distribution
             Amount;

         (6) to the Class B-3 Certificates, the Class B-3 Principal Distribution
             Amount; and

         (7) any remainder to be distributed as described under
             "--Overcollateralization Provisions" below.

OVERCOLLATERALIZATION PROVISIONS

         If on any Distribution Date, after giving effect to any Extra Principal
Distribution Amount, the aggregate Certificate Principal Balance of the Offered
Certificates and the Class B-3 Certificates exceeds the

                                      S-41

aggregate Stated Principal Balance of the Mortgage Loans, the Certificate
Principal Balance of the Subordinated Certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 Certificates) by an amount equal to such excess.

         If the Certificate Principal Balance of a class of Subordinated
Certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to its Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below,
Interest Funds and Principal Funds not otherwise required to be distributed with respect to principal of and interest on the certificates will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such certificates in order of seniority.

         On each Distribution Date, Interest Funds and Principal Funds not
otherwise required to be distributed with respect to principal of and interest on the certificates as described above under "--Distributions" will be required to be distributed in respect of the following amounts, without duplication, until fully distributed:

         (1) the Extra Principal Distribution Amount, which will be included in the Principal Distribution Amount for that Distribution Date;

         (2) to the Class M-1 Certificates, any Unpaid Realized Loss Amount for
             such class;

         (3) to the Class M-2 Certificates, any Unpaid Realized Loss Amount for
             such class;

         (4) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for
             such class;

         (5) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for
             such class;

         (6) to the Class B-3 Certificates, any Unpaid Realized Loss Amount for
             such class;

         (7) to the Class R Certificates, the Residual Excess Interest Amount;

         (8) to the Offered Certificates and the Class B-3 Certificates, on a
             pro rata basis, the Floating Rate Certificate Carryover; and

         (9) to the Class C Certificates or the Residual Certificate, the
             remaining amount.

         Any Floating Rate Certificate Carryover will be paid on future
Distribution Dates from and to the extent of funds available for that purpose as described in this prospectus supplement. The ratings on the Offered Certificates do not address the likelihood of the payment of any Floating Rate Certificate
Carryover.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATED CERTIFICATES

         The rights of the holders of the Subordinated Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A Certificates and the rights of the holders of each class of Subordinated Certificates (other than the Class M-1 Certificates) to receive such payments will be further subordinated to the rights of the class or classes of Subordinated Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinated Certificates to the Class A Certificates and
the further subordination among the Subordinated Certificates is intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses.

                                      S-42

CAP CONTRACT

         On the Closing Date, the Trustee, on behalf of the Trust Fund, will be directed to enter into an interest rate cap transaction with the Cap Contract
Counterparty as evidenced by the Cap Contract. The Cap Contract will be entered into in lieu of negotiating an ISDA Master Agreement and confirmation thereunder, and pursuant to the Cap Contract, an ISDA Master Agreement will be deemed to have been executed by the Trustee and the Cap Contract Counterparty on the date that the Cap Contract was executed. The Cap Contract is subject to certain ISDA definitions. On or prior to the Cap Contract Termination Date, amounts, if any, received by the Trustee for the benefit of the Trust Fund in respect of the Cap Contract will be used to pay Floating Rate Certificate
Carryover on the related classes of the Offered Certificates, except Floating
Rate Certificate Carryover resulting from the fact that the Pooling and
Servicing Agreement does not provide for the reduction of the Certificate
Principal Balance of the Class A Certificates as a result of Realized Losses.
Any amounts that are received on the Cap Contract that are not used to pay such
Floating Rate Certificate Carryover on the Offered Certificates will be distributed to the holder of the Class C Certificates.

         With respect to any Distribution Date on or prior to the Cap Contract
Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the Cap Contract will equal (a) the product of: (1) the excess, if any, of one-month LIBOR over the rate for such payment date as set forth in the Cap
Contract, up to a maximum rate as set forth in the Cap Contract; (2) the lesser of (a) the notional amount for such Interest Accrual Period as set forth below and (b) the aggregate outstanding principal balance of the Offered Certificates as of the first day of the related Accrual Period; and (3) a fraction, the numerator of which is 30 and the denominator of which is 360.

         The Cap Contract Notional Balances will be as shown in the following table:

                            ONE-MONTH LIBOR CAP TABLE



--------------------------------------------------------------------------------------------------------
PERIOD        BEGINNING       ENDING      NOTIONAL BALANCE ($)    CEILING RATE (%)     CAP RATE (%)
               ACCRUAL       ACCRUAL
--------------------------------------------------------------------------------------------------------

  1            5/26/05        6/25/05        312,780,000.00            5.330              9.200
-------------------------------------------------------------------------------------------------------
  2            6/25/05        7/25/05        306,925,474.97            5.331              9.200
-------------------------------------------------------------------------------------------------------
  3            7/25/05        8/25/05        301,179,085.45            5.331              9.200
-------------------------------------------------------------------------------------------------------
  4            8/25/05        9/25/05        295,538,657.38            5.331              9.200
-------------------------------------------------------------------------------------------------------
  5            9/25/05       10/25/05        290,002,237.31            5.332              9.200
-------------------------------------------------------------------------------------------------------
  6           10/25/05       11/25/05        284,567,907.86            5.332              9.200
-------------------------------------------------------------------------------------------------------
  7           11/25/05       12/25/05        279,233,786.93            5.333              9.200
-------------------------------------------------------------------------------------------------------
  8           12/25/05        1/25/06        273,998,027.15            5.333              9.200
-------------------------------------------------------------------------------------------------------
  9            1/25/06        2/25/06        268,858,815.18            5.334              9.200
-------------------------------------------------------------------------------------------------------
  10           2/25/06        3/25/06        263,814,371.13            5.334              9.200
-------------------------------------------------------------------------------------------------------
  11           3/25/06        4/25/06        258,862,947.88            5.335              9.200
-------------------------------------------------------------------------------------------------------
  12           4/25/06        5/25/06        254,002,830.55            5.335              9.200
-------------------------------------------------------------------------------------------------------
  13           5/25/06        6/25/06        249,232,335.84            5.336              9.200
-------------------------------------------------------------------------------------------------------
  14           6/25/06        7/25/06        244,549,811.50            5.336              9.200
-------------------------------------------------------------------------------------------------------
  15           7/25/06        8/25/06        239,953,635.72            5.337              9.200
-------------------------------------------------------------------------------------------------------
  16           8/25/06        9/25/06        235,442,216.58            5.337              9.200
-------------------------------------------------------------------------------------------------------
  17           9/25/06       10/25/06        231,013,991.53            5.338              9.200
-------------------------------------------------------------------------------------------------------
  18          10/25/06       11/25/06        226,667,426.78            5.338              9.200
-------------------------------------------------------------------------------------------------------
  19          11/25/06       12/25/06        222,401,016.85            5.339              9.200
-------------------------------------------------------------------------------------------------------
  20          12/25/06        1/25/07        218,213,284.00            5.340              9.200
-------------------------------------------------------------------------------------------------------
  21           1/25/07        2/25/07        214,102,777.71            5.340              9.200
-------------------------------------------------------------------------------------------------------
  22           2/25/07        3/25/07        210,068,074.21            5.341              9.200
-------------------------------------------------------------------------------------------------------
  23           3/25/07        4/25/07        206,107,775.98            5.341              9.200
-------------------------------------------------------------------------------------------------------

                                      S-43

-------------------------------------------------------------------------------------------------------
PERIOD        BEGINNING       ENDING      NOTIONAL BALANCE ($)    CEILING RATE (%)     CAP RATE (%)
               ACCRUAL       ACCRUAL
-------------------------------------------------------------------------------------------------------
  24           4/25/07        5/25/07        202,220,511.26            5.342              9.200
-------------------------------------------------------------------------------------------------------
  25           5/25/07        6/25/07        198,404,933.56            5.343              9.200
-------------------------------------------------------------------------------------------------------
  26           6/25/07        7/25/07        194,659,721.23            5.343              9.200
-------------------------------------------------------------------------------------------------------
  27           7/25/07        8/25/07        190,983,576.96            5.344              9.200
-------------------------------------------------------------------------------------------------------
  28           8/25/07        9/25/07        187,375,227.37            5.345              9.200
-------------------------------------------------------------------------------------------------------
  29           9/25/07       10/25/07        183,833,422.54            5.345              9.200
-------------------------------------------------------------------------------------------------------
  30          10/25/07       11/25/07        180,356,935.61            5.346              9.200
-------------------------------------------------------------------------------------------------------
  31          11/25/07       12/25/07        176,944,562.32            5.799              9.200
-------------------------------------------------------------------------------------------------------
  32          12/25/07        1/25/08        173,586,511.89            5.802              9.200
-------------------------------------------------------------------------------------------------------


         The Cap Contract is scheduled to remain in effect until the Cap
Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty or the Trust
Fund, the failure by the Cap Contract Counterparty (after a grace period of three local Business Days, as defined in the Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the Cap Contract, the failure by the Cap Contract Counterparty or the
Trustee (after a cure period of 20 days after notice of such failure is received) to perform any other agreement made by it under the Cap Contract, the termination of the Trust Fund and the Cap Contract becoming illegal or subject to certain kinds of taxation.

         The Offered Certificates do not represent an obligation of the Cap
Contract Counterparty. Holders of the Offered Certificates will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under the Cap Contract.

CALCULATION OF ONE-MONTH LIBOR

         On each Interest Determination Date, the Securities Adminstrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest
Determination Date or (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the Securities Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month
United States dollar deposits, as such rates appear on the Reuters Screen LIBO
Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

         If One-Month LIBOR is determined under clause (2) above, on each
Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Offered Certificates and the Class B-3 Certificates will be established by the Securities Administrator as follows:

         (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related
             Accrual Period for the Offered Certificates and the Class B-3
             Certificates shall be the arithmetic mean of such offered
             quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

         (2) If on such Interest Determination Date fewer than two Reference
             Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y)
             the Reserve Interest Rate.

         The establishment of One-Month LIBOR on each Interest Determination
Date by the Securities Administrator and the Securities Administrator's
calculation of the rate of interest applicable to the Offered

                                      S-44

Certificates and the Class B-3 Certificates, for the related Accrual Period for the Offered Certificates and the Class B-3 Certificates shall (in the absence of manifest error) be final and binding.

ADDITIONAL RIGHTS OF THE CLASS R CERTIFICATEHOLDER

         The Class R Certificate will remain outstanding for so long as the
Trust Fund shall exist, whether or not such Class R Certificate is receiving current distributions of principal or interest. In addition to distributions of principal and interest distributable as described under "--Distributions," the holder of the Class R Certificate will be entitled to receive (i) the amounts, if any, remaining in each REMIC on any Distribution Date after distributions of principal and interest on the regular interests and Class R Certificate on such date and (ii) the proceeds of the assets of the Trust Fund, if any, remaining in each REMIC after distributions in respect of any accrued and unpaid interest on such regular interests and Class R Certificate, and after distributions in respect of principal have reduced the principal amounts of the regular interests and Class R Certificate to zero. After the Certificate Principal Balance of the
Class R Certificate is reduced to zero, it is not anticipated that any material distributions will be made with respect to the Class R Certificate at any time.
See "Material Federal Income Tax Consequences--REMICs-Taxation of Owners of
REMIC Residual Certificates" in the prospectus.

RESTRICTIONS ON TRANSFER OF THE CLASS R CERTIFICATE

         The Class R Certificate will be subject to the following restrictions on transfer, and the Class R Certificate will contain a legend describing such restrictions.

         The REMIC provisions of the Code impose certain taxes on (i)
transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations (as defined in the prospectus) and (ii)
certain pass-through entities (as defined in the prospectus) that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership" as defined in the Code) with respect to the Class R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a disqualified organization or a nominee for a disqualified organization. The Pooling and
Servicing Agreement will provide that no legal or beneficial interest in the
Class R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing the Class R Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii)
understands that it may incur tax liabilities with respect to the Class R
Certificate in excess of cashflows generated thereby, (iii) intends to pay taxes associated with holding the Class R Certificate as such taxes become due, (iv)
will not transfer the Class R Certificate to any person or entity that does not provide a similar affidavit or letter and (v) will not cause income from the
Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer.

         In addition, the Class R Certificate may not be purchased by or transferred to any person that is not a U.S. Person (as defined in the prospectus), unless such person holds such Class R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective IRS Form W-8ECI (or any successor thereto).

         The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax

                                      S-45

imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

         The Class R Certificate may not be acquired by or transferred to a Plan or a person acting for, on behalf of or with any assets of any such Plan. See
"ERISA Considerations" in this prospectus supplement and in the prospectus.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued pursuant to the Pooling and Servicing
Agreement among the Depositor, the Trustee, the Master Servicer and the
Securities Administrator. The NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement. In addition, the NIMS
Insurer will have various rights under the Pooling and Servicing Agreement. The
Offered Certificates and the Class B-3 Certificates in certificated form will be transferable and exchangeable at the office of the Trustee, which will serve as certificate registrar and paying agent. The Trustee will provide to a prospective or actual certificateholder, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Wachovia Bank, National Association, 401 S. Tryon Street, 12th Floor, NC
1179, Charlotte, North Carolina 28288, Attention: Client Manager - MLMI 2005-A3.

ASSIGNMENT OF MORTGAGE LOANS

         Under the Assignment, Assumption and Recognition Agreement, among
Merrill Lynch Mortgage Lending, Inc., the Depositor and the Originator, the
Seller will sell the Mortgage Loans to the Depositor. Pursuant to the
Assignment, Assumption and Recognition Agreement, the Seller and the Originator
will make certain representations, warranties and covenants relating to the
Mortgage Loans. The Originator will also represent that no Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or is a "high cost" or "predatory" loan under any applicable state or local law applicable to the originator of such Mortgage Loan. The Seller will also represent that no
Mortgage Loan is a High Cost loan or Covered Loan, as applicable, as such terms are defined in Appendix E of S&P's Glossary For File Format for LEVELS(R)
Version 5.6 Revised. Such representations and warranties will be assigned by the
Seller to the Depositor, which will assign such representations and warranties to the Trust Fund. Subject to the limitations described below, the Seller or the
Originator will be obligated as described herein to repurchase or substitute a similar mortgage loan for any Defective Mortgage Loan. We refer you to
"Description of the Agreements--Representations and Warranties; Repurchases" in
the accompanying prospectus.

         Pursuant to the Pooling and Servicing Agreement, on the Closing Date,
the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trust Fund certain of its rights to the Mortgage Loans and its rights under the Assignment, Assumption and Recognition Agreement (including the right to enforce the Seller's repurchase obligations). The obligations of the
Seller and the Originator are limited to their respective obligations to repurchase or substitute for Defective Mortgage Loans.

         In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian, among other things, the Mortgage Note (and any modification or amendment thereto) endorsed in blank without recourse, the Mortgage with evidence of recording indicated thereon, an assignment in recordable form of the
Mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee or its

                                      S-46

custodian as soon as the same is available to the Depositor) (collectively, the
"Mortgage File"). Assignments of the Mortgage Loans to the Trustee (or its
nominee) will be recorded by the applicable seller in the appropriate public office for real property records, except in states where, in the opinion of counsel, delivered at the request and at the expense of the Depositor on the
Closing Date, such recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

AMENDMENT

         The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the NIMS Insurer, if any, without the consent of certificateholders, for any of the purposes set forth under "Description of the
Agreements--Amendment" in the prospectus. In addition, the Pooling and Servicing
Agreement may be amended by the Depositor, the Master Servicer, the Securities
Administrator and the Trustee and the holders of a 66 2/3% Percentage Interest of each class of certificates affected thereby with the consent of the NIMS
Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

         (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

         (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (1) above, without the consent of the holders of certificates of such class evidencing, as to such class,
             Percentage Interests aggregating 66 2/3%; or

         (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

OPTIONAL TERMINATION

         Immediately after the Auction Termination Date, the Securities
Administrator will be directed, pursuant to the Pooling and Servicing Agreement, to attempt to terminate the Trust Fund through a one-time auction process, using procedures that are mutually acceptable to the Securities Administrator and the
Depositor, and thereby effect the retirement of all of the certificates.
Pursuant to such procedures, the Securities Administrator will attempt to auction the remaining Trust Fund assets via a solicitation of bids from at least three bidders. Any such termination will occur only if the highest bid received is at least equal to the sum of (i) the aggregate outstanding principal balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon through the
Due Date preceding distribution of the proceeds, (ii) any unreimbursed out-of-pocket amounts owed to the Trustee, the Master Servicer or the Servicer, whether incurred or otherwise, and all unreimbursed Advances and servicing advances, (iii) any unreimbursed costs, penalties and/or damages incurred by the
Trust Fund in connection with any violation relating to any of the Mortgage
Loans of any predatory or abusive lending law and (iv) all reasonable fees and expenses incurred by the Securities Administrator in connection with such auction. Net proceeds (after reimbursement of amounts due to the Master
Servicer, the Servicer and the Trustee) from the purchase will be distributed to the certificateholders as provided in the Pooling and Servicing Agreement. Any such optional termination of the Trust Fund will result in an early retirement of the certificates. If a sufficient purchase price is not achieved at such auction, the NIMS Insurer may, on any subsequent Distribution Date, purchase all of the Mortgage Loans, at a price described in the

                                      S-47

Pooling and Servicing Agreement, which would result in the termination of the
Trust Fund. If the Trust Fund is not terminated as a result of an auction and the NIMS Insurer fails to exercise its option to purchase all of the Mortgage
Loans, the Master Servicer may purchase all of the Mortgage Loans, which would similarly result in the termination of the Trust Fund.

EVENTS OF DEFAULT

         Events of default under the Pooling and Servicing Agreement consist of
(i) failure by the Master Servicer to cause to be deposited in the Distribution
Account amounts required to be deposited by the Master Servicer pursuant to the
Pooling and Servicing Agreement, and such failure continues unremedied for three
Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,
(ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and
Servicing Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee, (iii) the entry against the Master
Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the
Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, or (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations.

         In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee, the
NIMS Insurer, or the holders of Certificates aggregating ownership of not less than 51% of the Trust may in each case by notice in writing to the Master
Servicer (and to the Trustee if given by such certificateholders), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans
serviced by the Master Servicer and the proceeds thereof.

         Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Pooling and Servicing
Agreement, whether with respect to the Certificates, the Mortgage Loans or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans) shall, subject to the provisions of the Pooling and Servicing Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee. Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the
Master Servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof; provided, however, that the Trustee (i) shall be under no obligation to repurchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the prior Master Servicer.
As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable

                                      S-48

so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or
Freddie Mac approved servicer as the successor to the Master Servicer under the
Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the Master
Servicer under the Pooling and Servicing Agreement, the Trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage
Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the
Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the Pooling and Servicing
Agreement remains unremedied, the Trustee may (with the consent of the NIMS
Insurer, if any), or upon the receipt of instructions from the NIMS Insurer or the holders of certificates having greater than 50% of the voting rights evidenced by the certificates. (with the consent of the NIMS Insurer, if any)
shall, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will, within the time period specified in the Pooling and Servicing
Agreement, succeed to all of the responsibilities and duties of the Master
Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the master servicing of the Mortgage Loans master serviced by the Master Servicer, including the delinquency experience of such
Mortgage Loans.

         No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding regarding an event of default, unless the holder previously has given to the Trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25%
of the voting rights evidenced by the certificates have made written request to the Trustee to institute such proceeding in its own name as trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

VOTING RIGHTS

         As of any date of determination, (1) holders of the Offered
Certificates and the Class B-3 Certificates will be allocated 98% of all voting rights, allocated among the Offered Certificates and the Class B-3 Certificates
in proportion to their respective outstanding Certificate Principal Balances and
(2) holders of the Class C and Class P Certificates will be allocated all of the remaining voting rights. Voting rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.

THE TRUSTEE

         Wachovia Bank, National Association will be the Trustee under the
Pooling and Servicing Agreement. The Trustee will be entitled to reimbursement for certain expenses and other amounts prior to payment of any amounts to certificateholders. The Trustee's "Corporate Trust Office" for purposes of presentment and for transfers and exchanges of the Certificates is located at
401 S. Tryon Street, 12th Floor,

                                      S-49

NC 1179, Charlotte, North Carolina 28288 (Attention: Merrill Lynch Mortgage
Investors Trust Series MLMI 2005-A3) or at such other addresses as the Trustee may designate from time to time.

         The Trustee will:

         (1) provide administrative services and file reports with regard to the certificates; and

         (2) receive payments with respect to the Mortgage Loans from the Master
             Servicer and, in its capacity as paying agent for the certificates, remit the payments to the certificateholders as described herein.

The Trustee will pay certain administrative expenses of the trust from amounts on deposit in the Distribution Account. As compensation for its services, the
Trustee will be entitled to an annual fee payable by the Securities
Administrator.

THE SECURITIES ADMINISTRATOR

         Wells Fargo Bank, N.A. will be the Securities  Administrator under the
Agreement. The Securities Administrator's corporate trust office is located at
9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Merrill Lynch
Mortgage Investors, Inc., Series 2005-A3 or at such other address as the
Securities Administrator may designate from time to time.

         The Securities Administrator may resign at any time, in which event the
Trustee will be obligated to appoint a successor Securities Administrator. The
Trustee may also remove the Securities Administrator if the Securities
Administrator ceases to be eligible to continue as such under the Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities
Administrator, the Trustee will be entitled to appoint a successor Securities
Administrator. The Securities Administrator may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the Securities
Administrator, the compensation of any successor Securities Administrator shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the Trustee and the Securities Administrator. Any
resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

         The Securities Administrator will make available each month, to any interested party, the statement to certificateholders (and any additional files containing the same information in alternative format) via the Securities
Administrator's website. In addition, pursuant to the Agreement, the Securities
Administrator will make available, as a convenience for interested parties (and not in furtherance of the distribution of the accompanying Prospectus or this prospectus supplement under the securities laws), the Agreement, the accompanying prospectus and this prospectus supplement via the Securities
Administrator's website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Securities Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

         In connection with providing access to the Securities Administrator's website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator shall not be liable for the dissemination of information in accordance with the Agreement. If the
Securities Administrator and Master Servicer are the same entity, then at any time the Securities Administrator resigns or is removed hereunder, the Master
Servicer shall likewise be terminated as master servicer hereunder.

                                      S-50

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of and the yield to maturity on each class of
Offered Certificates and the Class B-3 Certificates will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans.
The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagors' equity in the related properties, and changes in the mortgagors' housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to prepayment charges. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates and the Class B-3 Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower)
than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates and Class B-3 Certificates
may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates or Class B-3 Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

         The weighted average life of and yield to maturity on each class of
Offered Certificates will also be influenced by the amount of Net Excess
Cashflow generated by the Mortgage Loans and applied in reduction of the
Certificate Principal Balances of such certificates. The level of Net Excess
Cashflow available on any Distribution Date to be applied in reduction of the
Certificate Principal Balances of the Class A, Class M and Class B Certificates
will be influenced by, among other factors:

         (1) the overcollateralization level of the assets at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate
             Principal Balance of the related Class A, Class M and Class B
             Certificates);

         (2) the delinquency and default experience of the related Mortgage
             Loans;

         (3) the level of One-Month LIBOR;

         (4) the Mortgage Index for the Mortgage Loans; and

         (5) the provisions of the Pooling and Servicing Agreement that permit
             Net Excess Cashflow to be distributed to the Class C Certificates or the Residual Certificate when required overcollateralization levels have been met.

                                      S-51

To the extent that greater (or lesser) amounts of Net Excess Cashflow are distributed in reduction of the Certificate Principal Balances of a class of
Offered Certificates, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of
Net Excess Cashflow distributed at any time or in the aggregate. See
"Description of the Certificates--Overcollateralization Provisions."

PREPAYMENTS AND YIELDS FOR THE CERTIFICATES

         Generally, if purchased at other than par, the yield to maturity on the
Offered Certificates and the Class B-3 Certificates will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Offered Certificates or Class B-3 Certificates at a
discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Offered
Certificates or Class B-3 Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. Because approximately 27.35% of the Mortgage Loans contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for Mortgage Loans which do not contain prepayment charges; however, principal prepayments on the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such prepayment charges.

         All of the Mortgage Loans in the mortgage pool are adjustable rate
Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. In addition, depending on prevailing interest rates, adjustable rate mortgage loans could experience higher prepayment rates at or near the time of any interest rate adjustment. Nevertheless, no assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

         Although the Mortgage Rates on the Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through
Rate on the Offered Certificates and the Class B-3 Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Certificates and the Class B-3 Certificates. The
Mortgage Rate applicable to substantially all of the Mortgage Loans and any
Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to a Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the related cap. See "The Mortgage Pool."

         The calculation of the Pass-Through Rate on each class of the Offered
Certificates and Class B-3 Certificates is based upon the value of an index
(One-Month LIBOR) which is different from the value of the index applicable to all of the Mortgage Loans (Six-Month LIBOR) as described under "The Mortgage
Pool--General." The Offered Certificates and the Class B-3 Certificates are
subject to a cap, which limits the pass through rate on such Certificates to a per annum rate equal to the least of (1) the Available Funds Cap; (2) the
Maximum Rate Cap and (3) the Hard Cap.

                                      S-52

         Furthermore, even if One-Month LIBOR and Six-Month LIBOR were at the same level, various factors may cause a cap to limit the amount of interest that would otherwise accrue on a related class of Offered Certificates and Class B-3
Certificates. In particular, the Pass-Through Rate on each class of Offered
Certificates and Class B-3 Certificates adjusts monthly, while the interest rates on the Mortgage Loans adjust less frequently, with the result that the operation of a cap may limit increases in the Pass-Through Rates for extended periods in a rising interest rate environment. In addition, the Mortgage Loans are subject to periodic (i.e., semi-annual or annual) adjustment caps, minimum and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in a cap limiting increases in the Pass-Through Rate for the related classes of Offered
Certificates and Class B-3 Certificates. Consequently, the interest that becomes due on the Mortgage Loans (net of the Servicing Fee) with respect to any
Distribution Date may not equal the amount of interest that would accrue at
One-Month LIBOR plus the margin on each class of Offered Certificates and Class
B-3 Certificates. Furthermore, if a cap determines the Pass-Through Rate for a class of Offered Certificates or Class B-3 Certificates for a Distribution Date,
the market value of such class of Offered Certificates or Class B-3 Certificates may be temporarily or permanently reduced. Although the Pooling and Servicing
Agreement provides a mechanism to pay, on a subordinated basis, any Floating
Rate Certificate Carryover, there is no assurance that funds will be available to pay such amount. The ratings assigned to the Offered Certificates and the
Class B-3 Certificates do not address the likelihood of the payment of any such amount.

         The extent to which the yield to maturity on the Offered Certificates and Class B-3 Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of the Offered Certificates and Class B-3 Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Offered Certificates and Class B-3
Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The Last Scheduled Distribution Date for each class of Offered
Certificates and Class B-3 Certificates is set forth in the chart appearing on page S-4. The actual final Distribution Date with respect to each class of
Offered Certificates and Class B-3 Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

         (1) prepayments are likely to occur and such prepayments will be applied to the payment of the Certificate Principal Balances thereof;

         (2) excess interest to the extent available will be applied as an accelerated payment of principal on the Offered Certificates and
             Class B-3 Certificates as described herein; and

         (3) the Securities Administrator will be directed in the Pooling and
             Servicing Agreement to conduct a one-time auction for the purchase of all the Mortgage Loans in the mortgage pool when the Stated
             Principal Balance of the Mortgage Loans and REO Properties at the
             time of purchase is less than or equal to 10% of the aggregate
             Stated Principal Balance of the Mortgage Loans as of the Cut-off
             Date; and if such auction fails to achieve the sufficient purchase price, the NIMS Insurer, if any, or the Master Servicer, to the
             extent any NIMS Insurer does not exercise its purchase option, may purchase all of the Mortgage Loans.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate model ("CPR"). The

                                      S-53

Constant Prepayment Rate model assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 30% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool.

         There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the
Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, employment status, the solicitation of mortgagors to refinance their mortgage loans and the existence of prepayment charges. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

         The weighted average lives of the Offered Certificates set forth on the following tables are determined by (1) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the certificates to the related Distribution Date, (2) summing the results and (3)
dividing the sum by the total principal distribution on the Offered
Certificates.

         The following tables have been prepared on the basis of the Modeling
Assumptions, including the assumption that the mortgage loans have the approximate characteristics described below:

                                      S-54

                           HYPOTHETICAL MORTGAGE LOANS



                                                                                               ORIGINAL    REMAINING
                                                                   ORIGINAL       REMAINING    INTEREST    INTEREST
                                NET      ORIGINAL    REMAINING   AMORTIZATION   AMORTIZATION     ONLY        ONLY       GROSS
    CURRENT      MORTGAGE     MORTGAGE     TERM        TERM          TERM           TERM         TERM        TERM      MARGIN
  BALANCE ($)     RATE(%)      RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)       (MONTHS)     (MONTHS)    (MONTHS)      (%)

  4,234,946.94     6.079        5.829      360         356           360            356             0           0       2.567
    192,128.09     6.617        6.367      360         355           360            355             0           0       2.544
 23,642,382.08     5.676        5.426      360         354           324            324            36          30       2.589
  5,234,577.86     5.915        5.665      360         354           324            324            36          30       2.576
155,681,885.96     5.754        5.504      360         356           240            240           120         116       2.490
    905,165.51     5.614        5.364      360         356           240            240           120         116       2.750
 59,172,956.14     5.785        5.535      360         356           240            240           120         116       2.589
    792,885.55     5.736        5.486      360         356           240            240           120         116       2.750
    154,378.83     6.000        5.750      360         356           240            240           120         116       2.750
  2,494,275.51     6.267        6.017      360         357           360            357             0           0       2.344
  5,376,425.25     6.116        5.866      360         353           300            300            60          53       2.517
  1,514,251.68     6.155        5.905      360         353           300            300            60          53       2.511
 34,006,454.61     6.099        5.849      360         356           240            240           120         116       2.501
    207,999.99     5.875        5.625      360         357           240            240           120         117       2.250
 15,372,259.54     6.117        5.867      360         356           240            240           120         116       2.488
    979,138.35     6.314        6.064      360         356           240            240           120         116       2.750
     87,708.91     7.000        6.750      360         356           360            356             0           0       2.750
    729,799.41     6.477        6.227      360         354           276            276            84          78       2.417
  1,191,656.83     7.079        6.829      360         356           240            240           120         116       2.750
    364,900.00     5.625        5.375      360         357           240            240           120         117       2.250
    131,000.00     7.250        7.000      360         356           240            240           120         116       2.750
    204,189.61     6.767        6.517      360         356           360            356             0           0       2.750
    120,692.53     6.916        6.666      360         356           360            356             0           0       2.750
  3,026,100.20     6.695        6.445      360         356           240            240           120         116       2.611
  1,564,186.02     6.696        6.446      360         356           240            240           120         116       2.750

                                                                               NUMBER OF
                                                                                 MONTHS                 ORIGINAL
                    INITIAL                                         RATE       UNTIL NEXT               MONTHS TO
                     RATE                                          CHANGE         RATE                 PREPAYMENT
    CURRENT         CHANGE     PERIODIC    MAXIMUM     MINIMUM    FREQUENCY    ADJUSTMENT                CHARGE
  BALANCE ($)       CAP(%)      CAP(%)      RATE(%)     RATE(%)    (MONTHS)       DATE        INDEX    EXPIRATION

  4,234,946.94       5.000       1.000      12.079      2.567         6            32        6M LIBOR       0
    192,128.09       5.000       1.000      12.617      2.544         6            31        6M LIBOR      36
 23,642,382.08       5.000       1.000      11.676      2.589         6            30        6M LIBOR       0
  5,234,577.86       5.000       1.000      12.248      2.575         6            30        6M LIBOR      36
155,681,885.96       5.000       1.000      11.754      2.490         6            32        6M LIBOR       0
    905,165.51       5.000       1.000      11.614      2.750         6            32        6M LIBOR      30
 59,172,956.14       5.000       1.000      11.785      2.589         6            32        6M LIBOR      36
    792,885.55       5.000       1.000      11.736      2.750         6            32        6M LIBOR      42
    154,378.83       5.000       1.000      12.000      2.750         6            32        6M LIBOR      60
  2,494,275.51       5.000       1.000      11.267      2.344         6            57        6M LIBOR       0
  5,376,425.25       5.000       1.000      11.116      2.517         6            53        6M LIBOR       0
  1,514,251.68       5.000       1.227      11.155      2.511         6            53        6M LIBOR      36
 34,006,454.61       5.000       1.000      11.099      2.501         6            56        6M LIBOR       0
    207,999.99       5.000       1.000      10.875      2.250         6            57        6M LIBOR      12
 15,372,259.54       5.000       1.000      11.117      2.488         6            56        6M LIBOR      36
    979,138.35       5.000       1.000      11.314      2.750         6            56        6M LIBOR      42
     87,708.91       5.000       1.000      12.000      2.750         6            80        6M LIBOR      36
    729,799.41       5.000       1.000      11.477      2.417         6            78        6M LIBOR       0
  1,191,656.83       5.000       1.000      12.079      2.872         6            80        6M LIBOR       0
    364,900.00       5.000       1.000      10.625      2.250         6            81        6M LIBOR      36
    131,000.00       5.000       1.000      12.250      2.750         6            80        6M LIBOR      42
    204,189.61       5.000       1.000      11.767      2.750         6           116        6M LIBOR       0
    120,692.53       5.000       1.000      11.916      2.750         6           116        6M LIBOR      36
  3,026,100.20       5.000       1.000      11.695      2.611         6           116        6M LIBOR       0
  1,564,186.02       5.000       1.000      11.696      2.750         6           116        6M LIBOR      36


                                      S-55

             PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING(1)
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW



                                                CLASS A-1                                    CLASS A-2
                                 -----------------------------------------      --------------------------------------
DISTRIBUTION DATE                 0%      24%      30%       45%       60%       0%      24%     30%      45%      60%
-----------------------------    ---      ---      ---       ---       ---      ---      ---     ---      ---      ---

Initial......................    100      100      100       100       100      100      100     100      100      100
May 25, 2006.................    100       74       67        50        34      100       74      67       50       34
May 25, 2007.................    100       53       44        23         8      100       53      44       23        8
May 25, 2008.................    100       38       28         8         0      100       38      28        8        0
May 25, 2009.................    100       30       22         8         0      100       30      22        8        0
May 25, 2010.................     99       23       15         5         0       99       23      15        5        0
May 25, 2011.................     99       17       10         2         0       99       17      10        2        0
May 25, 2012.................     99       13        7         1         0       99       13       7        1        0
May 25, 2013.................     99       10        5         *         0       99       10       5        *        0
May 25, 2014.................     98        7        4         *         0       98        7       4        *        0
May 25, 2015.................     97        6        2         0         0       97        6       2        0        0
May 25, 2016.................     94        4        2         0         0       94        4       2        0        0
May 25, 2017.................     91        3        1         0         0       91        3       1        0        0
May 25, 2018.................     88        2        1         0         0       88        2       1        0        0
May 25, 2019.................     84        2        *         0         0       84        2       *        0        0
May 25, 2020.................     80        1        0         0         0       80        1       0        0        0
May 25, 2021.................     76        1        0         0         0       76        1       0        0        0
May 25, 2022.................     72        *        0         0         0       72        *       0        0        0
May 25, 2023.................     68        *        0         0         0       68        *       0        0        0
May 25, 2024.................     63        0        0         0         0       63        0       0        0        0
May 25, 2025.................     58        0        0         0         0       58        0       0        0        0
May 25, 2026.................     52        0        0         0         0       52        0       0        0        0
May 25, 2027.................     47        0        0         0         0       47        0       0        0        0
May 25, 2028.................     41        0        0         0         0       41        0       0        0        0
May 25, 2029.................     36        0        0         0         0       36        0       0        0        0
May 25, 2030.................     31        0        0         0         0       31        0       0        0        0
May 25, 2031.................     25        0        0         0         0       25        0       0        0        0
May 25, 2032.................     18        0        0         0         0       18        0       0        0        0
May 25, 2033.................     12        0        0         0         0       12        0       0        0        0
May 25, 2034.................      5        0        0         0         0        5        0       0        0        0
May 25, 2035.................      0        0        0         0         0        0        0       0        0        0
Weighted Average Life in
Years(2).....................    20.84     3.36     2.59      1.48      0.87    20.84     3.36    2.59     1.48     0.87


------------------------

* Less than 0.5% but greater than 0.0%.

(1) Rounded to the nearest whole percentage.

(2) The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution
Date on such class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such class of Certificate.

                                      S-56

             PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING(1)
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW



                                                CLASS M-1                                    CLASS M-2
                                 -----------------------------------------      --------------------------------------
DISTRIBUTION DATE                 0%      24%      30%       45%       60%       0%      24%     30%      45%      60%
-----------------------------    ---      ---      ---       ---       ---      ---      ---     ---      ---      ---

Initial......................    100      100      100       100       100      100      100     100      100      100
May 25, 2006.................    100      100      100       100       100      100      100     100      100      100
May 25, 2007.................    100      100      100       100       100      100      100     100      100      100
May 25, 2008.................    100      100      100       100        14      100      100     100      100      100
May 25, 2009.................    100       67       48        18        14      100       67      48       18       73
May 25, 2010.................    100       50       33        10        14      100       50      33        8        8
May 25, 2011.................    100       38       23         3         *      100       38      23        0        0
May 25, 2012.................    100       29       16         0         0      100       29      16        0        0
May 25, 2013.................    100       22       11         0         0      100       22      11        0        0
May 25, 2014.................    100       17        8         0         0      100       17       3        0        0
May 25, 2015.................    100       13        3         0         0      100       13       0        0        0
May 25, 2016.................    100        9        0         0         0      100        6       0        0        0
May 25, 2017.................    100        7        0         0         0      100        *       0        0        0
May 25, 2018.................    100        2        0         0         0      100        0       0        0        0
May 25, 2019.................    100        0        0         0         0      100        0       0        0        0
May 25, 2020.................    100        0        0         0         0      100        0       0        0        0
May 25, 2021.................    100        0        0         0         0      100        0       0        0        0
May 25, 2022.................    100        0        0         0         0      100        0       0        0        0
May 25, 2023.................    100        0        0         0         0      100        0       0        0        0
May 25, 2024.................    100        0        0         0         0      100        0       0        0        0
May 25, 2025.................    100        0        0         0         0      100        0       0        0        0
May 25, 2026.................    100        0        0         0         0      100        0       0        0        0
May 25, 2027.................    100        0        0         0         0      100        0       0        0        0
May 25, 2028.................     92        0        0         0         0       92        0       0        0        0
May 25, 2029.................     80        0        0         0         0       80        0       0        0        0
May 25, 2030.................     68        0        0         0         0       68        0       0        0        0
May 25, 2031.................     55        0        0         0         0       55        0       0        0        0
May 25, 2032.................     41        0        0         0         0       41        0       0        0        0
May 25, 2033.................     26        0        0         0         0       26        0       0        0        0
May 25, 2034.................     11        0        0         0         0       10        0       0        0        0
May 25, 2035.................      0        0        0         0         0        0        0       0        0        0
Weighted Average Life in
Years(2).....................    26.26     6.00     4.88      4.05      3.21    26.25     5.89    4.75     3.73     4.37


------------------------

* Less than 0.5% but greater than 0.0%.

(1) Rounded to the nearest whole percentage.

(2) The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution
Date on such class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such class of Certificate.

                                      S-57

             PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING(1)
              AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW



                                                CLASS B-1                                    CLASS B-2
                                 -----------------------------------------      --------------------------------------
DISTRIBUTION DATE                 0%      24%      30%       45%       60%       0%      24%     30%      45%      60%
-----------------------------    ---      ---      ---       ---       ---      ---      ---     ---      ---      ---

Initial......................    100      100      100       100       100      100      100     100      100      100
May 25, 2006.................    100      100      100       100       100      100      100     100      100      100
May 25, 2007.................    100      100      100       100       100      100      100     100      100      100
May 25, 2008.................    100      100      100       100       100      100      100     100      100      100
May 25, 2009.................    100       66       48        16         0      100       66      48        0        0
May 25, 2010.................    100       50       33         0         0      100       50      33        0        0
May 25, 2011.................    100       38       23         0         0      100       38      11        0        0
May 25, 2012.................    100       29       11         0         0      100       29       0        0        0
May 25, 2013.................    100       22        1         0         0      100        6       0        0        0
May 25, 2014.................    100       12        0         0         0      100        0       0        0        0
May 25, 2015.................    100        3        0         0         0      100        0       0        0        0
May 25, 2016.................    100        0        0         0         0      100        0       0        0        0
May 25, 2017.................    100        0        0         0         0      100        0       0        0        0
May 25, 2018.................    100        0        0         0         0      100        0       0        0        0
May 25, 2019.................    100        0        0         0         0      100        0       0        0        0
May 25, 2020.................    100        0        0         0         0      100        0       0        0        0
May 25, 2021.................    100        0        0         0         0      100        0       0        0        0
May 25, 2022.................    100        0        0         0         0      100        0       0        0        0
May 25, 2023.................    100        0        0         0         0      100        0       0        0        0
May 25, 2024.................    100        0        0         0         0      100        0       0        0        0
May 25, 2025.................    100        0        0         0         0      100        0       0        0        0
May 25, 2026.................    100        0        0         0         0      100        0       0        0        0
May 25, 2027.................    100        0        0         0         0      100        0       0        0        0
May 25, 2028.................     92        0        0         0         0       92        0       0        0        0
May 25, 2029.................     80        0        0         0         0       80        0       0        0        0
May 25, 2030.................     68        0        0         0         0       68        0       0        0        0
May 25, 2031.................     55        0        0         0         0       55        0       0        0        0
May 25, 2032.................     41        0        0         0         0       41        0       0        0        0
May 25, 2033.................     26        0        0         0         0       23        0       0        0        0
May 25, 2034.................      0        0        0         0         0        0        0       0        0        0
May 25, 2035.................      0        0        0         0         0        0        0       0        0        0
Weighted Average Life in
Years(2).....................    26.20     5.67     4.56      3.49      3.55    26.09     5.36    4.30     3.28     3.29


------------------------

(1) Rounded to the nearest whole percentage.

(2) The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution
Date on such class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such class of Certificate.

                                      S-58

HYPOTHETICAL AVAILABLE FUNDS CAP TABLE

         Based upon the Modeling Assumptions and assuming further that the
Mortgage Loans prepay at a constant rate of 30% CPR, the following table indicates the related Available Funds Cap under such an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the Mortgage Loans will occur at a constant rate of 30% CPR or at any other constant rate. There is no assurance, therefore, of whether or to what extent the actual weighted average Net Mortgage Rate of the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for such Distribution Date in the following table.



                                 AVAILABLE FUNDS     AVAILABLE FUNDS
              DISTRIBUTION            CAP (%)             CAP (%)
PERIOD            DATE              (1)(3)(4)            (2)(3)(4)
--------------------------------------------------------------------

   1            6/25/2005              5.62               5.62
   2            7/25/2005              5.62               9.49
   3            8/25/2005              5.63               9.49
   4            9/25/2005              5.63               9.50
   5           10/25/2005              5.63               9.50
   6           11/25/2005              5.63               9.50
   7           12/25/2005              5.63               9.50
   8            1/25/2006              5.63               9.50
   9            2/25/2006              5.63               9.50
  10            3/25/2006              5.63               9.50
  11            4/25/2006              5.63               9.50
  12            5/25/2006              5.63               9.50
  13            6/25/2006              5.63               9.50
  14            7/25/2006              5.63               9.50
  15            8/25/2006              5.64               9.50
  16            9/25/2006              5.64               9.50
  17           10/25/2006              5.64               9.50
  18           11/25/2006              5.64               9.50
  19           12/25/2006              5.64               9.50
  20            1/25/2007              5.64               9.50
  21            2/25/2007              5.64               9.50
  22            3/25/2007              5.64               9.50
  23            4/25/2007              5.65               9.50
  24            5/25/2007              5.65               9.50
  25            6/25/2007              5.65               9.50
  26            7/25/2007              5.65               9.51
  27            8/25/2007              5.65               9.51
  28            9/25/2007              5.65               9.51
  29           10/25/2007              5.65               9.51
  30           11/25/2007              5.66               9.51
  31           12/25/2007              5.68               9.52
  32            1/25/2008              5.68               9.52
  33            2/25/2008              5.80               9.64
  34            3/25/2008              5.80               9.64
  35            4/25/2008              5.80               9.65
  36            5/25/2008              5.80               9.65
  37            6/25/2008              5.81               9.75
  38            7/25/2008              5.81               9.75
  39            8/25/2008              5.81              10.46
  40            9/25/2008              5.81              10.46
  41           10/25/2008              5.81              10.47
  42           11/25/2008              5.82              10.47
  43           12/25/2008              5.82              10.48


                                      S-59



                                 AVAILABLE FUNDS     AVAILABLE FUNDS
              DISTRIBUTION            CAP (%)             CAP (%)
PERIOD            DATE              (1)(3)(4)            (2)(3)(4)
--------------------------------------------------------------------

  44            1/25/2009              5.82              10.48
  45            2/25/2009              5.82              10.49
  46            3/25/2009              5.83              10.49
  47            4/25/2009              5.83              10.50
  48            5/25/2009              5.83              10.50
  49            6/25/2009              5.84              10.51
  50            7/25/2009              5.84              10.51
  51            8/25/2009              5.84              10.52
  52            9/25/2009              5.85              10.53
  53           10/25/2009              5.85              10.53
  54           11/25/2009              5.85              10.65
  55           12/25/2009              5.85              10.66
  56            1/25/2010              5.85              10.66
  57            2/25/2010              5.83              11.48
  58            3/25/2010              5.83              11.50
  59            4/25/2010              5.83              11.50
  60            5/25/2010              5.83              11.50
  61            6/25/2010              5.84              11.50
  62            7/25/2010              5.84              11.50
  63            8/25/2010              5.85              11.50
  64            9/25/2010              5.85              11.50
  65           10/25/2010              5.86              11.50
  66           11/25/2010              5.86              11.50
  67           12/25/2010              5.87              11.50
  68            1/25/2011              5.87              11.50
  69            2/25/2011              5.88              11.50
  70            3/25/2011              5.88              11.50
  71            4/25/2011              5.89              11.50
  72            5/25/2011              5.89              11.50
  73            6/25/2011              5.90              11.50
  74            7/25/2011              5.91              11.50
  75            8/25/2011              5.91              11.50
  76            9/25/2011              5.92              11.50
  77           10/25/2011              5.93              11.50
  78           11/25/2011              5.93              11.50


(1)    Assumes no losses, 10% optional termination and 30% CPR, and One-Month
       LIBOR and Six-Month LIBOR each remain constant at 3.08875% and 3.40875%, respectively.

(2)    Assumes no losses, 10% optional termination and 30% CPR, and One-Month
       LIBOR and Six-Month LIBOR each remain constant at 3.08875% and 3.40875%, respectively, for the first Distribution Date and each increase to and remain constant at 20.00000% for each Distribution Date thereafter. The values indicated include proceeds from the Cap Contract, although such proceeds are excluded from the calculation of the Available Funds Cap.

(3)    Calculated as (i) the Available Funds Cap plus (ii) the result of the proceeds from the Cap Contract divided by the aggregate Certificate
       Principal Balance of the classes of Offered Certificates for such
       Distribution Date multiplied by 12.

(4)    The least of (i) the Available Funds Cap and (ii) the Hard Cap.

ADDITIONAL INFORMATION

         The Depositor has filed additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange
Commission in a report on Form 8-K. Those tables and materials were prepared by the underwriter for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                      S-60

                         FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the Trust Fund will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. The Trust Fund will also include a grantor trust that will hold the rights to prepayment charges. The assets of the lowest-tier
REMIC will consist of the Mortgage Loans and all other property in the Trust
Fund except for (i) interests issued by any of the REMICs, (ii) prepayment charges received with respect to the Mortgage Loans and (iii) the Cap Contract and the Cap Contract Account. Each class of the Offered Certificates (other than the Class R Certificate) will represent the beneficial ownership of the corresponding regular interest of the highest-tier REMIC. The Class R
Certificate will represent the beneficial ownership of the residual interest in each of the REMICs.

         For federal income tax purposes, each of the interests in the highest-tier REMIC that corresponds to an Offered Certificate will be subject to an interest rate cap equal to the product of (a) 12 and (b) an amount obtained by dividing the amount of interest due on the Mortgage Loans, less certain amounts, by the aggregate Stated Principal Balance of the Mortgage Loans as of
the first day of the applicable Accrual Period (the "Net WAC Cap"). In addition to representing the beneficial ownership of the corresponding interest of the highest-tier REMIC, each of the Offered Certificates will also represent the beneficial ownership of any excess of the interest distributable on such class over the interest that would have accrued on the corresponding class of interest had each of the Offered Certificates been subject to a cap equal to the Net WAC
Cap (such excess, "excess interest payments"). The rights to excess interest payments associated with the Offered Certificates will not, for federal income tax purposes, be treated as interests in a REMIC.

         Upon the issuance of the Offered Certificates, Thacher, Proffitt & Wood
LLP will deliver its opinion to the effect that, assuming compliance with the
Pooling and Servicing Agreement, and the accuracy of certain representations made in the Pooling and Servicing Agreement and the transfer agreements with respect to the Mortgage Loans and certain representations made by the Seller, for federal income tax purposes, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Code.

         Holders of Subordinated Certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related Mortgage Loans. See "Material Federal Income Tax
Consequences" in the prospectus.

         The current backup withholding rate is 28%. The rate is subject to adjustment after 2010.

TAXATION OF THE BASIS RISK ARRANGEMENTS

         General. Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into, on the date it purchases its
Offered Certificate, one or more notional principal contracts whereby it has the right to receive payments with respect to excess interest payments.

         In general, the holders of the Offered Certificates must allocate the price they pay for their certificates between their interest in the highest-tier
REMIC and their rights to receive excess interest payments based on their relative fair market values. To the extent rights to receive such payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium paid by the holders of the Offered
Certificates. A holder of an Offered Certificate will be required to amortize the cap premium under one of the methods set forth in the Swap Regulations.
Prospective purchasers of the Offered

                                      S-61

Certificates should consult their own tax advisors regarding the appropriate method of amortizing any cap premium.

         Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received in connection with the right to receive excess interest payments must be netted against payments, if any, deemed made as a result of the cap premiums described above over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should, and under recently proposed regulations would, constitute ordinary income or ordinary deduction. The proposed regulations referred to in the preceding sentence are proposed to be effective thirty days after they are published as final regulations. It is not known whether the proposed regulations will be adopted as final regulations or, if so, whether they will be adopted in their current form. The IRS could contend the amount of net income or deduction is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Offered Certificates.

         Any amount of proceeds from the sale, redemption or retirement of an
Offered Certificate that is considered to be allocated to rights to receive excess interest payments would be considered a "termination payment" under the
Swap Regulations.

         Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights to receive excess interest payments in connection with the sale or exchange of an Offered
Certificate would be considered under the Swap Regulations a "termination payment" allocable to that Offered Certificate. A holder of an Offered
Certificate will have gain or loss from such a termination of the right to receive excess interest payments equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any cap premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its right to receive excess interest payments.

         Gain or loss realized upon the termination of a right to receive excess interest payments generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

         Application of the Straddle Rules. The Offered Certificates,
representing beneficial ownership of the corresponding regular interest and the right to receive excess interest payments, may constitute positions in a straddle, in which case, the straddle rules of Section 1092 of the Code would apply. If the straddle rules apply, a selling beneficial owner's capital gain or loss with respect to such corresponding regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the right to receive excess interest payments would be short-term. If the holder of an
Offered Certificate incurred or continued indebtedness to acquire or hold such
Offered Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the right to receive excess interest payments.

ORIGINAL ISSUE DISCOUNT AND AMORTIZABLE BOND PREMIUM

         For federal income tax reporting purposes, it is expected that the
Class A-1 Certificates will not, and the other classes of Offered Certificates may, be treated as having been issued with original issue discount. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans

                                      S-62

at a rate equal to 30% of the applicable prepayment model, as described above.
No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the
prospectus.

         The REMIC regular interests represented by the other classes of the
Offered Certificates (other than the Class R Certificate) may be treated as being issued at a premium. If this occurs, the holders of the Offered
Certificates may elect under Section 171 of the Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may be revoked only with the consent of the IRS, and should only be made after consulting with a tax advisor.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further principal prepayments on the Mortgage Loans are received.
Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE OFFERED CERTIFICATES

         As is described more fully under "Material Federal Income Tax
Consequences" in the prospectus, the Offered Certificates, other than any portion of an Offered Certificate representing a right to receive excess interest payments, will be treated as assets described in Section 7701(a)(19)(C)
of the Code in the same proportion that the assets of the Trust Fund, exclusive of the rights to the Cap Contract Account, rights to receive payments under the
Cap Contract, and rights to receive prepayment charges with respect to the
Mortgage Loans, would be so treated; provided, however, that if at least 95% of the assets of the Trust Fund, exclusive of the rights to the Cap Contract
Account, rights to receive payments under the Cap Contract, and rights to receive prepayment charges with respect to the Mortgage Loans, are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the Offered
Certificates, other than any portion of an Offered Certificate representing a right to receive excess interest payments, will be treated in their entirety as assets described in Section 7701(a)(19)(C) of the Code.

         The Offered Certificates, other than any portion of an Offered
Certificate representing a right to receive excess interest payments, will be treated as "real estate assets" under Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust Fund, exclusive of the rights to the Cap Contract Account, rights to receive payments under the Cap Contract, and rights to receive prepayment charges with respect to the Mortgage Loans, would be so treated; provided, however, that if at least 95% of the assets of the
Trust Fund, exclusive of the rights to the Cap Contract Account, rights to receive payments under the Cap Contract, and rights to receive prepayment charges with respect to the Mortgage Loans, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the Offered Certificates, other than any portion of an Offered Certificate representing a right to receive excess interest payments, will be treated in their entirety as "real estate assets" under Section 856(c)(5)(B) of the Code. Interest on the Offered
Certificates, other than excess interest payments, will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code in the same proportion that income of the Trust
Fund, exclusive of income from the Cap Contract, income from the Cap Contract
Account and income from prepayment charges with respect to the Mortgage Loans, is

                                      S-63

income described in Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the assets of the Trust Fund, exclusive of the rights to the Cap
Contract Account, rights to receive payments under the Cap Contract, and rights to receive prepayment charges with respect to the Mortgage Loans, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the Offered Certificates, other than excess interest payments, will be treated as "interest on obligations secured by mortgages on real property"
within the meaning of Section 856(c)(3)(B) of the Code.

         The portion of any Offered Certificate representing a right to receive excess interest payments will not be treated as a "real estate asset" under
Section 856(c)(5)(B) of the Code or as a qualifying asset under Section
860G(a)(3) or Section 7701(a)(19)(C) of the Code and income with respect to such portion will not be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property. The Trust Fund will not accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.

         Where the above-referenced prohibited transactions tax, tax on contributions to a trust fund, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Servicer or the Trustee in either case out of its own funds. In the event that either the Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Trust Fund first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Trust
Fund.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax
Consequences--REMICs" in the prospectus.

                                      S-64

CLASS R CERTIFICATE

         The holder of the Class R Certificate must include the taxable income or loss of the REMICs in determining its federal taxable income. The Class R
Certificate will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Class R Certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability.
Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the Class R Certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii)
the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

         The Class R Certificate will be considered to represent "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the Class R
Certificate will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due, (ii) the proposed transferee make certain representations regarding its understanding that as the holder of a Class R Certificate the transferee may incur tax liabilities in excess of the cashflow from the Class R Certificate and its intention to pay the taxes associated with holding the Class R Certificate as they become due and (iii) the proposed transferee agree that it will not transfer the Class R Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. See "Description of the
Certificates--Restrictions on Transfer of the Class R Certificate" in this prospectus supplement and "Material Federal Income Tax Consequences--Tax-Related
Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

         An individual, trust or estate that holds the Class R Certificate
(whether such Class R Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the
Mortgage Loans and other administrative expenses of the Trust Fund in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the
Class R Certificate may not be recovered until termination of the Trust Fund.
Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class R Certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to

                                      S-65

a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the
United States. Any transferee receiving consideration with respect to the Class
R Certificate should consult its tax advisors.

         Due to the special tax treatment of residual interests, the effective after-tax return of the Class R Certificate may be significantly lower than would be the case if the Class R Certificate were taxed as a debt instrument, or may be negative.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax
Consequences" in the prospectus.

                       TAX RETURN DISCLOSURE REQUIREMENTS

         Taxpayers are required to report certain information on IRS Form 8886 if they participate in a "reportable transaction." Holders should consult their tax advisors as to the need to file a Form 8886 (disclosing certain potential tax shelters) with their federal income tax returns.

                                   STATE TAXES

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered
Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other retirement plans or arrangements (including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) that is subject to the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

         The U.S. Department of Labor issued an individual exemption, Prohibited
Transaction Exemption 90-29, on May 24, 1990, 55 Fed. Reg. 21455, as amended by
PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), and PTE 2000-58, 65 Fed. Reg.
67765 (November 13, 2000) (the "2000 Exemption") and Prohibited Transaction
Exemption 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002) (the "2002 Exemption"
and together with the 2000 Exemption, the "Exemption"), to the Underwriter which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i)
of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates

                                      S-66

underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Merrill Lynch, Pierce,
Fenner & Smith Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with
Merrill Lynch, Pierce, Fenner & Smith Incorporated and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to the Offered Certificates.

         The Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the
Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by certain employee benefit plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Offered Certificates must not be subordinate to the rights and interests evidenced by the other Certificates of the same trust unless none of the
Mortgage Loans has a loan-to-value ratio at the Closing Date that exceeds 100%.
Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's or Fitch ("National
Credit Ratings Agencies") or if the loan-to-value ratio of any Mortgage Loan at the Closing Date exceeds 100% but does not exceed 125%, one of the two highest generic rating categories, in which case the Exemption will not apply to Offered
Certificates that are subordinated to the rights and interests evidenced by other Offered Certificates of the Trust Fund. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," (which consists of any
Underwriter, the Depositor, the Master Servicer, each sub-servicer and any mortgagor with respect to the Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates) other than the Underwriter. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Offered Certificates;
the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; the sum of all payments made to and retained by the Master Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act of 1933, as amended.
Seventh, (i) the investment pool consists only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii)
certificates evidencing interests in such other investment pools have been rated in one of the four highest generic rating categories by one of the National
Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. We refer you to "ERISA
Considerations" in the Prospectus.

         In addition, the Exemption will not apply to a Plan's investment in
Offered Certificates if the plan fiduciary responsible for the decision to invest in such Offered Certificates is a mortgagor or obligor with respect to more than 5% of the fair market value of the obligations constituting the
Mortgage Loans or an affiliate of such person, unless: (1) in the case of an acquisition in connection with the initial issuance of any Certificates, at least 50% of each class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted
Group; (2) the Plan's investment in any class of Certificates does not exceed
25% of the outstanding Certificates of that class at the time of acquisition;
(3) immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in Certificates

                                      S-67

evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and (4) the Plan is not sponsored by any member of the
Restricted Group.

         Each beneficial owner of a Class M-1, Class M-2, Class B-1 or Class B-2
Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with Plan assets, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the
Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, Moody's or
Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or (iii) (1)
it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60,
and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         It is not expected that the Class R Certificates will satisfy the requirements of the Exemption. Consequently, the Class R Certificates may not be
purchased by a Plan except in accordance with the provisions of the Pooling and
Servicing Agreement.

         The sale of any of the Offered Certificates to a Plan is in no respect a representation by the Depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

         Any Plan fiduciary considering whether to purchase an Offered
Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                LEGAL INVESTMENT

         The Class A Certificates and Class M-1 Certificates will constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provided the states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October
3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2, Class B-1 and Class B-2 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The Depositor makes no representation as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and the extent to which the Offered Certificates constitute a legal investment under SMMEA or are subject to investment, capital or other restrictions. We refer you to "Legal
Investment" in the prospectus.

                                      S-68

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting
Agreement relating to the Offered Certificates (the "Underwriting Agreement"),
the Depositor has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith
Incorporated (the "Underwriter") and the Underwriter has agreed to purchase the
Offered Certificates.

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered
Certificates offered hereby, if any are purchased.

         The distribution of the Offered Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The
Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Offered Certificates positioned by them, may be deemed to be underwriting discounts and commissions under the Act.

         The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         All of the Mortgage Loans evidenced by the Certificates have been acquired by the Depositor from the Seller which acquired them in privately negotiated transactions with the Originator.

         The Depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith
Incorporated.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Depositor and for the underwriter by Thacher, Proffitt & Wood LLP, New York, New York.

                                     RATINGS

         It is a condition of the issuance of the Offered Certificates that they be assigned the ratings designated below by Moody's, Fitch and S&P. The designation "NR" means that the applicable rating agency will not rate the certificates of that class.

                                      S-69



    CLASS OF CERTIFICATES              MOODY'S           FITCH              S&P
    ---------------------              -------           -----              ---

A-1...........................           Aaa              AAA               AAA
A-2...........................           Aaa              AAA               AAA
M-1...........................           Aa2               AA               AA
M-2...........................           A2                A                 A
B-1...........................          Baa2              BBB               BBB
B-2...........................          Baa3              BBB-             BBB-
R.............................           NR               AAA               AAA


         The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Floating Rate Certificate Carryover or the anticipated yields in light of prepayments.

         The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Moody's ratings opinions address the structural and legal issues associated with the Offered Certificates, including the nature of the underlying Mortgage Loans. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated nor do they address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

         The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Fitch's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Fitch's ratings on such certificates do not, however, constitute a statement regarding the frequency of prepayments on the Mortgage Loans or address the likelihood of receipt of Floating Rate
Certificate Carryover.

         S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the certificates. S&P's ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the
Mortgage Loans or address the likelihood of receipt of Floating Rate Certificate
Carryover. S&P's ratings do not address the possibility that investors may suffer a lower than anticipated yield. S&P's ratings also do not address any interest shortfalls that occur based on application of the Relief Act.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than Moody's, Fitch and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered
Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Offered
Certificates could be lower than the respective ratings assigned by the Rating
Agencies.

                                      S-70

                            GLOSSARY OF DEFINED TERMS

3/27 LIBOR LOANS              means Mortgage Loans which bear interest at a
                              fixed rate for a period of approximately three
                              years after origination and thereafter have
                              semi-annual interest rate and payment adjustments
                              in substantially the same manner as Six-Month
                              LIBOR Loans.

5/25 LIBOR LOANS              means Mortgage Loans which bear interest at a
                              fixed rate for a period of approximately five
                              years after origination and thereafter have
                              semi-annual interest rate and payment adjustments
                              in substantially the same manner as Six-Month
                              LIBOR Loans.

7/23 LIBOR LOANS              means Mortgage Loans which bear interest at a
                              fixed rate for a period of approximately seven
                              years after origination and thereafter have
                              semi-annual interest rate and payment adjustments
                              in substantially the same manner as Six-Month
                              LIBOR Loans.

10/20 LIBOR LOANS             means Mortgage Loans which bear interest at a
                              fixed rate for a period of approximately ten years
                              after origination and thereafter have semi-annual
                              interest rate and payment adjustments in
                              substantially the same manner as Six-Month LIBOR
                              Loans.

ACCOUNTS                      means one or more accounts maintained by the
                              Trustee, the Master Servicer or the Servicer
                              pursuant to the Pooling and Servicing Agreement or
                              Servicing Agreement, as applicable.

ACCRUAL PERIOD                means, with respect to the Offered Certificates
                              and the Class B-3 Certificates and a Distribution
                              Date, the period from and including the preceding
                              Distribution Date (or from the Closing Date in the
                              case of the first Distribution Date) to and
                              including the day prior to such Distribution Date.

ADJUSTMENT DATE               means, with respect to the Mortgage Loans,
                              generally the first day of the month or months
                              specified in the related mortgage note.

                                      S-71

ADVANCE                       means, with respect to a Servicer Remittance Date,
                              an advance of the Servicer's or Master Servicer's
                              own funds, or funds in the Master Servicer
                              Collection Account that are not required to be
                              distributed on the related Distribution Date, in
                              an amount generally equal to the aggregate of
                              payments of principal and interest on the Mortgage
                              Loans (adjusted to the applicable Net Mortgage
                              Rate) that were due on the related Due Date and
                              delinquent on the related Servicer Remittance
                              Date, together with an amount equivalent to
                              principal and interest (adjusted to the Net
                              Mortgage Rate) deemed due on each Mortgage Loan as
                              to which there is REO Property, such latter amount
                              to be calculated after taking into account any
                              rental income.

APPLIED REALIZED LOSS AMOUNT  means, with respect to any class of Subordinated
                              Certificates and as to any Distribution Date, the
                              sum of the Realized Losses with respect to
                              Mortgage Loans which have been applied in
                              reduction of the Certificate Principal Balance of
                              such class.

AUCTION TERMINATION DATE      means the first Distribution Date on which the
                              aggregate Stated Principal Balance of the Mortgage
                              Loans and REO Properties is less than or equal to
                              10% of the aggregate Stated Principal Balance of
                              the Mortgage Loans as of the Cut-off Date.

AVAILABLE FUNDS CAP           means, with respect to a Distribution Date, the
                              per annum rate equal to the product of (i) 12 and
                              (ii) the quotient of (x) the total scheduled
                              interest on the Mortgage Loans based on the Net
                              Mortgage Rates in effect on the related Due Date,
                              divided by (y) by the aggregate Certificate
                              Principal Balance of the Offered Certificates and
                              Class B-3 Certificates as of the first day of the
                              related Accrual Period.

BOOK-ENTRY CERTIFICATES       means the Offered Certificates and the Class B-3
                              Certificates other than any Definitive
                              Certificates.

BUSINESS DAY                  means any day other than (i) a Saturday or Sunday
                              or (ii) a day on which banking institutions in the
                              State of California, State of Maryland, State of
                              Minnesota or the City of New York, New York are
                              authorized or obligated by law or executive order
                              to be closed.

CAP CONTRACT                  means an amended confirmation and agreement
                              between the Trustee on behalf of the Trust Fund
                              and the Cap Contract Counterparty for the benefit
                              of the Offered Certificates.

CAP CONTRACT ACCOUNT          means the separate account into which payments
                              received on the Cap Contract will be deposited.

CAP CONTRACT COUNTERPARTY     means Credit Suisse First Boston International
                              with whom the Trustee entered into the Cap
                              Contract.

CAP CONTRACT NOTIONAL
BALANCE                       means the notional balance of the Cap Contract set
                              forth in the table beginning on page S-43.

                                      S-72

CAP CONTRACT TERMINATION
DATE                          means the Distribution  Date after the
                              Distribution Date in January 25, 2008.

CERTIFICATES                  means any of the Offered Certificates or the Class
                              B-3 Certificates.

CERTIFICATE OWNERS            means persons acquiring beneficial ownership
                              interests in the Offered Certificates.

CERTIFICATE PRINCIPAL
BALANCE                       means, with respect to any class of Offered
                              Certificate and Class B-3 Certificates and as of
                              any Distribution Date, the outstanding principal
                              balance of such class on the date of the initial
                              issuance of the certificates as reduced, but not
                              below zero, by (i) all amounts distributed on
                              previous Distribution Dates on such class on
                              account of principal; and (ii) such class's share
                              of any Applied Realized Loss Amounts for previous
                              Distribution Dates. Notwithstanding the foregoing,
                              on any Distribution Date relating to a Due Period
                              in which a Subsequent Recovery has been received
                              by the Servicer, the Certificate Principal Balance
                              of any class of Subordinate Certificates then
                              outstanding for which any Applied Realized Loss
                              Amount has been allocated will be increased, in
                              order of seniority, by an amount equal to the
                              lesser of (I) the Unpaid Realized Loss Amount for
                              such class of certificates and (II) the total of
                              any Subsequent Recovery distributed on such date
                              to the certificateholders (reduced by the amount
                              of the increase in the Certificate Principal
                              Balance of any more senior class of certificates
                              pursuant to this sentence on such Distribution
                              Date).

CLASS A CERTIFICATES          means the Class A-1, Class A-2 and Class R
                              Certificates.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT           means (1) with respect to any Distribution Date
                              prior to the related Stepdown Date or as to which
                              a Trigger Event exists, 100% of the Principal
                              Distribution Amount for such Distribution Date and
                              (2) with respect to any Distribution Date on or
                              after the Stepdown Date and as to which a Trigger
                              Event does not exist, the excess of (A) the
                              Certificate Principal Balance of the Class A
                              Certificates immediately prior to such
                              Distribution Date over (B) the lesser of (1)
                              approximately 81.70% of the aggregate Stated
                              Principal Balance of the Mortgage Loans as of the
                              end of the immediately preceding Due Period and
                              (2) the excess of the aggregate Stated Principal
                              Balance of the Mortgage Loans as of the end of the
                              immediately preceding Due Period over
                              approximately $1,269,529; provided, however, that
                              in no event will the Class A Principal
                              Distribution Amount with respect to any
                              Distribution Date exceed the aggregate Certificate
                              Principal Balance of the Class A Certificates.

CLASS B CERTIFICATES          means the Class B-1, Class B-2 and Class B-3
                              Certificates.

                                      S-73

CLASS B-1 PRINCIPAL
DISTRIBUTION AMOUNT           means with respect to any Distribution Date on or
                              after the Stepdown Date, 100% of the Principal
                              Distribution Amount remaining if the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates and Class M Certificates has been
                              reduced to zero and a Trigger Event exists, or, as
                              long as a Trigger Event does not exist, the excess
                              of (i) the sum of (A) the Certificate Principal
                              Balance of the Class A Certificates (after taking
                              into account distributions of the Class A
                              Principal Distribution Amount to the Class A
                              Certificates for such Distribution Date), (B) the
                              Certificate Principal Balance of the Class M-1
                              Certificates (after taking into account
                              distributions of the Class M-1 Principal
                              Distribution Amount to the Class M-1 Certificates
                              for such Distribution Date), (C) the Certificate
                              Principal Balance of the Class M-2 Certificates
                              (after taking into account distributions of the
                              Class M-2 Principal Distribution Amount to the
                              Class M-2 Certificates for such Distribution
                              Date), and (D) the Certificate Principal Balance
                              of the Class B-1 Certificates immediately prior to
                              such Distribution Date over (ii) the lesser of (A)
                              approximately 96.10% of the aggregate Stated
                              Principal Balance of the Mortgage Loans as of the
                              end of the immediately preceding Due Period and
                              (B) the excess of the aggregate Stated Principal
                              Balance of the Mortgage Loans as of the end of the
                              immediately preceding Due Period over
                              approximately $1,269,529. Notwithstanding the
                              above, (1) on any Distribution Date prior to the
                              Stepdown Date on which the aggregate Certificate
                              Principal Balance of the Class A and Class M
                              Certificates has been reduced to zero, the Class
                              B-1 Principal Distribution Amount will equal the
                              lesser of (A) the outstanding Certificate
                              Principal Balance of the Class B-1 Certificates
                              and (B) 100% of the Principal Distribution Amount
                              remaining after any distributions on the Class A
                              and Class M Certificates and (2) in no event will
                              the Class B-1 Principal Distribution Amount with
                              respect to any Distribution Date exceed the
                              Certificate Principal Balance of the Class B-1
                              Certificates.

CLASS B-2 PRINCIPAL
DISTRIBUTION AMOUNT           means with respect to any Distribution Date on or
                              after the Stepdown Date, 100% of the Principal
                              Distribution Amount remaining if the aggregate
                              Certificate Principal Balance of the Class A,
                              Class M and Class B-1 Certificates has been
                              reduced to zero and a Trigger Event exists, or, as
                              long as a Trigger Event does not exist, the excess
                              of (i) the sum of (A) the Certificate Principal
                              Balance of the Class A Certificates (after taking
                              into account distributions of the Class A
                              Principal Distribution Amount to the Class A
                              Certificates for such Distribution Date), (B) the
                              Certificate Principal Balance of the Class M-1
                              Certificates (after taking into account
                              distributions of the Class M-1 Principal
                              Distribution Amount to the Class M-1 Certificates
                              for such Distribution Date), (C) the Certificate
                              Principal Balance of the Class M-2 Certificates
                              (after taking into account distributions of the
                              Class M-2 Principal Distribution Amount to the
                              Class M-2 Certificates for such Distribution
                              Date), (D) the Certificate Principal Balance of
                              the Class B-1 Certificates (after

                                      S-74

                              taking into account distributions of the Class B-1
                              Principal Distribution Amount to the Class B-1
                              Certificates for such Distribution Date) and (E)
                              the Certificate Principal Balance of the Class B-2
                              Certificates immediately prior to such
                              Distribution Date over (ii) the lesser of (A)
                              approximately 97.10% of the aggregate Stated
                              Principal Balance of the Mortgage Loans as of the
                              end of the immediately preceding Due Period and
                              (B) the excess of the aggregate Stated Principal
                              Balance of the Mortgage Loans as of the end of the
                              immediately preceding Due Period over
                              approximately $1,269,529. Notwithstanding the
                              above, (1) on any Distribution Date prior to the
                              Stepdown Date on which the aggregate Certificate
                              Principal Balance of the Class A, Class M and
                              Class B-1 Certificates has been reduced to zero,
                              the Class B-2 Principal Distribution Amount will
                              equal the lesser of (A) the outstanding
                              Certificate Principal Balance of the Class B-2
                              Certificates and (B) 100% of the Principal
                              Distribution Amount remaining after any
                              distributions on the Class A, Class M and Class
                              B-1 Certificates and (2) in no event will the
                              Class B-2 Principal Distribution Amount with
                              respect to any Distribution Date exceed the
                              Certificate Principal Balance of the Class B-2
                              Certificates.

CLASS B-3 PRINCIPAL
DISTRIBUTION AMOUNT           means with respect to any Distribution Date on or
                              after the Stepdown Date, 100% of the Principal
                              Distribution Amount remaining if the aggregate
                              Certificate Principal Balance of the Class A,
                              Class M, Class B-1 and Class B-2 Certificates has
                              been reduced to zero and a Trigger Event exists,
                              or, as long as a Trigger Event does not exist, the
                              excess of (i) the sum of (A) the Certificate
                              Principal Balance of the Class A Certificates
                              (after taking into account distributions of the
                              Class A Principal Distribution Amount to the Class
                              A Certificates for such Distribution Date), (B)
                              the Certificate Principal Balance of the Class M-1
                              Certificates (after taking into account
                              distributions of the Class M-1 Principal
                              Distribution Amount to the Class M-1 Certificates
                              for such Distribution Date), (C) the Certificate
                              Principal Balance of the Class M-2 Certificates
                              (after taking into account distributions of the
                              Class M-2 Principal Distribution Amount to the
                              Class M-2 Certificates for such Distribution
                              Date), (D) the Certificate Principal Balance of
                              the Class B-1 Certificates (after taking into
                              account distributions of the Class B-1 Principal
                              Distribution Amount to the Class B-1 Certificates
                              for such Distribution Date), (E) the Certificate
                              Principal Balance of the Class B-2 Certificates
                              (after taking into account distributions of the
                              Class B-2 Principal Distribution Amount to the
                              Class B-2 Certificates for such Distribution Date)
                              and (F) the Certificate Principal Balance of the
                              Class B-3 Certificates immediately prior to such
                              Distribution Date over (ii) the lesser of (A)
                              approximately 99.20% of the aggregate Stated
                              Principal Balance of the Mortgage Loans as of the
                              end of the immediately preceding Due Period and
                              (B) the excess of the aggregate Stated Principal
                              Balance of the Mortgage Loans as of the end of the
                              immediately preceding Due Period over
                              approximately $1,269,529.

                                      S-75

                              Notwithstanding the above, (1) on any Distribution
                              Date prior to the Stepdown Date on which the
                              aggregate Certificate Principal Balance of the
                              Class A, Class M, Class B-1 and Class B-2
                              Certificates has been reduced to zero, the Class
                              B-3 Principal Distribution Amount will equal the
                              lesser of (A) the outstanding Certificate
                              Principal Balance of the Class B-3 Certificates
                              and (B) 100% of the Principal Distribution Amount
                              remaining after any distributions on the Class A,
                              Class M, Class B-1 and Class B-2 Certificates and
                              (2) in no event will the Class B-3 Principal
                              Distribution Amount with respect to any
                              Distribution Date exceed the Certificate Principal
                              Balance of the Class B-3 Certificates.

CLASS M CERTIFICATES          means the Class M-1 Certificates and Class M-2
                              Certificates.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT           means with respect to any Distribution Date on or
                              after the Stepdown Date, 100% of the Principal
                              Distribution Amount remaining if the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates has been reduced to zero and a
                              Trigger Event exists, or, as long as a Trigger
                              Event does not exist, the excess of (i) the sum of
                              (A) the aggregate Certificate Principal Balance of
                              the Class A Certificates (after taking into
                              account distributions of the Class A Principal
                              Distribution Amount to the Class A Certificates
                              for such Distribution Date) and (B) the
                              Certificate Principal Balance of the Class M-1
                              Certificates immediately prior to such
                              Distribution Date over (ii) the lesser of (A)
                              approximately 88.10% of the aggregate Stated
                              Principal Balance of the Mortgage Loans as of the
                              end of the immediately preceding Due Period and
                              (B) the excess of the aggregate Stated Principal
                              Balance of the Mortgage Loans as of the end of the
                              immediately preceding Due Period over
                              approximately $1,269,529. Notwithstanding the
                              above, (1) on any Distribution Date prior to the
                              Stepdown Date on which the aggregate Certificate
                              Principal Balance of the Class A Certificates has
                              been reduced to zero, the Class M-1 Principal
                              Distribution Amount will equal the lesser of (A)
                              the outstanding Certificate Principal Balance of
                              the Class M-1 Certificates and (B) 100% of the
                              Principal Distribution Amount remaining after any
                              distributions on the Class A Certificates and (2)
                              in no event will the Class M-1 Principal
                              Distribution Amount with respect to any
                              Distribution Date exceed the Certificate Principal
                              Balance of the Class M-1 Certificates.

CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT           means with respect to any Distribution Date on or
                              after the Stepdown Date, 100% of the Principal
                              Distribution Amount remaining if the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates and Class M-1 Certificates has been
                              reduced to zero and a Trigger Event exists, or, as
                              long as a Trigger Event does not exist, the excess
                              of (i) the sum of (A) the aggregate Certificate
                              Principal Balance of the Class A Certificates
                              (after taking into account distributions of the
                              Class A Principal Distribution Amount to the Class
                              A Certificates for such

                                      S-76

                              Distribution Date), (B) the Certificate Principal
                              Balance of the Class M-1 Certificates (after
                              taking into account distributions of the Class M-1
                              Principal Distribution Amount to the Class M-1
                              Certificates for such Distribution Date) and (C)
                              the Certificate Principal Balance of the Class M-2
                              Certificates immediately prior to such
                              Distribution Date over (ii) the lesser of (A)
                              approximately 92.80% of the aggregate Stated
                              Principal Balance of the Mortgage Loans as of the
                              end of the immediately preceding Due Period and
                              (B) the excess of the aggregate Stated Principal
                              Balance of the Mortgage Loans as of the end of the
                              immediately preceding Due Period over
                              approximately $1,269,529. Notwithstanding the
                              above, (1) on any Distribution Date prior to the
                              Stepdown Date on which the aggregate Certificate
                              Principal Balance of the Class A Certificates and
                              the Class M-1 Certificates has been reduced to
                              zero, the Class M-2 Principal Distribution Amount
                              will equal the lesser of (A) the outstanding
                              Certificate Principal Balance of the Class M-2
                              Certificates and (B) 100% of the Principal
                              Distribution Amount remaining after any
                              distributions on the Class A and Class M-1
                              Certificates and (2) in no event will the Class
                              M-2 Principal Distribution Amount with respect to
                              any Distribution Date exceed the Certificate
                              Principal Balance of the Class M-2 Certificates.

CLEARSTREAM LUXEMBOURG        means Clearstream Banking, societe anonyme.

CLOSING DATE                  means on or about May 26, 2005.

CODE                          means the Internal Revenue Code of 1986, as
                              amended.

                                      S-77

COLLATERAL VALUE              means, with respect to a Mortgage Loan the
                              proceeds of which were used to purchase the
                              related mortgaged property, the lesser of (x) the
                              appraised value of such mortgaged property based
                              on an appraisal made for the originator by an
                              independent fee appraiser at the time of the
                              origination of the related Mortgage Loan and (y)
                              the sales price of such mortgaged property at such
                              time of origination and means, with respect to a
                              Mortgage Loan the proceeds of which were used to
                              refinance an existing Mortgage Loan, the appraised
                              value of the mortgaged property based upon the
                              appraisal obtained at the time of refinancing.

COMPENSATING INTEREST         means, for any Distribution Date, the amount of
                              the Servicing Fee otherwise payable to the
                              Servicer for the related month, which the Master
                              Servicer is obligated to deposit into the Master
                              Servicer Collection Account for distribution to
                              certificateholders on that Distribution Date, in
                              an amount up to the amount of any shortfall in
                              interest payments resulting from prepayments in
                              full received during the period from the first day
                              of the related month preceding such Distribution
                              Date through the last day of the month preceding
                              such Distribution Date with respect to Mortgage
                              Loans serviced by the Servicer; provided that any
                              such deposit in reduction of the Servicing Fee
                              otherwise payable to the Servicer with respect to
                              that Distribution Date will be limited to the
                              Servicing Fee for such Distribution Date.

CPR OR CONSTANT
PREPAYMENT RATE               means a prepayment assumption which represents a
                              constant assumed rate of prepayment each month
                              relative to the then outstanding principal balance
                              of a pool of mortgage loans for the life of such
                              mortgage loans. For example, 30% CPR assumes a
                              constant prepayment rate of 30% per annum.

CREDIT SCORES                 means statistical credit scores obtained by many
                              mortgage lenders in connection with a loan
                              application.

CURRENT INTEREST              means, with respect to each class of the Offered
                              Certificates and Class B-3 Certificates and each
                              Distribution Date, the interest accrued at the
                              applicable Pass-Through Rate for the applicable
                              Accrual Period on the Certificate Principal
                              Balance of such class as of such Distribution Date
                              plus any amount previously distributed with
                              respect to Current Interest or Interest Carry
                              Forward Amounts for such class that is recovered
                              as a voidable preference by a trustee in
                              bankruptcy less any Prepayment Interest Shortfalls
                              allocated to such class on such Distribution Date.

CUT-OFF DATE                  means May 1, 2005.

DEFECTIVE MORTGAGE LOAN       means a Mortgage Loan as to which there exists
                              deficient documentation or as to which there has
                              been an uncured breach of their respective
                              representations or warranties relating to the
                              characteristics of such Mortgage Loan that
                              materially and adversely affects the value of such
                              Mortgage Loan or the

                                      S-78

                              interests of the certificateholders in such
                              Mortgage Loan (a "Defective Mortgage Loan")

DEFINITIVE CERTIFICATE        means a physical certificate representing an
                              Offered Certificate or Class B-3 Certificate.

DEPOSITOR                     means Merrill Lynch Mortgage Investors, Inc.

DESIGNATED TRANSACTION        means a transaction in which the assets underlying
                              the certificates consist of single-family
                              residential, multi-family residential, home
                              equity, manufactured housing and/or commercial
                              mortgage obligations that are secured by
                              single-family residential, multi-family
                              residential, commercial real property or leasehold
                              interests therein.

DISTRIBUTION ACCOUNT          means the one or more accounts established by the
                              Trustee, for the benefit of the
                              certificateholders, into which the Trustee is
                              required to deposit or cause to be deposited
                              certain payments received from the Servicer or
                              Master Servicer as described herein.

DETERMINATION DATE            means, with respect to a Distribution Date, the
                              15th day of the month of such Distribution Date
                              (or, if not a Business Day, the immediately
                              preceding Business Day).

DISTRIBUTION DATE             means the 25th day of each month beginning in June
                              2005, or if such day is not a Business Day, the
                              first Business Day thereafter.

DTC                           means The Depository Trust Company.

DUE DATE                      means a scheduled monthly payment date for any
                              Mortgage Loan.

DUE PERIOD                    means, with respect to any Distribution Date, the
                              period beginning on the second day of the calendar
                              month preceding the calendar month in which such
                              Distribution Date occurs and ending on the first
                              day in the month in which such Distribution Date
                              occurs.

ERISA                         means the Employee Retirement Income Security Act
                              of 1974, as amended.

EUROCLEAR                     means the Euroclear System.

EUROCLEAR OPERATOR            means Euroclear Bank S.A./N.V., a bank
                              incorporated under the laws of the Kingdom of
                              Belgium.

EUROPEAN DEPOSITARIES         means Citibank, N.A., as depositary for
                              Clearstream Luxembourg and JPMorgan Chase Bank, as
                              depositary for Euroclear, collectively.

EXEMPTION                     means PTE 90-29 (Exemption  Application No.
                              D-8012, 55 Fed. Reg. 21459 (1990)), as amended,
                              granted by the U.S. Department

                                      S-79

                              of Labor to Merrill Lynch and its affiliates, or
                              any substantially similar administrative exemption
                              granted by the U.S. Department of Labor to an
                              underwriter as amended.

EXTRA PRINCIPAL
DISTRIBUTION AMOUNT           means, with respect to any Distribution Date, the
                              lesser of (1) the Monthly Excess Interest Amount
                              for such Distribution Date and (2) the excess, if
                              any, of (A) the sum of (x) the aggregate
                              Certificate Principal Balance of the Offered
                              Certificates and Class B-3 Certificates
                              immediately prior to such Distribution Date and
                              (y) approximately $1,269,529 over (B) the
                              aggregate Stated Principal Balance of the Mortgage
                              Loans as of the beginning of the related Due
                              Period (reduced by Realized Losses on the Mortgage
                              Loans during the related Prepayment Period).

FANNIE MAE                    means the Federal National Mortgage Association or
                              any successor.

FINANCIAL INTERMEDIARY        means a bank, brokerage firm, thrift institution
                              or other financial intermediary.

FITCH                         means Fitch, Inc. or any successor.

FLOATING RATE CERTIFICATE
CARRYOVER                     means, with respect to a Distribution Date, in the
                              event that the Pass-Through Rate for a class of
                              Offered Certificates or Class B-3 Certificates is
                              based upon a cap, the excess of (1) the amount of
                              interest that such class would have been entitled
                              to receive on such Distribution Date had the
                              Pass-Through Rate for that class not been
                              calculated based on a cap, up to but not exceeding
                              the greatest of (a) the Maximum Rate Cap or (b)
                              the sum of (i) the Available Funds Cap and (ii)
                              the product of (A) 12 and (B) the quotient
                              obtained by dividing (I) an amount equal to the
                              proceeds, if any, payable under the Cap Contract
                              with respect to such Distribution Date by (II) the
                              aggregate Certificate Principal Balance of the
                              classes of Offered Certificates for such
                              Distribution Date or (c) 11.50% per annum over (2)
                              the amount of interest such class was entitled to
                              receive on such Distribution Date based on the cap
                              together with (A) the unpaid portion of any such
                              excess from prior Distribution Dates (and interest
                              accrued thereon at the then applicable
                              Pass-Through Rate for such class, without giving
                              effect to the related cap) and (B) any amount
                              previously distributed with respect to Floating
                              Rate Certificate Carryover for such class that is
                              recovered as a voidable preference by a trustee in
                              bankruptcy.

FREDDIE MAC                   means the Federal Home Loan Mortgage Corporation.

GREENPOINT                    means GreenPoint Mortgage Funding, Inc.

GROSS MARGIN                  means a fixed percentage amount specified in the
                              related mortgage note.

                                      S-80

HARD CAP                      means 11.50% per annum.

INDIRECT PARTICIPANTS         means Participants and organizations which have
                              indirect access to the DTC system, such as banks,
                              brokers, dealers and trust companies that clear
                              through or maintain a custodial relationship with
                              a Participant, either directly or indirectly.

INTEREST CARRY FORWARD
AMOUNT                        means, with respect to each class of the Offered
                              Certificates and Class B-3 Certificates and each
                              Distribution Date, the sum of (1) the excess of
                              (A) Current Interest for such class with respect
                              to prior Distribution Dates (excluding any
                              Floating Rate Certificate Carryover for such
                              class, if applicable) over (B) the amount actually
                              distributed to such class with respect to Current
                              Interest and Interest Carry Forward Amount on such
                              prior Distribution Dates and (2) interest on such
                              excess (to the extent permitted by applicable law)
                              at the applicable Pass-Through Rate for the
                              related Accrual Period.

INTEREST DETERMINATION DATE   means each date that is the second LIBOR Business
                              Day preceding the commencement of each Accrual
                              Period for the Offered Certificates.

INTEREST FUNDS                means, with respect to any Distribution Date, the
                              sum, without duplication, of (1) all scheduled
                              interest due during the related Due Period that is
                              received before the related Servicer Remittance
                              Date or advanced on or before the related Servicer
                              Remittance Date less the Servicing Fee, (2) all
                              Advances relating to interest, (3) all
                              Compensating Interest, (4) liquidation proceeds
                              collected during the related Prepayment Period (to
                              the extent such liquidation proceeds relate to
                              interest), (5) proceeds of any Mortgage Loan
                              purchased by the Depositor or any transferor under
                              the Pooling and Servicing Agreement during the
                              related Prepayment Period for document defects,
                              breach of a representation or warranty,
                              realization upon default or optional termination
                              (to the extent such proceeds relate to interest)
                              and (6) prepayment charges received with respect
                              to the related Mortgage Loans, less all
                              non-recoverable Advances relating to interest and
                              certain expenses reimbursed to the Master
                              Servicer, Securities Administrator, Trustee and
                              the Servicer.

INTEREST-ONLY MORTGAGE LOAN   means a Mortgage Loan that provides for monthly
                              payments of interest at the Mortgage Rate, but no
                              payments of principal for the first three, five,
                              seven or ten years after its origination.

IRS                           means the Internal Revenue Service.

LAST SCHEDULED DISTRIBUTION
DATE                          means, for each class of Offered Certificates and
                              Class B-3 Certificates, the latest maturity date
                              for any Mortgage Loan plus one month.

LIBOR BUSINESS DAY            means a day on which banks are open for dealing in
                              foreign currency and exchange in London and New
                              York City.

                                      S-81

LOAN-TO-VALUE RATIO OR LTV    means, for any Mortgage Loan, (1) the original
                              principal balance of such Mortgage Loan divided by
                              (2) the Collateral Value of the related mortgaged
                              property.

MASTER SERVICER               means Wells Fargo Bank, N.A.

MASTER SERVICER COLLECTION
ACCOUNT                       means the accounts established by the Master
                              Servicer and maintained in the name of the
                              Trustee, for the benefit of the
                              certificateholders, into which the Master Servicer
                              is required to deposit or cause to be deposited
                              certain amounts received from the Servicer and
                              advances as described in the Pooling and Servicing
                              Agreement.

MAXIMUM MORTGAGE RATE         means the rate which the Mortgage Rate on the
                              related Mortgage Loan will never
                              exceed.

MAXIMUM RATE CAP              means, with respect to a Distribution Date, the
                              per annum rate equal to the product of (i) 12 and
                              (ii) the quotient of (x) the total scheduled
                              interest on the Mortgage Loans based on the
                              maximum lifetime Net Mortgage Rates, divided by
                              (y) by the aggregate Certificate Principal Balance
                              of the Offered Certificates and Class B-3
                              Certificates as of the first day of the related
                              Accrual Period.

MERRILL LYNCH                 means Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated.

MINIMUM MORTGAGE RATE         means the rate which the Mortgage Rate on the
                              related Mortgage Loan will never
                              be less than.

MODELING ASSUMPTIONS          means the following assumptions:

                              o   the assumed Mortgage Loans prepay at the
                              indicated percentage of the related prepayment
                              model;

                              o   distributions on the Certificates are
                              received, in cash, on the 25th day of each month,
                              commencing in June 2005, in accordance with the
                              payment priorities defined in this prospectus
                              supplement;

                              o   no defaults or delinquencies in, or
                              modifications, waivers or amendments respecting,
                              the payment by the mortgagors of principal and
                              interest on the assumed Mortgage Loans occur;

                                      S-82

                              o   Scheduled Payments are assumed to be received
                              on the first day of each month commencing in June
                              2005, and prepayments represent payment in full of
                              individual assumed Mortgage Loans and are assumed
                              to be received on the last day of each month,
                              commencing on May 31, 2005, and include 30 days'
                              interest thereon;

                              o   the level of One-Month LIBOR remains constant
                              at 3.08875% and the level of Six-Month LIBOR
                              remains constant at 3.40875%;

                              o   the Servicing Fee Rate is 0.25% per annum;

                              o   the Certificate Principal Balance of the Class
                              R Certificate is zero;

                              o   the Closing Date for the certificates is May
                              26, 2005;

                              o   the Mortgage Rate for each assumed Mortgage
                              Loan is adjusted on its next Mortgage Rate
                              Adjustment Date (and on any subsequent Mortgage
                              Rate Adjustment Dates, if necessary) to equal the
                              sum of (a) the assumed level of the Mortgage Index
                              and (b) the respective Gross Margin (such sum
                              being subject to the applicable periodic
                              adjustment caps and floors);

                              o   none of the Trustee, the NIMS Insurer or the
                              Servicer exercises its option to terminate the
                              Trust Fund as described in this prospectus
                              supplement under "The Pooling and Servicing
                              Agreement--Optional Termination"; and

                              o   the initial overcollateralization amount is
                              approximately $1,269,345, the targeted
                              over-collateralization amount is approximately
                              $1,269,529, and the minimum required
                              overcollateralization amount is approximately
                              $1,269,529.

MONTHLY EXCESS INTEREST
AMOUNT                        means, with respect to any Distribution Date,
                              the excess of Interest Funds over amounts
                              distributed pursuant to clauses (1) through (7) of
                              "Description of Certificates--Distributions--
                              Distributions of Interest."

MOODY'S                       means Moody's Investors Service, Inc. or any
                              successor.

MORTGAGE                      means the original instrument creating a first
                              lien on the related mortgaged property.

MORTGAGE INDEX                means the Six-Month LIBOR index.

MORTGAGE LOANS                means the Mortgage Loans included in the Trust
                              Fund as of the Closing Date.

MORTGAGE LOAN SCHEDULE        means the schedule of Mortgage Loans appearing as
                              an exhibit to the Pooling and Servicing Agreement
                              from time to time.

                                      S-83

MORTGAGE NOTE                 means with respect to a Mortgage Loan, the
                              original promissory note.

MORTGAGE RATE                 means the per annum interest rate borne by a
                              Mortgage Loan.

NET EXCESS CASHFLOW           means Interest Funds and Principal Funds not
                              otherwise required to be distributed with respect
                              to principal of and interest on the Offered
                              Certificates and Class B-3 Certificates and not
                              otherwise required to be distributed to the Class
                              P Certificates.

NET MORTGAGE RATE             means, with respect to any Mortgage Loan, the
                              Mortgage Rate with respect to such Mortgage Loan
                              less the Servicing Fee Rate.

NIMS INSURER                  means any one or more insurance companies that may
                              issue a financial guaranty insurance policy
                              covering net interest margin securities issued by
                              a separate trust and secured by all or a portion
                              of the Class C and Class P Certificates issued by
                              the Trust Fund.

OFFERED CERTIFICATES          means the Class A-1, Class A-2, Class M-1, Class
                              M-2, Class B-1, Class B-2 and Class R
                              Certificates.

ONE-MONTH LIBOR               means the London interbank offered rate for
                              one-month United States dollar deposits.

ORIGINAL LOAN-TO-VALUE
RATIO                         means, for any Mortgage Loan, (1) the principal
                              balance of such Mortgage Loan at the date of
                              origination, divided by (2) the Collateral Value
                              of the related mortgaged property.

ORIGINATOR                    means GreenPoint Mortgage Funding, Inc.

PARTICIPANTS                  means participating organizations that utilize the
                              services of DTC, including securities brokers and
                              dealers, banks and trust companies and clearing
                              corporations and certain other organizations.

PASS-THROUGH MARGIN           means for each class of Offered Certificates and
                              Class B-3 Certificates, for any Distribution Date
                              on or before the Auction Termination Date: Class
                              A-1, 0.270%; Class A-2, 0.330%; Class M-1, 0.440%;
                              Class M-2, 0.650%; Class B-1, 1.300%; Class B-2,
                              1.700%; Class B-3, 2.000%; and Class R, 0.270%;
                              and for any Distribution Date after the Auction
                              Termination Date: Class A-1, 0.540%; Class A-2,
                              0.660%; Class M-1, 0.660%; Class M-2, 0.975%;
                              Class B-1, 1.950%; Class B-2, 2.550%; Class B-3,
                              3.000%; and Class R, 0.540%.

                                      S-84

PASS-THROUGH RATE             means, with respect to the Offered Certificates
                              and Class B-3 Certificates on any Distribution
                              Date, the least of (1) One-Month LIBOR plus the
                              Pass-Through Margin for such Offered Certificates
                              and Class B-3 Certificates, (2) the Available
                              Funds Cap, (3) the Maximum Rate Cap and (4) the
                              Hard Cap.

PERCENTAGE INTEREST           means, with respect to any certificate, the
                              percentage derived by dividing the denomination of
                              such certificate by the aggregate denominations of
                              all certificates of the applicable class.

PERIODIC RATE CAP             means the maximum amount by which the Mortgage
                              Rate on any Mortgage Loan may increase or decrease
                              on an Adjustment Date.

PLAN                          means an employee benefit plan or arrangement
                              subject to Title I of ERISA, a plan subject to
                              Section 4975 of the Code or a plan subject to any
                              provisions under any federal, state, local,
                              non-U.S. or other laws or regulations that are
                              substantively similar to the foregoing provisions
                              of ERISA or the Code.

POOLING AND SERVICING
AGREEMENT                     means the Pooling and Servicing Agreement, dated
                              as of May 1, 2005, among the Depositor, the Master
                              Servicer and the Trustee.

PREPAYMENT INTEREST
SHORTFALL                     means a shortfall in interest distributions
                              resulting from principal prepayments to
                              certificateholders in excess of Compensating
                              Interest.

PREPAYMENT PERIOD             means, with respect to any Distribution Date, the
                              period beginning on the 1st day of the month
                              preceding the month in which such Distribution
                              Date occurs (or, in the case of the first
                              Distribution Date, beginning on the Cut-off Date)
                              and ending on the last day of the month in which
                              such Distribution Date occurs.

PRINCIPAL DISTRIBUTION
AMOUNT                        means, with respect to each Distribution Date, the
                              sum of (1) the Principal Funds for such
                              Distribution Date and (2) any Extra Principal
                              Distribution Amount for such Distribution Date.

PRINCIPAL FUNDS               means, with respect to any Distribution Date, the
                              sum, without duplication, of (1) the scheduled
                              principal due during the related Due Period and
                              received before the related Servicer Remittance
                              Date or advanced on or before the related Servicer
                              Remittance Date, (2) prepayments of principal
                              collected in the related Prepayment Period, (3)
                              the Stated Principal Balance of each Mortgage Loan
                              that was purchased by the Depositor or the
                              Servicer during the related Prepayment Period or,
                              in the case of a purchase in connection with an
                              optional termination, on the Business Day prior to
                              such Distribution Date, (4) the amount, if any, by
                              which the aggregate unpaid principal balance of
                              any replacement Mortgage Loans is less than the
                              aggregate unpaid principal balance of any Mortgage
                              Loans delivered by the Seller in connection with a
                              substitution of a Mortgage Loan, (5) all
                              liquidation proceeds collected during the related
                              Due Period (to the extent such liquidation
                              proceeds related to principal), (6) all

                                      S-85

                              Subsequent Recoveries received during the related
                              Due Period and (7) all other collections and
                              recoveries in respect of principal during the
                              related Due Period less all non-recoverable
                              Advances relating to principal and all
                              non-recoverable servicing advances reimbursed
                              during the related Due Period and certain expenses
                              reimbursable to the Trustee, the Master Servicer
                              and the Servicer.

PRINCIPAL PREPAYMENT          means any mortgagor payment of principal or other
                              recovery of principal on a Mortgage Loan that is
                              recognized as having been received or recovered in
                              advance of its Due Date and applied to reduce the
                              Stated Principal Balance of the Mortgage Loan in
                              accordance with the terms of the mortgage note.

PTE                           means a Prohibited Transaction Exemption granted
                              by the U.S. Department of Labor.

RATING AGENCY                 means Moody's, Fitch and S&P.

REALIZED LOSS                 means the excess of the Stated Principal Balance
                              of a defaulted Mortgage Loan plus accrued interest
                              over the net liquidation proceeds of a defaulted
                              Mortgage Loan that are allocated to principal.

RECORD DATE                   means, with respect to all Offered Certificates,
                              the Business Day immediately preceding the related
                              Distribution Date.

REFERENCE BANKS               means leading banks selected by the Securities
                              Administrator and engaged in transactions in
                              Eurodollar deposits in the international
                              Eurocurrency market (1) with an established place
                              of business in London, (2) whose quotations appear
                              on the Reuters Screen LIBO Page on the Interest
                              Determination Date in question, (3) which have
                              been designated as such by the Servicer and (4)
                              not controlling, controlled by, or under common
                              control with, the Depositor, the Trustee, the
                              Servicer, the Seller or any successor servicer.

RELEVANT DEPOSITARY           means Citibank, N.A., as depositary for
                              Clearstream Luxembourg, and JPMorgan Chase Bank,
                              as depositary for Euroclear, individually.

REO PROPERTY                  means mortgaged property which has been acquired
                              by the Servicer through foreclosure or
                              deed-in-lieu of foreclosure in connection with a
                              defaulted Mortgage Loan.

REQUIRED LOSS PERCENTAGE      means, for any Distribution Date, the applicable
                              percentage for such Distribution Date set forth in
                              the following table:

                                      S-86



                              DISTRIBUTION DATE OCCURRING IN     REQUIRED LOSS PERCENTAGE
                              ------------------------------     ------------------------

                              June 2008 -- May 2009              0.75% with respect to June
                                                                 2008, plus an additional 1/12th
                                                                 of 0.25% for each month
                                                                 thereafter

                              June 2009 -- May 2010              1.00% with respect to June
                                                                 2009, plus an additional 1/12th
                                                                 of 0.25% for each month
                                                                 thereafter

                              June 2010 -- May 2011              1.25% with respect to June
                                                                 2010, plus an additional 1/12th
                                                                 of 0.15% for each month
                                                                 thereafter

                              June 2011 and thereafter           1.40%


REQUIRED PERCENTAGE           means, with respect to a Distribution Date, the
                              quotient of (x) the excess of (1) the aggregate
                              Stated Principal Balance of the Mortgage Loans
                              over (2) the Certificate Principal Balance of the
                              most senior class of Certificates outstanding as
                              of such Distribution Date, prior to giving effect
                              to distributions to be made on such Distribution
                              Date, and (y) the Stated Principal Balances of the
                              Mortgage Loans. As used herein, the Certificate
                              Principal Balance of the most senior class of
                              Certificates will equal the aggregate Certificate
                              Principal Balance of the Class A Certificates as
                              of such date of calculation.

RESERVE INTEREST RATE         means the rate per annum that the Securities
                              Administrator determines to be either (1) the
                              arithmetic mean (rounded upwards if necessary to
                              the nearest whole multiple of 0.03125%) of the
                              one-month United States dollar lending rates which
                              New York City banks selected by the Securities
                              Administrator are quoting on the relevant Interest
                              Determination Date to the principal London offices
                              of leading banks in the London interbank market or
                              (2) in the event that the Securities Administrator
                              can determine no such arithmetic mean, the lowest
                              one-month United States dollar lending rate which
                              New York City banks selected by the Securities
                              Administrator are quoting on such Interest
                              Determination Date to leading European banks.

RESIDUAL CERTIFICATE          means the Class R Certificate.

RESIDUAL EXCESS INTEREST
AMOUNT                        means, with respect to any Distribution Date, the
                              excess of (x) 0.05% of the Monthly Excess Interest
                              Amount for such Distribution Date and all prior
                              Distribution Dates over (y) all payments
                              previously made to the Class R Certificate in
                              respect of the Residual Excess Interest Amount.

RESTRICTED GROUP              means the underwriter, the Trustee, the Master
                              Servicer, the

                                      S-87

                              Servicer, any obligor with respect to Mortgage
                              Loans included in the Trust Fund constituting more
                              than five percent (5%) of the aggregate
                              unamortized principal balance of the assets in the
                              Trust Fund or any affiliate of such parties.

REUTERS SCREEN LIBO PAGE      means the display designated as page "LIBO" on the
                              Reuters Monitor Money Rates Service (or such other
                              page as may replace the LIBO page on that service
                              for the purpose of displaying London interbank
                              offered rates of major banks).

RULES                         means the rules, regulations and procedures
                              creating and affecting DTC and its operations.

S&P                           means Standard and Poor's, a division of The
                              McGraw-Hill Companies, Inc. or any successor.

SCHEDULED PAYMENTS            means scheduled monthly payments made by
                              mortgagors on the Mortgage Loans.

SECURITIES ADMINISTRATOR      means Wells Fargo Bank, N.A..

SELLER                        means Merrill Lynch Mortgage Lending, Inc.

SERVICER                      means GreenPoint Mortgage Funding, Inc.

SERVICER REMITTANCE DATE      The 18th day of each month, commencing on the
                              eighteenth day of the month next following the
                              month in which the related Cut-off Date occurs, or
                              if such 18th day is not a Business Day, the first
                              Business Day immediately following such 18th day.

SERVICING AGREEMENT           means the Master Mortgage Loan Purchase and
                              Servicing Agreement, dated as of April 1, 2003,
                              among Merrill Lynch Mortgage Holdings Inc., Terwin
                              Advisors LLC and GreenPoint Mortgage Funding,
                              Inc., as amended by Amendment No. 1, dated as of
                              August 20, 2004 among Merrill Lynch Mortgage
                              Holdings Inc., Terwin and GreenPoint Mortgage
                              Funding, Inc.

SERVICING FEE                 means a monthly fee paid to the Servicer from
                              interest collected with respect to each Mortgage
                              Loan serviced by it (as well as from any
                              liquidation proceeds from a liquidated Mortgage
                              Loan that are applied to accrued and unpaid
                              interest) generally equal to the product of the
                              Servicing Fee Rate multiplied by the Stated
                              Principal Balance of each Mortgage Loan serviced
                              by such entity as of the Due Date in the month
                              preceding the month in which such Distribution
                              Date occurs. As additional servicing compensation,
                              the Servicer is entitled to retain all assumption
                              fees, late payment charges and other fees and
                              charges to the extent collected from mortgagors,
                              together with any interest or other income earned
                              on funds held in the protected account and any
                              servicing accounts.

                                      S-88

SERVICING FEE RATE            means 0.25% per annum.

SIX-MONTH LIBOR               the average of the London interbank offered rates
                              for six-month U.S. dollar deposits in the London
                              market, as set forth in The Wall Street Journal,
                              or, if such rate ceases to be published in The
                              Wall Street Journal or becomes unavailable for any
                              reason, then based upon a new index selected by
                              the Servicer, as holder of the related mortgage
                              note, based on comparable information, in each
                              case as most recently announced as of a date 45
                              days prior to such Adjustment Date.

SIX-MONTH LIBOR LOANS         means, with respect to all of the Mortgage Loans,
                              each having a Mortgage Rate which is generally
                              subject to semi-annual adjustment on the first day
                              of the months specified in the related mortgage
                              note to equal the sum, rounded to the nearest
                              0.125%, of (1) the Mortgage Index and (2) the
                              Gross Margin.

SMMEA                         means the Secondary Mortgage Market Enhancement
                              Act of 1984, as amended.

STATED PRINCIPAL BALANCE      means, with respect to a Mortgage Loan and any
                              Distribution Date, the amount equal to the
                              outstanding principal balance as of the Cut-off
                              Date, after giving effect to Scheduled Payments
                              due on or before that date, reduced by (1) the
                              principal portion of all Scheduled Payments due on
                              or before the Due Date in the Due Period
                              immediately preceding such Distribution Date,
                              whether or not received, and (2) all amounts
                              allocable to unscheduled principal payments
                              received on or before the last day of the
                              Prepayment Period immediately preceding such
                              Distribution Date.

STEPDOWN DATE                 means the later to occur of (1) the Distribution
                              Date in June 2008 or (2) the first Distribution
                              Date on which the Certificate Principal Balance of
                              the Class A Certificates (after giving effect to
                              distributions of the Principal Funds amount for
                              such Distribution Date) is less than or equal to
                              81.70% of the aggregate Stated Principal Balance
                              of the Mortgage Loans.

SUBORDINATED CERTIFICATES     means the Class M Certificates and Class B
                              Certificates.

SUBSEQUENT RECOVERY           means any amount (net of amounts to be reimbursed
                              to the Servicer related to such Mortgage Loan)
                              received on a Mortgage Loan subsequent to such
                              Mortgage Loan being determined to be a liquidated
                              Mortgage Loan.

SWAP REGULATIONS              means the final regulations issued by the IRS
                              relating to notional principal contracts under
                              Section 446 of the Code.

TERMS AND CONDITIONS          means the Terms and Conditions Governing Use of
                              Euroclear, the related Operating Procedures of the
                              Euroclear System and applicable Belgian law.

                                      S-89

TRIGGER EVENT                 means the situation that exists with respect to
                              any Distribution Date on or after June 2008, if
                              (a) the quotient of (1) the aggregate Stated
                              Principal Balance of all Mortgage Loans 60 or more
                              days delinquent, measured on a rolling three-month
                              basis (including Mortgage Loans in foreclosure,
                              REO Properties and Mortgage Loans with respect to
                              which the applicable mortgagor is in bankruptcy)
                              and (2) the aggregate Stated Principal Balance of
                              all the Mortgage Loans as of the preceding
                              Servicer Remittance Date, equals or exceeds the
                              product of (i) 31.00% and (ii) the Required
                              Percentage or (b) the quotient (expressed as a
                              percentage) of (1) the aggregate amount of
                              Realized Losses incurred from the Cut-off Date
                              through the last day of the calendar month
                              preceding such Distribution Date and (2) the
                              aggregate Stated Principal Balance of the Mortgage
                              Loans as of the Cut-off Date exceeds the Required
                              Loss Percentage.

TRUST FUND                    means the trust fund created by the Pooling and
                              Servicing Agreement.

TRUSTEE                       means Wachovia Bank, National Association.

TRUSTEE                       FEE means the annual fee that will be paid to the
                              Trustee based on a side letter agreement between
                              the Securities Administrator and the Trustee.

UNPAID REALIZED LOSS AMOUNT   means, with respect to any class of the
                              Subordinated Certificates and as to any
                              Distribution Date, the excess of (1) Applied
                              Realized Loss Amounts with respect to such class
                              over (2) the sum of (x) all distributions in
                              reduction of the Unpaid Applied Realized Loss
                              Amounts on all previous Distribution Dates and (y)
                              all increases in the Certificate Principal Balance
                              of such class pursuant to the last sentence of the
                              definition of "Certificate Principal Balance." Any
                              amounts distributed to a class of Subordinated
                              Certificates in respect of any Unpaid Realized
                              Loss Amount will not be applied to reduce the
                              Certificate Principal Balance of such class.

                                      S-90

                                     ANNEX 1

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered Merrill Lynch
Mortgage Investors, Inc., Mortgage Loan Asset-Backed Certificates, Series
2005-A3 known as "Global Securities," will be available only in book-entry form.
Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

         Secondary crosmarket trading between Clearstream Luxembourg or
Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective European Depositaries of
Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream
Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                      A-1

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

         Trading Between Clearstream Luxembourg and/or Euroclear Participants.
Secondary market trading between Clearstream Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading Between DTC Seller and Clearstream Luxembourg or Euroclear
Purchaser. When Global Securities are to be transferred from the account of a
DTC Participant to the account of a Clearstream Luxembourg Participant or a
Euroclear Participant, the purchaser will send instructions to Clearstream
Luxembourg or Euroclear through a Clearstream Luxembourg Participant or
Euroclear Participant at least one business day prior to settlement. Clearstream
Luxembourg or Euroclear will instruct the Relevant Depositary to receive the
Global Securities against payment. Payment will include interest accrued on the
Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global
Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
Payment will then be made by the Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to
Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear
Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream
Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or
Euroclear Participant's particular cost of funds.

                                      A-2

         Since the settlement is taking place during New York business hours,
DTC Participants can employ their usual procedures for sending Global Securities to the Relevant Depositary for the benefit of Clearstream Luxembourg
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a crosmarket transaction will settle no differently than a trade between two DTC
Participants.

         Trading Between Clearstream Luxembourg or Euroclear Seller and DTC
Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the Relevant Depositary, to a DTC
Participant. The seller will send instructions to Clearstream Luxembourg or
Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant
at least one business day prior to settlement. In these cases, Clearstream
Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the
following day, and receipt of the cash proceeds in the Clearstream Luxembourg
Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant
have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.
If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to
Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (1) borrowing through Clearstream Luxembourg or Euroclear for one day
             (until the purchase side of the day trade is reflected in their
             Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the
             Global Securities sufficient time to be reflected in their
             Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the
             Clearstream Luxembourg Participant or Euroclear Participant.

                                      A-3

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S.
Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of
Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code
Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner
for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United
States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within
30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global
Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

         Exemption for non-U.S. Persons with Effectively Connected Income (Form
W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S.
branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for
Exemption from Withholding on Income Effectively Connected with the Conduct of a
Trade or Business in the United States).

         The term "U.S. Person" means

         (1) a citizen or resident of the United States,

         (2) a corporation or partnership organized in or under the laws of the
             United States, any state thereof or the District of Columbia
             (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

         (3) an estate the income of which is includable in gross income for
             United States tax purposes, regardless of its source, or

         (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United
             States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

                                      A-4

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities.
Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                      A-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

================================================================================

                          $312,780,100 (APPROXIMATE)

                    MERRILL LYNCH MORTGAGE INVESTORS TRUST

            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2005-A3

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                   DEPOSITOR

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

                              MERRILL LYNCH & CO.

     You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

     We are not offering these certificates in any state where the offer is not permitted.

     We represent the accuracy of the information in this prospectus supplement and the attached prospectus only as of the dates stated on their respective covers.

     Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

                                  MAY 24, 2005

================================================================================

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, an obligation of or interest in the depositor, Merrill Lynch,
Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      -  Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      -  one or more segregated pools of various types of mortgage loans (or participation interests in mortgage loans) and/or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      -  manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      -  home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      -  mortgage pass-through certificates or mortgage-backed securities evidencing interests in mortgage loans or secured thereby or certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner &
Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                The date of this Prospectus is January 19, 2005.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

-  this prospectus, which provides general information, some of which may not apply to a particular series; and

-  the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      -  the principal amount, interest rate and authorized denominations of each class of securities;

      -  information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      -  information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      -  the terms of any credit enhancement with respect to particular classes of the securities;

      -  information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      -  the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      -  information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey
Street, World Financial Center-North Tower, 10th Floor, New York, New York
10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357.
For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                                        ii

                               TABLE OF CONTENTS

                                   PROSPECTUS



     Mortgage Loan Information in

     Pass-Through Rate and
       Interest Rate................    13
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    14
     Prepayments--Maturity and
       Weighted Average Life........    15
     Other Factors Affecting

     Categories of Classes of
       Securities...................    19
     Distributions..................    22
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    25
     Advances in Respect of

     Book-Entry Registration and

     Procedures and Exchange
       Proportions..................    34
Description of the Agreements.......    35
     Agreements Applicable to a
       Series.......................    35
     Assignment of Assets;
       Repurchases..................    36
     Representations and Warranties;
       Repurchases..................    38
     Collection Account and Related
       Accounts.....................    39
     Collection and Other Servicing
       Procedures...................    43
     Sub-Servicers..................    43
     Realization upon Defaulted
       Whole Loans..................    44
     Primary Mortgage Insurance
       Policies.....................    45
     Hazard Insurance Policies......    46
     Fidelity Bonds and Errors and
       Omissions Insurance..........    47
     Due-on-Sale Provisions.........    48
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    48
     Evidence as to Compliance......    48
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    49
     Events of Default under the
       Agreement....................    50
     Rights upon Event of Default

     Certain Matters Regarding the
       Trustee......................    53
     Resignation and Removal of the
       Trustee......................    53
     Certain Terms of the



                                       iii



     Letter of Credit...............    57
     Insurance Policies and Surety
       Bonds........................    57
     Reserve Funds..................    58
     Credit Support with Respect to
       MBS..........................    58
Certain Legal Aspects of Mortgage
  Loans.............................    58
     General........................    58
     Types of Mortgage

     Anti-Deficiency Legislation and
       Other Limitations on

     Alternative Mortgage
       Instruments..................    67
     Servicemembers Civil Relief
       Act..........................    68
     Forfeitures in Drug and RICO
       Proceedings..................    68
     The Contracts..................    68
Material Federal Income Tax

     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    96
     Tax Characterization of a Trust
       Fund as a Partnership........    99
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....   105
     FASIT Securities...............   108
Taxation of Classes of Recombinable

     Tax Accounting for Recombinable
       Securities...................   112
     Exchanges of Recombinable
       Securities...................   113
     Tax Treatment of Foreign
       Investors....................   113
     Backup Withholding.............   113
     Reporting and Administrative
       Matters......................   114
State Tax Considerations............   114
ERISA Considerations................   114
     General........................   114
     Prohibited Transactions........   114
     Availability of Underwriter's

Incorporation of Certain Information



                                        iv

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE
SUFFICIENT TO PAY THE SECURITIES IN FULL.

-  The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

-  The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements
   (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

-  Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

-  Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

-  Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer or any of their affiliates.

-  Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

-  Unless otherwise specified in the related prospectus supplement, a series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

-  If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securi-

                                        1

   ties in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY
AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

-  Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

-  A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED
PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

-  An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

-  To the extent that these losses are not covered by the applicable credit support, if any, holders

                                        2

   of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

-  For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

-  In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

-  Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

-  In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR
LIEN MORTGAGE LOANS ARE LIQUIDATED.

-  Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

-  The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

-  If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related

                                        3

   mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages"
in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

-  The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

-  A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

-  The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

-  Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

-  The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings",
"Description of the Securities" and "Description of Credit Support" for further information.

                                        4

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A
GREATER IMPACT ON THEM.

-  The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of
Losses and Shortfalls" in this prospectus for further information.

-  The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON
PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated
maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT,
THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN
THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

-  If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

-  In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest.
   If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING
REMIC RESIDUAL CERTIFICATES.

-  Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs."
   Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual

                                        5

   certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

-  In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the
   REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.
   Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.
Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                                        6

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i)     one- to five-family mortgage loans or participation interests in mortgage loans (or certain balances thereof) (collectively, the
              "Mortgage Loans"), including without limitation, Home Equity
              Loans, Home Improvement Contracts and Manufactured Housing
              Contracts,

      (ii)    pass-through certificates or other mortgage-backed securities
              (such as debt obligations or participation interests or
              certificates) evidencing interests in or secured by one or more
              Mortgage Loans or other similar participations, certificates or securities ("MBS") or

      (iii)   direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c)   originally interest-bearing securities from which coupons
                   representing the right to payment of interest have been
                   removed, or

             (d)   interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as
"Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the
"Depositor") or any of its affiliates or, unless otherwise provided in the
Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a
Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the
Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

      Unless otherwise specified in the related Prospectus Supplement, the
Securities will be entitled to payment only from the assets of the related Trust
Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus
Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

General

      Unless otherwise specified in the related Prospectus Supplement, each
Mortgage Loan will be secured by:

       (i)     a lien on a Mortgaged Property consisting of a one- to
               five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

                                        7

      (ii)    a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of
Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The
Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors.
Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the
"Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages")
creating a lien on the Mortgaged Properties. If specified in the related
Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a
Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      Participation interests in a Mortgage Loan or a loan pool will be purchased by the Depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the Depositor under the Participation Agreement will be evidenced by a participation certificate (a "Participation Certificate"). The trustee will be the holder of a
Participation Certificate. Unless otherwise specified in the related Prospectus
Supplement, the trustee will not be in possession of or be assignee of record with respect to the Mortgage Loans represented by any Participation Certificate.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the
Value of the related Mortgaged Property. If specified in the related Prospectus
Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%.
The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a)   the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

"Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged
Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The
Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

      (i)      the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

                                        8

      (iii)    the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv)     the earliest and latest origination date and maturity date of the
               Mortgage Loans,

      (v)     the range of the Loan-to-Value Ratios at origination of the
              Mortgage Loans,

      (vi)     the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii)    the state or states in which most of the Mortgaged Properties are located,

      (viii)   information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix)     with respect to Mortgage Loans with adjustable Mortgage Rates
               ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage
               Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x)     information regarding the payment characteristics of the Mortgage
              Loans, including without limitation balloon payment and other amortization provisions

If specific information respecting the Mortgage Loans is not known to the
Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home
Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus
Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home
Improvement Contracts are partially insured under Title I of the National
Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus
Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured
Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of
Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a
"manufactured home" as "a structure, transportable in one or more sections, which, in the

                                        9

traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and
complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

      If specified in the related Prospectus Supplement, principal collections received on the Mortgage Loans may be applied to purchase additional Mortgage
Loans which will become part of the Trust Fund for a series. Such additions may be made to the extent that such additions could be made in connection with a
Trust Fund with respect to which a REMIC election has been made. The related
Prospectus Supplement will set forth the characteristics that such additional
Mortgage Loans will be required to meet. Such characteristics will be specified in terms of the categories described in the second preceding paragraph.

Payment provisions of the mortgage loans

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will:

      (i)     have individual principal balances at origination of not less than
              $25,000,

      (ii)    have original terms to maturity of not more than 40 years, and

      (iii)   provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

MBS

      Any MBS will have been issued pursuant to a pooling and servicing agreement, a participation agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the
"MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS
Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics

                                        10

similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS
Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS
evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the
Depositor:

      (i)      the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,

      (ii)     the original and remaining term to stated maturity of the MBS, if applicable,

      (iii)    whether such MBS is entitled only to interest payments, only to principal payments or to both,

      (iv)     the pass-through or bond rate of the MBS or formula for
               determining such rates, if any,

      (v)     the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features,

      (vi)     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      (vii)    certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to such MBS,

      (viii)   the terms on which the related Underlying Mortgage Loans or
               Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity,

      (ix)     the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,

      (x)     the servicing fees payable under the MBS Agreement,

      (xi)     the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph,

      (xi)     the trust fund evidenced or secured by the MBS, and

      (xiii)   whether Depository Trust Company or the Participants Trust
               Company.

Each MBS will be either:

      (i)      a security exempted from the registration requirements of the
               Securities Act,

      (ii)     a security that has been previously registered under the
               Securities Act or

      (iii)    a security that is eligible for sale under Rule 144(k) under the
               Securities Act.

In the case of clause (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.

                                        11

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i)      the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the
               Government Securities to be included in the Trust Fund,

      (ii)     the original and remaining terms to stated maturity of the
               Government Securities,

      (iii)    whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv)     the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v)     the applicable payment provisions for the Government Securities
              and

      (vi)     to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust
Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection
Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related
Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of
Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and
"Description of Credit Support."

                                        12

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related
Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the
Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The
Prospectus Supplement with respect to any series of Securities will specify the
Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the
Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security
Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date.
As indicated above under "--Pass-Through Rate and Interest Rate," if the
Interest Accrual Period ends on a date other than the day before a Distribution
Date for the related series,

                                        13

the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the
Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage
Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage
Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different
Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment
Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the
Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation.
In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such
Security.

                                        14

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the
Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the
Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of
Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage
Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus
Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such
Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the
Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for

                                        15

any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

      If so specified in the related Prospectus Supplement, a number of Mortgage
Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage
Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage
Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the
Mortgage Loan will be less than the scheduled monthly payments thereon (the
"Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a
Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such
Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the
Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage
Loans with high Loan-to-

                                        16

Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage
Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such
Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant
Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the
Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged
Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and
"Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial
Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                        17

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related
Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i)     provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii)    be senior (collectively, "Senior Securities") or subordinate
              (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the
              Securities;

      (iii)    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively,
               "Stripped Principal Securities");

      (iv)    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively,
              "Stripped Interest Securities");

      (v)     provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi)    provide for payments of principal as described in the related
              Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii)   provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
              Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, a Trust Fund may include additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or, in the case of revolving Home
Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped
Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form
("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry
Registration" and "Description of the Securities--Book-Entry Registration and
Definitive Securities." Definitive Securities will be exchangeable for other
Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

                                        18

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The
Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.



CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------

                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.


                                        19



CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------

"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.


                                        20



CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------

"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.


                                        21



CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------

"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.


DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related
Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus
Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the
Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All
distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such
Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement
(and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether
Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution
Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available
Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i)     the total amount of all cash on deposit in the related Collection
              Account as of the corresponding Determination Date, exclusive of:

              (a)   all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period
                    (unless the related Prospectus Supplement provides
                    otherwise, a "Due Period" with respect to any Distribution
                    Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first

                                        22

                    Due Period, and will end on the first day of the month of
                    the related Distribution Date),

              (b)   unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related Prepayment Premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period, and

              (c)   all amounts in the Collection Account that are due or
                    reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust
                    Fund;

      (ii)    if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii)    all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv)    if and to the extent the related Prospectus Supplement so
              provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related
              Prepayment Period; and

      (v)     unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such
              Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the
Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal
Securities that have no Pass-Through Rate or interest rate) may have a different
Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related
Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through
Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related
Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security
Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each
Distribution Date (other than certain classes of Stripped Interest Securities),
"Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the
Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below.

                                        23

Unless otherwise provided in the Prospectus Supplement, Accrued Security
Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related
Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      Unless otherwise provided in the related Prospectus Supplement, the
Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the
Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related
Prospectus Supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related
Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the
Security Balance of such class. See "Risk Factors--Average Life of Securities;
Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped
Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a
Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related
Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related
Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related
Prospectus Supplement, the initial aggregate Security Balance of all classes of
Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each
Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the
Security Balance of such class has been reduced to zero. Stripped Interest
Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities"
and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

                                        24

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution
Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit
Support" for a description of the types of protection that may be included in a
Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust
Fund, unless otherwise provided in the related Prospectus Supplement, the Master
Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the
Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's
(or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other
Assets otherwise distributable on one or more classes of such Subordinate
Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's
(or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit
Support) respecting which such advances were made (as to any Mortgage Loan,
"Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity)
shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate
Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related
Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the
Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related
Agreement and described in such Prospectus Supplement.

                                        25

      The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO SECURITYHOLDERS

      Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master
Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (i)       the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii)      the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv)      the amount of related servicing compensation received by a
                Master Servicer (and, if payable directly out of the related
                Trust Fund, by any Sub-Servicer) and such other customary
                information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax
                returns;

      (v)      the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi)      the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii)     the number and aggregate principal balance of Whole Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii)    with respect to any Whole Loan liquidated during the related Due
                Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to
                Securityholders;

      (ix)      with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
                Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x)      with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b)   the principal balance of the related Mortgage Loan
                     immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into
                     account certain limited modifications to the terms thereof specified in the Agreement),

                (c)   the aggregate amount of unreimbursed servicing expenses
                      and unreimbursed advances in respect thereof, and

                                        26

                (d)   if applicable, the aggregate amount of interest accrued
                      and payable on related servicing expenses and related
                      advances;

      (xi)      with respect to any such REO Property sold during the related
                Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b)   the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or
                      the related Mortgage Loan; and

                (c)   the amount of any loss to Securityholders in respect of
                      the related Mortgage Loan;

      (xii)     the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of
                Securities not offered hereby) at the close of business on such
                Distribution Date, separately identifying any reduction in such
                Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii)    the aggregate amount of principal prepayments made during the related Due Period;

      (xiv)     the amount deposited in the reserve fund, if any, on such
                Distribution Date;

      (xv)     the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi)     the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such
                Distribution Date;

      (xvii)    in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii)   in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through
                Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the
                related Prospectus Supplement;

      (xix)     as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx)     the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv)
above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the
Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus
Supplement, shall furnish to each person who at any time

                                        27

during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a
Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of
Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such
Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus
Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the
Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of
Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related
Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust
Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch,
Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry
Securities through DTC and its Participants. Under a book-entry format, Security
Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for

                                        28

DTC ("Cede"), on each such date, DTC will forward such payments to its
Participants which thereafter will be required to forward them to Indirect
Participants or Security Owners. Unless otherwise provided in the related
Prospectus Supplement, the only "Securityholder" (as such term is used in the
Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security
Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which
Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security
Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry
Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are
recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear
Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may

                                        29

include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System
and the New York State Banking Department, as well as the Belgian Banking
Commission.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear
System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the
Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear
Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United
States tax laws and regulations. See "Material Federal Income Tax Consequences"
in this Prospectus and "Global Clearance, Settlement and Tax Documentation
Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the
Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and
Servicing Agreement, as applicable, on behalf of a CEDEL Participant or
Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL
Participants and the Euroclear Participants, respectively, through customers'
securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants")
will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant
European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear
Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or
Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL
Participant or Euroclear Participant on such business day. Cash received in
CEDEL or Euroclear as a result of sales of securities by or

                                        30

through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available)
or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the
Securities--Book Entry Registration and Definitive Securities".

      Unless otherwise specified in the related Prospectus Supplement,
Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the
"Definitive Securities"), rather than to DTC or its nominee only if (i) the
Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the
Securities and the Depositor is unable to locate a qualified successor or (ii)
the Depositor, at its option, elects to terminate the book-entry system through
DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon
surrender by DTC of the certificate or certificates representing the Book-Entry
Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                            RECOMBINABLE SECURITIES

GENERAL

      If provided in the related prospectus supplement, one or more classes of offered securities will be recombinable securities. In each series that includes recombinable securities, all of the classes of recombinable securities listed on the cover page of the related prospectus supplement will be issued. Holders of one or more of the specified classes of recombinable securities will be entitled, upon notice and payment to the trustee of a fee, to exchange all or a portion of such securities for proportionate interests in one or more of the other specified classes of recombinable securities.

      The classes of recombinable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of recombinable securities will be referred to as "Combinations." The
Combinations for the recombinable securities in a series, if any, will be described in the prospectus supplement for that series.

      The classes that are to be the basis for any such exchange will be deposited in a separate trust fund (the "Recombinable Securities Trust Fund")
established pursuant to a trust agreement between a trustee and the depositor.
The trustee of the trust fund which issues the securities described in the related prospectus supplement may also serve as the trustee of the Recombinable
Securities Trust Fund. The Recombinable Securities Trust Fund initially will issue classes of recombinable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after the issuance of the recombinable securities, including immediately after such issuance, the classes of recombinable securities or any portion thereof may be exchanged for other related classes of recombinable securities that are part of the same Combination, as specified in the related prospectus supplement.
Simultaneously with such exchange, the Recombinable Securities Trust Fund will cancel the relevant portion or portions of the class or classes of recombinable securities that are being exchanged and will issue the corresponding

                                        31

portion or portions of the class or classes of other related recombinable securities into which such class or classes of securities are exchangeable. Any recombinable security received in an exchange may be subject to an unlimited amount of exchanges thereafter. Each recombinable security issued by a
Recombinable Securities Trust Fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

      In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of recombinable securities of that series, except where the context requires otherwise. For example, the classes of recombinable securities of a series are entitled to receive distributions of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in certain minimum denominations, may be provided with various forms of credit enhancement, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under
"ERISA Considerations" and "Legal Investment" apply to recombinable securities as well as securities.

EXCHANGES

      The ability of a holder to exchange recombinable securities for other recombinable securities within a Combination will be subject to three constraints, as follows:

      -  The aggregate principal balance of the recombinable securities received in the exchange, immediately thereafter, must equal that of the recombinable securities surrendered for such exchange immediately prior to the exchange (for this purpose, the principal balance of any interest only class will always equal $0).

      -  The aggregate amount of annual interest (the "Annual Interest Amount")
         payable with respect to the recombinable securities received in the exchange must equal that of the recombinable securities surrendered for exchange.

      -  Such classes must be exchanged in the applicable proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal balance (or original notional principal balances, if applicable) of such classes.

      Within any particular series, more than one type of Combination may exist.
For example, a class of recombinable securities with a certificate rate that adjusts based on an index and a class of recombinable securities with a certificate rate that adjusts inversely based on an index may be exchangeable for a class of recombinable securities with a fixed certificate rate. Under another Combination, a class of recombinable securities that is a principal only class and a class of recombinable securities that is an interest only class may be exchanged for a class of recombinable securities that is entitled to distributions of both principal and interest. Further, a class of recombinable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of recombinable securities that is entitled to principal payments from such accretions may be exchanged for a class of recombinable securities that is entitled to payments of interest continuously from the first distribution date until the principal balance thereof has been reduced to zero. Under another Combination, a class of recombinable securities that is entitled to principal payments in accordance with a schedule or a planned amortization class and a class of recombinable securities that is entitled to principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchanged for a class of recombinable securities that is entitled to principal payments continuously from the first distribution date on which it receives principal until the principal balance thereof has been reduced to zero and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

      Set forth below are additional examples that illustrate in simple mathematical terms how certain Combinations might operate. The first example illustrates a Combination of a floating rate recombinable

                                        32

security and an inverse floating rate recombinable security which are exchangeable for a single class of recombinable securities with a fixed interest rate:



                                                                       MAXIMUM
         ORIGINAL                                                     ORIGINAL
         PRINCIPAL                                                    PRINCIPAL    INTEREST
CLASS     AMOUNT      INTEREST RATES   MAX RATE   MIN RATE   CLASS     AMOUNT       RATES
-----   -----------   --------------   --------   --------   -----   -----------   --------

RS-1    $10,000,000   LIBOR* + 0.55%     8.50%      0.55%    RS-3    $20,000,000     4.25%
RS-2    $10,000,000    7.95% - LIBOR     7.95%      0.00%


---------------

* For purposes of this example, LIBOR shall be equal to 1.375% per annum.

      The following example illustrates a Combination in which recombinable securities of a principal only class and recombinable securities of an interest only class are exchanged for recombinable securities of a class that are entitled to distributions of principal and interest:



              ORIGINAL                                MAXIMUM ORIGINAL
CLASS     PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-----     ----------------   --------------   -----   ----------------   --------------

RS-IO*      $10,000,000            10%        RS-3      $10,000,000            10%
             (notional)
RS-PO**     $10,000,000             0%


---------------

 * Class RS-IO is an interest only certificate and will receive no principal payments.

** Class RS-PO is a principal only certificate and will receive no interest payments.

      In some series, a Combination may include a number of classes of recombinable securities that may be exchanged for one another and that will enable a holder of one of the classes of recombinable securities to exchange it for another class of recombinable securities with a higher or lower certificate rate. Such a Combination would require the creation of additional classes of recombinable securities that pay down on a pro rata basis. The following table illustrates various Combinations for a single class of recombinable securities having a principal balance of $40,000,000 and a certificate rate of 8.50% per annum.



              ORIGINAL                                MAXIMUM ORIGINAL
 CLASS    PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-------   ----------------   --------------   -----   ----------------   --------------

RS-4        $40,000,000           8.50%       RS-5      $15,000,000           6.50%
RS-6        $25,000,000           9.00%
RS-7*       $ 2,187,500           8.00%
             (notional)
RS-4        $40,000,000           8.50%       RS-8      $23,000,000           9.50%
RS-9        $12,500,000           9.72%
RS-10**     $ 4,500,000           0.00%


---------------

 * Class RS-7 is an interest only certificate and will receive no principal payments.

** Class RS-10 is a principal only certificate and will receive no interest payments.

      The foregoing table shows the maximum amount of each other class of recombinable securities that can be created from the related Class RS-4 recombinable security. Such Combinations could not exist concurrently in their maximum amounts, as any Combination is limited to the amount of principal and interest distributable on the related recombinable security to be exchanged. One method of calculating the maximum amount that can be created in a specific
Combination is to determine the Annual Interest Amount applicable to the recombinable security to be exchanged, and divide such interest amount by the coupon of the desired recombinable security. The resulting principal balance can in no case be greater than the principal balance of recombinable securities to be exchanged. Using the first Combination in the foregoing table, if the holder of the Class RS-4 recombinable security desires to create the Class RS-5 and
Class RS-6 recombinable securities, the holder would also have to create an interest only recombinable

                                        33

security, Class RS-7. Since the Annual Interest Amount of the Class RS-4
recombinable security is equal to $3,400,000 and the Annual Interest Amount for the Class RS-5 recombinable security and the Class RS-6 recombinable security is equal to $975,000 and $2,250,000, respectively, the holder of the Class RS-4 recombinable security would have to create the Class RS-7 interest only certificate to receive the remaining $175,000 of interest. The notional amount of the Class RS-7 recombinable securities would be calculated by dividing the
Annual Interest Amount ($175,000) by the certificate rate applicable thereto
(8.00%) to determine the notional amount ($2,187,500).

      Similarly, if the holder of the Class RS-4 recombinable security desires to create the Class RS-8 and Class RS-9 recombinable securities, the holder of the Class RS-4 recombinable security would have to create a principal only recombinable security, Class RS-10, in order to ensure that the principal amount of the Class RS-4 recombinable security ($40,000,000) was maintained after the exchange and that the Annual Interest Amount applicable to the Class RS-4 recombinable security ($3,400,000) was completely utilized. The sum of the principal amount of the Class RS-8 recombinable security ($23,500,000) and the principal amount of the Class RS-9 recombinable security ($12,500,000) is equal to $35,500,000. The sum of the Annual Interest Amount applicable to the Class
RS-8 recombinable security ($2,185,000) and the Annual Interest Amount applicable to the Class RS-9 recombinable security ($1,215,000) is equal to
$3,400,000. Since the total amount of Annual Interest applicable to the Class
RS-4 recombinable security has been utilized, the Class RS-10 recombinable security would not be entitled to interest, but would be required to have a principal balance of $4,500,000.

      The foregoing examples highlight various Combinations of recombinable securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which are entitled to distributions of principal and interest). In certain series, a securityholder may also be able to exchange its recombinable securities for other recombinable securities that have different principal payment characteristics. For example, an exchange of two or more classes of recombinable securities for a single class of recombinable securities may result in a recombinable security with the aggregate principal payment characteristics of the classes of recombinable securities for which it was exchanged. In addition, in certain series, recombinable securities may be exchangeable for other recombinable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

      At any given time, a number of factors will limit a securityholder's ability to exchange recombinable securities for other recombinable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of recombinable securities. The securityholder of a class of recombinable securities may be unable or unwilling to sell such securities or the sale of such recombinable securities may be subject to certain transfer restrictions imposed by the structure of the transaction or applicable law, such as the Employee Retirement Income Security
Act of 1974, as amended ("ERISA"). In addition, the amount and timing of principal payments to the securityholders will, over time, diminish the amounts available for a desired exchange.

PROCEDURES AND EXCHANGE PROPORTIONS

      To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional principal) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by

                                        34

wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

      An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of recombinable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      Where exchange proportions are shown in the related prospectus supplement for classes of recombinable securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor (as defined below) and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding recombinable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. The "Class Factor" for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of
(or addition to) principal to be made on the distribution date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

      The first payment on a recombinable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are
REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the
Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing
Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee.
Unless otherwise described in the related Prospectus Supplement, the Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master
Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the
Trust Fund for such a series consists only of Government Securities or MBS, such
Assets will be conveyed to the Trust Fund and administered

                                        35

pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes.  Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust
Agreement between the Depositor and the Trustee. The Assets of the related Trust
Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the
Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the
"Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of
Securities will be named in the related Prospectus Supplement. In any series of
Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master
Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus
Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to
Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such
Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust
Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement
and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust
Fund and the description of such provisions in the related Prospectus
Supplement. As used herein with respect to any series, the term "Security"
refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.
The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a
Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250
Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New
York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any
Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule

                                        36

appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust
Fund, including without limitation, the address of the related Mortgaged
Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus
Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a
Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note.
Unless otherwise provided in the related Prospectus Supplement, the related
Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of
California or in other states where, in the opinion of counsel acceptable to the
Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant
Asset Seller or any other prior holder of the Whole Loan.

      The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the
Certificateholders. Unless otherwise specified in the related Prospectus
Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the
Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset
Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase
Price or substitute for such Mortgage Loan. There can be no assurance that an
Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus
Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity
Loans, Home Improvement Contracts and Manufactured Housing Contracts will not be delivered to the Trustee (or a custodian), but will be

                                        37

retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.

      With respect to each Government Security or MBS in certificated form, the
Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such
Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such
Government Security or MBS, as applicable, to the Trustee for the benefit of the
Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, the Depositor and the Trustee will cause such
Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government
Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the related Prospectus Supplement the
Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i)    the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related
             Agreement;

      (ii)    the existence of title insurance insuring the lien priority of the
              Whole Loan;

      (iii)   the authority of the Warranting Party to sell the Whole Loan;

      (iv)    the payment status of the Whole Loan;

      (v)    in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi)    the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such
Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting
Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected
Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the
Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date.
Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Unless otherwise provided in the related Prospectus Supplement, each
Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such

                                        38

Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price"
is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master
Servicer. If so provided in the Prospectus Supplement for a series, a Warranting
Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust
Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related
Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the
Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting
Party) nor the Master Servicer will be obligated to purchase or substitute for a
Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

      Unless otherwise provided in the related Prospectus Supplement the
Warranting Party will, with respect to a Trust Fund that includes Government
Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the
Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer,
the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related
Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of
Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets
(collectively, the "Collection Account"), which must be either

      (i)   an account or accounts the deposits in which are insured by the
            Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related
            Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

                                        39

      (ii)   otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of
             Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection
Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding
Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the
Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the
Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained
Interest):

      (i)     all payments on account of principal, including principal
              prepayments, on the Assets;

      (ii)    all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii)    all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the
               Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master
               Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note)
               (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net
               proceeds on a monthly basis with respect to any Mortgaged
               Properties acquired for the benefit of Securityholders by
               foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv)    any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v)     any advances made as described under "Description of the
              Securities--Advances in Respect of Delinquencies";

      (vi)    any amounts paid under any Cash Flow Agreement, as described under
              "Description of the Trust Funds--Cash Flow Agreements";

      (vii)    all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under
               "Assignment of Assets; Repurchases" and "Representations and
               Warranties; Repurchases," all proceeds of any defaulted Mortgage
               Loan purchased as described under "Realization Upon Defaulted
               Whole Loans," and all proceeds of any Asset

                                        40

               purchased as described under "Description of the
               Securities--Termination" (also, "Liquidation Proceeds");

      (viii)   any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the
               Trust Fund as described under "Description of the
               Agreements--Retained Interest; Servicing Compensation and Payment
               of Expenses";

      (ix)    to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;

      (x)     all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi)    any amount required to be deposited by a Master Servicer or the
              Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii)    any other amounts required to be deposited in the Collection
               Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii)      to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in
                Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master
                Servicer as late collections of interest (net of related
                servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

      (iii)     to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with
                respect to Whole Loans and properties acquired in respect
                thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

      (iv)     to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related
               Prospectus Supplement, just from that portion of amounts
               collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain
               outstanding, and otherwise any outstanding class of Securities, of the related series;

                                        41

      (v)      if and to the extent described in the related Prospectus
               Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing
               expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi)     to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters
               Regarding a Master Servicer and the Depositor";

      (vii)    if and to the extent described in the related Prospectus
               Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii)    to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix)     unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x)      to pay the person entitled thereto any amounts deposited in the
               Collection Account that were identified and applied by the Master
               Servicer as recoveries of Retained Interest;

      (xi)     to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii)    if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material
               Federal Income Tax Consequences--REMICs--Prohibited Transactions
               Tax and Other Taxes";

      (xiii)    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

      (xiv)    to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of
               Securityholders;

      (xv)     to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of
               Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the
               Agreement;

      (xvi)    to pay the person entitled thereto any amounts deposited in the
               Collection Account in error, including amounts received on any
               Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of
               Assets; Repurchase" and "Representations and Warranties;
               Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii)   to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus
Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the
Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities.
Any amounts on deposit

                                        42

in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus
Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under
"--Withdrawals" above, may also be withdrawn from any such collection account.
The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with:

      (i)    the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit
             Support,"

      (ii)    applicable law and

      (iii)   the general servicing standard specified in the related Prospectus
              Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;
supervising foreclosures or repossessions; inspecting and managing Mortgaged
Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related
Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or, in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the
Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the
Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master
Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-

                                        43

Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master
Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an
Agreement. See "Retained Interest; Servicing Compensation and Payment of
Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

      Unless otherwise provided in the related Prospectus Supplement, the Master
Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of
Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus
Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the
Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the
Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the
Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master
Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under
"Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged
Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the
Code at any time that any Security is outstanding. Subject to the foregoing, the
Master Servicer will be required to solicit bids for any

                                        44

Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole
Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged, the Master
Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to
Securityholders on liquidation of the Whole Loan after reimbursement of the
Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the
Master Servicer will be entitled to withdraw or cause to be withdrawn from the
Collection Account out of such proceeds, prior to distribution thereof to
Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the
Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of
Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy
(each, a "Primary Mortgage Insurance Policy") with regard to each Whole Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

                                        45

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the
Whole Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Whole
        Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Whole Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Whole Loan;

      - failure to construct the property subject to the Whole Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the
Trustee simultaneously with the transfer to the Trustee of the Whole Loan. The
Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance
Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Whole Loans. Amounts collected by the
Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related Prospectus Supplement, each
Agreement for a Trust Fund comprised of Whole Loans will require the Master
Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged
Property, then such coverage as is consistent with the Servicing Standard.
Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.
The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the
Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the
Collection Account. The Agreement will provide that the

                                        46

Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage
(generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Whole Loans will require the
Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged
Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master
Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and
Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged
Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Unless otherwise specified in the related Prospectus Supplement, each
Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

                                        47

DUE-ON-SALE PROVISIONS

      The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master
Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related
Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.
A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      Unless otherwise specified in the related Prospectus Supplement, the
Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a
Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or
Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus
Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the
Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage
Bankers, the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by the Master Servicer, the servicing by or

                                        48

on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or
such other audit or attestation program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or the Audit Program for mortgages serviced for
Freddie Mac or such other audit or attestation program used by such Sub-Servicer
(rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master
Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Whole
Loans under each Agreement will be named in the related Prospectus Supplement.
The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the
Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.

      Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the
Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Unless otherwise specified in the related Prospectus Supplement, each
Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the
Depositor will be under any liability to the related Trust Fund or
Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Unless otherwise specified in the related Prospectus Supplement, each
Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i)     specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the

                                        49

              prosecution of an enforcement action in respect of any specific
              Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such
              Agreement);

      (ii)    incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii)   incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv)   incurred in connection with any violation of any state or federal securities law; or

      (v)    imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related
Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Unless otherwise provided in the related Prospectus Supplement, Events of
Default under the related Agreement will include:

      (i)     any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or
              Indenture Trustee, as applicable, for distribution to
              Securityholders, any required payment that continues after a grace period, if any;

      (ii)    any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement)
              after written notice of such failure has been given to the Master
              Servicer by the Trustee or the Depositor, or to the Master
              Servicer, the Depositor and the Trustee by the holders of
              Securities evidencing not less than 25% of the Voting Rights;

      (iii)   any breach of a representation or warranty made by the Master
              Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the
              Depositor, or to the Master Servicer, the Depositor and the
              Trustee by the holders of Securities evidencing not less than 25%
              of the Voting Rights; and

      (iv)   certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

                                        50

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related
Prospectus Supplement. Unless otherwise specified in the related Prospectus
Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the
Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related
Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any
Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the
Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related
Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements.
Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of
Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of
Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the
Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related
Prospectus Supplement) of the Voting Rights have made written request upon the
Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days
(or such other number of days specified in the related Prospectus Supplement)
has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                                        51

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii)    to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii)   to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv)    to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v)    to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each
Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related
Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may:

      (i)    reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii)    reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such
              Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the
Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master
Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the
Collection Account or any other account by or on behalf of the Master Servicer.
If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or

                                        52

other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      Unless otherwise specified in the related Prospectus Supplement, the
Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement)
incurred in connection with the Trustee's:

      (i)   enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii)   defending or prosecuting any legal action in respect of the related
             Agreement or series of Securities,

      (iii)   being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any
              Mortgaged Property acquired in respect thereof for the benefit of
              Securityholders, or

      (iv)   acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the
             Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master
Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the
Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                                        53

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Unless otherwise specified in the related Prospectus
Supplement, Events of Default under the Indenture for each series of Notes include:

       (i)   default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii)   failure to perform any other covenant of the Depositor or the
              Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such
              Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus
              Supplement;

      (iii)   any representation or warranty made by the Depositor or the Trust
              Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such
              Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus
              Supplement;

      (iv)    certain events of bankruptcy, insolvency, receivership or
              liquidation of the Depositor or the Trust Fund; or

      (v)    any other Event of Default provided with respect to Notes of that series.

      If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement)
of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the
Notes of such series have been declared to be due and payable, the Indenture
Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a)   the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b)   the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c)   the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

                                        54

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the
Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case.
However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the
Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding
Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the
Indenture Trustee of funds sufficient for the payment in full of all of the
Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary
Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture
Trustee under the related Indenture, any amounts advanced by it under the
Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such

                                        55

Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus
Supplement, or any combination of the foregoing. If so provided in the related
Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support,
Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a
"Covered Trust"), holders of Securities evidencing interests in any of such
Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of
Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c)   the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit
            Support may be terminated or replaced, and

      (d)   the material provisions relating to such Credit Support.
            Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii)    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii)   if applicable, the identity of regulatory agencies that
                   exercise primary jurisdiction over the conduct of its
                   business and

                                        56

           (iv)    its total assets, and its stockholders' or policyholders'
                   surplus, if applicable, as of the date specified in the
                   Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not
Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate
Securities to receive distributions of principal and interest from the
Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus
Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus
Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank").
Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus
Supplement of the aggregate principal balance of the Assets on the related
Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of
Securities will expire at the earlier of the date specified in the related
Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

                                        57

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related
Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related Prospectus Supplement.
Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the
Trust Fund unless otherwise specified in the related Prospectus Supplement.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein.
The related Prospectus Supplement will specify as to each such form of Credit
Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged
Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged
Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to

                                        58

as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor.
At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service
Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered
Securities, the Mortgage Loans may also consist of cooperative apartment loans
("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a

                                        59

lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the
Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.
Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the
Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative
Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the
Cooperative representing such tenant-stockholder's pro rata share of the
Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives"
below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

                                        60

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears
(without acceleration) plus the expenses incurred in enforcing the obligation.
In other

                                        61

states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the

                                        62

redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the
Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics'
liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the
Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

                                        63

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor.
In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security;
however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising

                                        64

any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter
11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth-in-Lending Act, Real Estate Settlement
Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair
Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a
Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of

                                        65

the property may be liable for the costs of cleaning up a contaminated site.
Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property.
In the event that title to a Mortgaged Property securing a Mortgage Loan in a
Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of
Securities might realize a loss if such costs were required to be paid by the
Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage
Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of
1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.
Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the
National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred.
These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.
Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential

                                        66

first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where
Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by
Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the
Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the
Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-
federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title
VIII provides that any state may reject applicability of the provisions of Title
VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

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SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under
the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage
Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General.  The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a
UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or

                                        68

rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements.  The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements.  So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help"
repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes.  The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other

                                        69

parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing"
under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located.
If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws.  The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in
Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the
Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt
Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws.  Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by
Title V.

      Installment Contracts.  The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and

                                        70

enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.
Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP or Thacher Proffitt & Wood, counsel to the
Depositor, as of the date of this Prospectus. This summary is based on the
Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the
"REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia
(other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S.
federal income tax regardless of its source, or a trust if a court within the
United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20,
1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

                                        71

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP or Thacher Proffitt & Wood will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization.  The Trust Fund may be created with one class of Grantor
Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust
Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a
Grantor Trust Certificateholder in lieu of amounts due with respect to any
Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust
Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust
Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or
212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3%
of the excess of adjusted gross income over the applicable amount and (ii) 80%
of the amount of itemized deductions otherwise allowable for such taxable year.
This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust
Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the
Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

                                        72

      Unless otherwise specified in the related Prospectus Supplement, as to each series of Certificates evidencing an interest in a Trust Fund comprised of
Mortgage Loans, Dechert LLP or Thacher Proffitt & Wood will have advised the
Depositor that:

      (i)    a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
             representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the
             Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii)    a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be
              considered to represent "real estate assets" within the meaning of
              Code Section 856(c)(4)(A), and interest income on the Mortgage
              Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
              856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such
              Code section;

      (iii)   a Grantor Trust Certificate owned by a REMIC will represent
              "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section
              860G(a)(3); and

      (iv)    a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section
              860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of
Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons.  Certain Trust Funds may consist of Government
Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such
Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust
Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor
Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans.  The assets constituting certain Trust Funds may include
Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust
Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium.  The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor
Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made.

                                        73

Amortizable bond premium will be treated as an offset to interest income on such
Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A
Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such
Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable
Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to
Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium
Regulations.

      Original Issue Discount.  The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through
1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage
Assets meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors
(other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

      Market Discount.  A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount."
Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25%
of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time

                                        74

of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a
Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii)   a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii)   a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID.  The OID Regulations permit a
Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4,
1994. If such an election were to be made with respect to a Grantor Trust
Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a
Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such
Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

                                        75

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a
Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped
Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the
"Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing")
will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount
(assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such
Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single
Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either:

      (i)   the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped
            or

      (ii)   no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the
             Trust Fund's Mortgage Assets.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a
Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such
Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage
Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such
Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage
Asset.

                                        76

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are
urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners.  Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust
Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A)
and "loans . . . secured by, an interest in real property which is . . .
residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are]
principally secured, directly or indirectly, by an interest in real property"
within the meaning of Code Section 860G(a)(3).

      b.     Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a
Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets.
OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically (ARM Loans)
likely will be computed as described below under "--Accrual of Original Issue
Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The
OID Regulations generally are effective for debt instruments issued on or after
April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21,
1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and
1991 may be treated as authority for instruments issued before December 21,
1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon
Certificates, the date such Certificates are acquired. The holder of a
Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Assets underlying the Grantor Trust
Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a
Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a Mortgage Asset is the sum of all

                                        77

payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust
Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History")
provides, however, that the regulations will require that the Prepayment
Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the
Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount.  Generally, the owner of a Grantor
Trust Certificate must include in gross income the sum of the "daily portions,"
as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of
OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust
Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a)   the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment
                 Assumption on the respective component and

           (b)   any payments included in the state redemption price at maturity received during such accrual period, and

      (ii)   subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a
Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets

                                        78

acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such
Mortgage Asset (i.e. points) will be includible by such holder. Other OID on the
Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans.
Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the
Master Servicer will report OID on Grantor Trust Certificates attributable to
ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust
Certificates Representing Interests in Loans Other Than ARM Loans" and with the
OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the
Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the
Grantor Trust Certificateholder over the remaining life of such Grantor Trust
Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor
Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust
Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust
Certificate has been owned for the long-term capital gain holding period
(generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18,
1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor
Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a
Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement,

                                        79

signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and
providing the name and address of such Grantor Trust Certificateholder).
Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a
Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such
Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of
REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC
Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each
Trust Fund that elects REMIC status, Dechert LLP or Thacher Proffitt & Wood will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing
Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC.
The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of
Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a
"domestic building and loan association" will

                                        80

constitute assets described in Code Section 7701(a)(19)(C); (ii) such
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection
Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates"
above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section
856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section
851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section
582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the
REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures.  For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as
REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates,
Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary
REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the
Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates
in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the
Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii)
whether the income on such Certificates is interest described in Code Section
856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General.  Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium.  The REMIC Regular Certificates may
be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with

                                        81

OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the 1986 Act. Holders of REMIC
Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus
Supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate.
The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute
"qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below)
provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate.
Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the
Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular
Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

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      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the
"Super-Premium Certificates"). The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the
Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment
Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on
December 15, 1994, with respect to OID, should apply to such Certificates.
Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular
Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC
Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a
Super-Premium Certificate. It is possible that a holder of a Super-Premium
Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate (other than a REMIC Regular Certificate based on a notional amount)
does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular
Certificates--Premium" should apply. However, it is possible that holders of
REMIC Regular Certificates issued at a premium, even if the premium is less than
25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC
Regular Certificate for each day a Certificateholder holds the REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be

                                        83

made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a
Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a)   the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the
                 Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
                 Assumption, and

           (b)   any payments included in the stated redemption price at
                 maturity received during such accrual period, and

      (ii)   subtracting from that total the adjusted issue price of the REMIC
             Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a)   the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC
            Regular Certificateholder (who purchased the REMIC Regular
            Certificate at its issue price), less

      (b)   any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates.  REMIC Regular Certificates may
provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

                                        84

      (ii)    the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii)   interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
              "qualified floating rates," one "qualified inverse floating rate,"
              or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the
Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a
REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular
Certificates will be deemed to be the index in effect through the life of the
REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC
Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a
Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the
Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See
"--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount.  A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i)    the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder)
             over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A
Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC
Regular

                                        85

Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii)   a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b)   a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium.  A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost (not including accrued qualified stated
interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A
Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such
Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular

                                        86

Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC
Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the
"Amortizable Bond Premium Regulations") dealing with amortizable bond premium.
These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the
Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest.  Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM
Loans. Any Deferred Interest that accrues with respect to a class of REMIC
Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID
(which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies.  Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders
nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular
Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption.  If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who
receives a final payment that is less than the holder's adjusted basis in the
REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular
Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to

                                        87

reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC
Regular Certificate had income accrued thereon at a rate equal to 110% of the
AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates.  Certain of the REMIC Regular Certificates
("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for
Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to
Distribution Date. If a portion of the initial purchase price of a REMIC Regular
Certificate is allocable to interest that has accrued prior to the issue date
("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC
Regular Certificate. However, it is unclear under this method how the OID
Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution
Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC.  Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of
Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the
REMIC" below.

      Treatment of Realized Losses.  Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any

                                        88

loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of
Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage
Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on
Certificates.

      Non-U.S. Persons.  Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957)
related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a
REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However,
Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder")
and persons related to REMIC Residual Certificateholders should not acquire any
REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding.  The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

                                        89

      New Withholding Regulations.  On January 1, 2001 the New Regulations
became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates.  The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions.
See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the
REMIC for each day during the taxable year on which such holder owns any REMIC
Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding
REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of
"passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage
Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder.
Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase)
the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC
Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The
REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests.  The
taxable income of the REMIC will reflect a netting of (i) the income from the
Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-

                                        90

Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i)    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   the income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a
class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage
Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a
Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC.  The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual

                                        91

Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual
Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3,
1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC.  As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC
(treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a
REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the
Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual
Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC
Residual Certificates.

      Excess Inclusions.  A portion of the income on a REMIC Residual
Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
Certificateholder; (ii) will be treated as "unrelated business taxable income"
within the meaning of Code Section 512 if the REMIC Residual Certificateholder
is subject to tax only on its unrelated business taxable income (see
"--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An

                                        92

exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual
Certificate. For this purpose, the daily accruals with respect to a REMIC
Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the
"adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased
(but not below zero) by the aggregate amount of payments made on the REMIC
Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain
Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate.  The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently proposed regulations would require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The proposed regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the proposed regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The proposed regulations also provide that such a fee shall be treated as income from sources within the United States. The regulations are proposed to become effective for taxable years ending on or after the date the regulations are adopted as final regulations. It is not known whether the proposed regulations will become adopted as final regulations or, if they are adopted as final regulations, whether they will be adopted in their current form. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments.  Any distribution made on a REMIC Residual Certificate to a
REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the

                                        93

REMIC Residual Certificateholder's adjusted basis in such REMIC Residual
Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates.  If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below).
A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual
Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. However, REMIC Residual
Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual
Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property
(the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or
Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset
Seller, as the case may be, out of its own funds or

                                        94

(ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or
Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC
Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
are treated as interest for purposes of the 30% (or lower treaty rate) United
States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S.
Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See

                                        95

"--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.
If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the
REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual
Certificates do not have significant value). See "--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC
Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual
Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual
Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below).
Further, a tax is imposed on the transfer of a residual interest in a REMIC to a
"disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"
and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A)
the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false.
For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in
Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of

                                        96

regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief
Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master
Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual
Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC
Residual Certificate is any REMIC Residual Certificate (including a REMIC
Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC
Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the
"reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual
Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the
REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed
$100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding

                                        97

fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual
Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual
Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers.
Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual
Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors.  The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual
Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts

                                        98

will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the
non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the
transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC
Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after
June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP or Thacher Proffitt & Wood, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the
Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness.  The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the
Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc.  The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest"
under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes.  Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such
Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory

                                        99

redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a
Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the
Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the
Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition.  If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any)
previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the
Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders.  Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a
"foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder"
of the Trust or the Depositor (including a holder of 10% of the outstanding
Certificates) or a "controlled foreign corporation" with respect to which the
Trust Fund or the Asset Seller is a "related person" within the meaning of the
Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

                                       100

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United
States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding.  Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes.  If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the
Notes might be treated as equity interests in the Trust Fund. If so treated, the
Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership.  The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the
Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the
Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to
Certificateholders as compared to the consequences from treatment of the
Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc.  The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the
Certificates are Indexed Securities or Strip Certificates, and that a series of
Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation.  As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans
(including appropriate adjustments for market discount, OID and bond premium)
and any gain upon collection or disposition of Mortgage

                                       101

Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the
Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the
Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any
Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the
Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company.
Based on the economic arrangement of the parties, this approach for allocating
Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but
Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the
Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium.  It is believed that the Loans were not issued with
OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the
Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

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      Section 708 Termination.  Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a
12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the
"new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold.
A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such
Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the
Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the
Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees.  In general, the Trust
Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing
Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust
Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election.  In the event that a Certificateholder sells its
Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had.
The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters.  The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the
Trust Fund and will report

                                       103

each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the
Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates.
Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y)
whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on
Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related
Trust Agreement and, as such, will be responsible for representing the
Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders.  It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the
United States for purposes of federal withholding taxes with respect to non-U.S.
Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section
1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust
Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the
IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not

                                       104

engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding.  Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations.  On January 1, 2001 the New Regulations
became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust
Agreement as in effect on the date of issuance of the Certificates, Dechert LLP or Thacher Proffitt & Wood, special tax counsel to the Depositor ("Tax
Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust
Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the
Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the
Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

                                       105

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for
U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the
OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of
Certificate owners as OID, but would not be includible again when the interest is actually received.

      3.     Possible Classification of the Trust Fund as a Partnership or
Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the
Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS.
It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the
Certificates constitutes a sale of the Mortgage Loans (or an interest therein)
to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate
Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the
Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the
Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S.
federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its

                                       106

opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the
IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate
Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners'
brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%.
This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each
Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders
(generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from
Participants and Indirect Participants rather than from the Trustee. (The
Trustee, however, will respond to requests for necessary information to enable
Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate
Owner fail to provide the required certification, the Participants or Indirect
Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

                                       107

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New
Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

      General.  The FASIT provisions of the Code were enacted by the Small
Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Definitive guidance cannot be provided with respect to many aspects of the tax treatment of
FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each series of
FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

      FASIT Securities will be classified as either FASIT regular securities
("FASIT Regular Securities"), which generally will be treated as debt for federal income tax purposes, or FASIT ownership securities ("FASIT Ownership
Securities"), which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The Prospectus Supplement for each series of Securities will indicate whether one or more FASIT elections will be made for that series and which Securities of such series will be designated as FASIT
Regular Securities, and which, if any, will be designated as FASIT Ownership
Securities.

      Qualification as a FASIT.  The Trust Fund underlying a series (or one or more designated pools of assets held in the Trust Fund) will qualify under the
Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership
Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated investment company as defined in Code
Section 851(a).

      Asset Composition.  In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test").
Permitted assets include:

      (i)    cash or cash equivalents,

      (ii)    debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate),

      (iii)    foreclosure property,

      (iv)    certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks
              associated with being the obligor on FASIT interests,

      (v)    contract rights to acquire assets described in clause (ii) or clause (iv) above,

      (vi)    FASIT regular interests, and

      (vii)   REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

                                       108

      Interests in a FASIT.  In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation.

      A FASIT interest generally qualifies as a regular interest if:

      (i)    it is designated as a regular interest,

      (ii)    it has a stated maturity no greater than thirty years,

      (iii)    it entitles its holder to a specified principal amount,

      (iv)    the issue price of the interest does not exceed 125% of its stated
              principal amount,

      (v)    the yield to maturity of the interest is less than the applicable
             Treasury rate published by the IRS plus 5%, and

      (vi)    if it pays interest, such interest is payable at either

            (a)   fixed rate with respect to the principal amount of the regular interest or

            (b)   a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for
REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Consequences--REMICs--Taxation
of Owners of REMIC Regular Certificates--Variable Rate REMIC Regulation
Certificate."

      If a FASIT Regular Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a
"High-Yield Interest." In addition, if a FASIT Regular Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the FASIT Regular Security, the
FASIT Regular Security also will qualify as a High-Yield Interest. A High-Yield
Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment.
In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax
Consequences--FASIT Securities--Tax Treatment of FASIT Regular
Securities--Treatment of High-Yield Interests."

      Consequences of Disqualification.  If a series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former
FASIT and the interests therein for federal income tax purposes is uncertain.
The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Under proposed regulations under the FASIT provisions of the Code, if a FASIT fails to continue to qualify as a FASIT, (i) its subsequent characterization for federal income tax purposes will be determined under general federal income tax principles, (ii) the holders of the FASIT Ownership
Securities will be treated as exchanging the assets of the FASIT for an amount equal to their value and will be subject to tax on all gain realized, on an asset-by-asset basis, on such exchange, (iii) the holders of the FASIT Ownership
Securities must recognize cancellation of indebtedness income to the extent that the adjusted issue price of the FASIT Regular Securities immediately before the termination exceeds the fair market value of those interests immediately before the termination, (iv) any continuing interest of the holders of the FASIT
Ownership Securities in the Trust Fund following cessation will be characterized under general federal income tax principles and (v) holders of FASIT Regular
Securities will be treated as exchanging their FASIT Regular Securities for interests in the underlying economic arrangement and will recognize gain on such exchange if their interest in the underlying economic arrangement is not classified

                                       109

as debt or is treated as debt that differs materially in kind or extent from their FASIT Regular Securities. There can be no assurance regarding whether the proposed regulations will be finalized and the specific provisions that may be included in the regulations when they are finalized.

      Tax Treatment of FASIT Regular Securities.  Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular
Securities, holders of FASIT Regular Securities must report income from such
Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of
FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT
Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such
Securities in the same manner described for REMIC Regular Securities. See
"Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates" "--Original Issue Discount and Premium" and "--Market
Discount" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers.
Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

      If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale,
Exchange or Redemption." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies of the underlying Assets, the holder of such FASIT Regular Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Consequences--REMICs--Taxation of
Owners of REMIC Regular Certificates", "--Effects of Default and Delinquencies"
and "--Treatment of Realized Losses."

      FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on such
Securities will be considered interest described in Code Section 856(c)(3)(B) to the same extent that REMIC Securities would be so considered. FASIT Regular
Securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC
Securities would be so considered. See "Material Federal Income Tax
Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

      Treatment of High-Yield Interests.  High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Regular
Security with losses. High-Yield Interests may be held only by Eligible
Corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation)
initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

      The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular

                                       110

Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

      Tax Treatment of FASIT Ownership Securities.  A FASIT Ownership Security
represents the residual equity interest in a FASIT. As such, the holder of a
FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT. In general, the character of the income to the holder of a FASIT
Ownership Interest will be the same as the character of such income of the
FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular
Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership
Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Ownership Securities as are the holders of
High-Yield Interests. See "Material Federal Income Tax Consequences--FASIT
Securities--Treatment of High-Yield Interests."

      Rules similar to the wash sale rules applicable to REMIC Residual
Securities also apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such FASIT
Ownership Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related
FASIT Ownership Security was required to be marked-to-market under Code Section
475 by such holder, then Code Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the security's value under present law or the security's value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually. The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any
"prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

      Backup Withholding, Reporting and Tax Administration.  Holders of FASIT
Securities will be subject to backup withholding to the same extent holders of
REMIC Securities would be subject. See "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

      The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities

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will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of recombinable securities should be considered to represent
"real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly
(although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

      A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are
REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above.
Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or
"stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue

                                       112

discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such
Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such
Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of recombinable securities (an
"Exchanged Class") for several classes of recombinable securities (each, a
"Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged
Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

      An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

                                       113

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO
SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO
MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX
ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND
DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material
Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the
Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA")
and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested
(collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law").
However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section
4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in
Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29
C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations
provide that, as a general rule, the underlying assets and properties

                                       114

of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the
Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of
ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity investment in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest.
"Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii)
allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated
Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No.
D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in

                                       115

connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      -   The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the
          Plan as they would be in an arm's-length transaction with an unrelated party;

      -   The rights and interests evidenced by the Certificates acquired by the
          Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by
          Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      -   The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard &
          Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating
          Agency");

      -   The Trustee is not an affiliate of any member of the Restricted Group
          (consisting of the Underwriter, the Asset Seller, the Master Servicer,
          any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      -   The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the
          Trust Fund represents not more than the fair market value of such
          Assets; the sum of all payments made to and retained by the Master
          Servicer represent not more than reasonable compensation for the
          Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      -   The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and
          Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to
Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      -   The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      -   All loans transferred after the closing date (referred to as
          "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      -   The transfer of such additional loans to the Trust Fund during the
          Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the
          Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      -   Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest
          Rate for the loans which were transferred to the Trust Fund on the closing date;

                                       116

      -   Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      -   The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      -   Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii)
          have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of
Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated
Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the
Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust
Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust
Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement")
is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an
"eligible counterparty," (c) is purchased by a "qualified plan investor," (d)
meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the
Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b)
pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's
Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable
Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and

                                       117

the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating
Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption
("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii)
has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master
Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of
Certificates will not be withdrawn or reduced (and the terms of the Swap
Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier
Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement
has a notional principal amount and/or is written on an International Swaps and
Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not
Leveraged; (d) it does not allow any of the three preceding requirements to be

                                       118

unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable
Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan.
However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the
Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust
Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual
Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the
Exemption and (b) that the specific and general conditions set forth in the
Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE
83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the
Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In
Interest if the Plan does not pay more than fair market value for such
Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

                                       119

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in
Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust
Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to
PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the
Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts;
PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain
"in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor,
the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the
Plan and any such purchase might result in a non-exempt "prohibited transaction"
under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before

                                       120

purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.
In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris
Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme
Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances.
Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption
95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").
SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities
(including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of
Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska,
Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas,
Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina,
Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.
Investors affected by such legislation will be authorized to invest in SMMEA
Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12
U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to
Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities"

                                       121

(12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC,
the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial
Institutions Examination Council, for example, has issued a Supervisory Policy
Statement on Securities Activities effective February 10, 1992 (the "Policy
Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC,
the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage
Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of
Securities. In accordance with Section 402 of the Financial Institutions Reform,
Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the
FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners
released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of
Offered Securities offered pursuant to this Prospectus will not constitute
"mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered
Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

                                       122

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this
Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner &
Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the
Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the
Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered
Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If
Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-
off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of
1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's
Assets pending the sale of such Assets or interests therein, including the
Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset
Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic
Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the

                                       123

Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by
Dechert LLP, New York, New York or Thacher Proffitt & Wood, New York, New York.
Certain matters with respect to Delaware law will be passed upon for the
Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities.
Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section
13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial
Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered
Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange
Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may
obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at
http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

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                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated.
As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                             INDEX OF DEFINED TERMS



1986 Act............................    77
Accretion Directed..................    19
Accrual Class.......................    22
Accrual Securities..................    18
Accrued Security Interest...........    23
Agreement...........................    35
Allowable Interest Rate.............   117
Allowable Notional Amount...........   117
Amortizable Bond Premium
  Regulations.......................    74
Annual Interest Amount..............    32
Applicable Amount...................    92
ARM Loans...........................     9
Assets..............................     7
Asset Seller........................     7
Available Distribution Amount.......    22
Average Interest Rate...............   116
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    16
Buydown Period......................    16
Cash Flow Agreement.................    13
Cede................................    29
CEDEL...............................    29
CEDEL Participants..................    29
Certificates........................    18
Class Factor........................    35
Closing Date........................    82
Code................................    71
Collection Account..................    39
Combinations........................    31
Companion Class.....................    19
Component...........................    19
Component Securities................    19
Cooperative Loans...................    59
Cooperatives........................     8
Contributions Tax...................    94
Covered Trust.......................    56
CPR.................................    15
Credit Support......................    12
Deferred Interest...................    79
Definitive Securities...............    18
Depositaries........................    30
Depositor...........................     7
Designated Transactions.............   116
Determination Date..................    22
DTC.................................    28
Due Period..........................    22
Eligible C Corporation..............    98
Eligible Corporations...............   109
ERISA...............................    34
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   115
Exchanged Class.....................   113
EYS Agreement.......................   118
FASIT Qualification Test............   108
FASIT Regular Securities............   108
FASIT Ownership Securities..........   108
FDIC................................    39
Fixed Rate Class....................    21
Floating Rate Class.................    21
Government Securities...............     7
Home Equity Loans...................     9
Home Improvement Contracts..........     9
Indenture...........................    18
Indenture Trustee...................    36
Indirect Participants...............    28
Insurance Proceeds..................    40
Interest-Only Class.................    21
Inverse Floating Rate Class.........    21
Investor Based Exemptions...........   120
IO..................................   108
L/C Bank............................    57
Labor...............................   114
Legislative History.................    78
Leveraged...........................   118
Liquidation Proceeds................    40
Loan-to-Value Ratio.................     8
Lockout Class.......................    19
Manufactured Housing Contracts......     9
Master REMIC........................    81
MBS.................................     7
MBS Agreement.......................    10
MBS Issuer..........................    10
MBS Servicer........................    10
MBS Trustee.........................    10
Merrill Lynch.......................   123
Mezzanine Securities................    20
Model Law...........................   122
Mortgage Assets.....................     7
Mortgage Loan Group.................    18
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    10
Mortgages...........................     8
NAS Class...........................    19
NCUA................................   121
New Regulations.....................    80
Nonrecoverable Advance..............    25
Notional Amount Class...............    19
OID.................................    72
OID Regulations.....................    74
Originator..........................     8
OTS.................................   122
PAC.................................    19
Participation Agreement.............     8
Participation Certificate...........     8
Participants........................    28
Parties In Interest.................   114
Pass-Through Rate...................    23
Payment Lag Certificates............    88
Permitted Investments...............    40
Plan Asset Regulations..............   114
Planned Amortization Class..........    19
Plans...............................   114
Policy Statement....................   122
Pooling and Servicing Agreement.....    35
Pre-Funded Amount...................    12
Pre-Funding Period..................   116
Prepayment Assumption...............    78
Primary Mortgage Insurance Policy...    45


                                       126



Principal-Only Class................    22
Prohibited Transactions Tax.........    94
Purchase Price......................    39
PTCE................................   118
PTE.................................   115
Rating Agency.......................   116
Received Class......................   113
Recombinable Securities Trust
  Fund..............................    31
Record Date.........................    22
Refinance Loans.....................     8
Related Proceeds....................    25
Relief Act..........................    68
REMIC Certificates..................    80
REMIC Regular Certificateholders....    82
REMIC Regular Certificates..........    80
REMIC Regulations...................    71
REMIC Residual Certificateholder....    89
REMIC Residual Certificates.........    80
Retained Interest...................    48
RS Pool.............................   111
Scheduled Amortization Class........    20
Security............................    36
Security Balance....................    24
Security Owners.....................    28
Senior Securities...................    18
Senior Support Securities...........    20
Sequential Pay Class................    20
Servicing Agreement.................    35
Servicing Standard..................    43
Short-Term Note.....................   100
Similar Law.........................   114
Single Family Mortgage Loan.........     7
Single Family Property..............     7
SMMEA...............................   121
SMMEA Securities....................   121
SPA.................................    15
Step-up Class.......................    22
Strip...............................   112
Strip Class.........................    20
Stripped ARM Obligations............    79
Stripped Bond Certificates..........    76
Stripped Coupon Certificates........    76
Stripped Interest Securities........    18
Stripped Principal Securities.......    18
Subordinate Securities..............    18
Subsequent Assets...................    12
Sub-Servicer........................    43
Sub-Servicing Agreement.............    43
Subsidiary REMIC....................    81
Super-Premium Certificates..........    83
Super Senior Securities.............    20
Support Class.......................    21
Swap................................   117
Swap Agreement......................   117
TAC.................................    21
Targeted Amortization Class.........    21
Tax Counsel.........................   105
Terms and Conditions................    30
Title V.............................    66
Title VIII..........................    67
Trust Agreement.....................    35
U.S. Person.........................    71
UCC.................................    28
Underlying MBS......................     7
Underlying Mortgage Loans...........     7
Value...............................     8
Variable Rate Class.................    21
Voting Rights.......................    51
Warranting Party....................    38
Whole Loans.........................     7


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